Exhibit 10.4

SERIES CERTIFICATE AGREEMENT

by and between

FEDERAL HOME LOAN MORTGAGE CORPORATION,
in its corporate capacity

and

FEDERAL HOME LOAN MORTGAGE CORPORATION,
in its capacity as Administrator

Dated as of August 1, 2018

incorporating by reference

STANDARD TERMS OF THE SERIES CERTIFICATE AGREEMENT

Dated as of August 1, 2018

FREDDIE MAC
MULTIFAMILY M CERTIFICATES
Series M-045

$221,540,000 Class A Certificates
$39,096,296 Class B Certificates

relating to

the Bonds described herein

SPONSOR:  ATAX TEBS IV, LLC

SERIES CERTIFICATE AGREEMENT

This SERIES CERTIFICATE AGREEMENT (this “Series Certificate Agreement”) is dated as of August 1, 2018 by and between FEDERAL HOME LOAN MORTGAGE CORPORATION, in its corporate capacity (“Freddie Mac”) and FEDERAL HOME LOAN MORTGAGE CORPORATION, in its capacity as Administrator (the “Administrator”) on behalf of the Holders of the Series of Class A Certificates (the “Class A Certificates”) and the Class B Certificates (the “Class B Certificates”) (collectively, the “Certificates”) described on the cover page.  This Series Certificate Agreement incorporates by reference the Standard Terms of the Series Certificate Agreement dated as of August 1, 2018 (the “Standard Terms”), attached as Appendix A, which Standard Terms will govern the Certificates and the Series Pool except as provided in this Series Certificate Agreement.  All capitalized terms used and not defined herein shall have the meaning set forth in the Standard Terms.

RECITALS:

A.Freddie Mac desires to issue the Certificates and create the Series Pool into which the Bonds identified on Schedule 1 hereto and the other Assets related to the Certificates will be transferred.

B.The conditions to the issuance and delivery of the Certificates as provided in the Standard Terms and herein have been satisfied.

AGREEMENT:

Section 1.Freddie Mac hereby creates the Series Pool relating to the Certificates and transfers the Bonds to such Series Pool for the benefit of the Holders of the Certificates, together with all of its interest in (a) all Bond Payments made from and after the Date of Original Issue and all certificates and instruments, if any, representing the Bonds, (b) the Distribution Account and (c) all proceeds of the Bonds and the Distribution Account of every kind and nature.

Section 2.The Series Pool and the related Certificates will bear the Series designation set forth on the cover page of this Series Certificate Agreement.

Section 3.The Class A Certificates will be issued with an Initial Certificate Balance of $221,540,000 and the Class B Certificates will be issued with an Initial Certificate Balance of $39,096,296 in substantially the forms set forth in Exhibit B and Exhibit C to the Standard Terms.  Upon initial issuance, the Class A Certificates shall be registered in the name of CEDE & Co., as nominee for DTC.  Upon initial issuance, the Class B Certificates shall be registered in the name of the Sponsor and will be held in definitive form.

Section 4.The Sponsor will be ATAX TEBS IV, LLC (no successor Sponsor may be appointed under Section 3.07 of the Standard Terms).

Section 5.The Class A Certificates shall be Term Extended Rate Class A Certificates.  Term Extended Rate applicable to the Class A Certificates shall be: (i) 3.08% for each Accrual Period commencing on the Date of Original Issue to, but not including, the Accrual

Period commencing August 1, 2023, and (ii) 3.65% for the Accrual Period commencing on August 1, 2023 through the Series Expiration Date.

Section 6.The Bonds were neither deposited with nor acquired with market discount in excess of a de minimis amount within the meaning of Section 1278(a)(2)(C) of the Code determined as of the Date of Original Issue.

Section 7.The Monthly Closing Election will be made on behalf of the Series Pool, effective as of the “start-up date” (as defined in Revenue Procedure 2003-84).  The Sponsor and all Holders of Certificates (by their purchase thereof) consent to the Monthly Closing Election.  The Series Pool, the Sponsor and each Holder of Certificates (by their purchase thereof) agree to comply with the tax reporting requirements of Sections 8.02, 8.03 and 8.04 of Revenue Procedure 2003-84 (or any successor Revenue Procedure or other applicable Internal Revenue Service guidance).

Section 8.Partnership Factors shall not apply to the Series Pool.

Section 9.The provisions of the Standard Terms relating to the Reset Rate, Reset Rate Methods, Reset Dates, the LIBOR Index Rate, the Liquidity Facility, the Liquidity Provider Termination Event, Liquidity Failure, the Remarketing Agent, the Tender Option, the Reset Rate Class A Certificates, the Initial Purchaser, the remarketing of Class A Certificates, Pledged Class A Certificates and the Mandatory Tender of Class Certificates shall not be applicable to the Series Pool (other than with respect to Mandatory Tenders resulting from a Credit Provider Termination Event or a Clean-Up Event which shall be applicable to the Series Pool).

Section 10.The CUSIP Numbers for the Certificates are the following:

CUSIP Number
Class A Certificates	31350ACC0
Class B Certificates	31350ACD8

Section 11.The Notional Accelerated Principal Amortization Schedule and the Class A Certificate Notional Accelerated Principal Paydown Amount will not be applicable to the Series Pool.

Section 12.The provisions of the Standard Terms relating to the making of Administrator Advances and the payment of Daily Administrator Advance Charges will not be applicable to the Series Pool.

Section 13.The provisions of the Standard Terms relating to a Special Adjustment Event and the Mandatory Tender in connection with a Special Adjustment Event will not be applicable to the Series Pool.

Section 14.Receipt by the Administrator of a rating letter from S&P confirming the rating of the Class A Certificates as “AA+” will be an additional condition under Section 2.09 of the Standard Terms to the issuance of the Certificates.

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Section 15.The provisions of the Standard Terms relating to the Bond Payment Subaccount – Holdback within the Distribution Account will not be applicable to the Series Pool.

Section 16.The Administrator shall deposit into the Odd Lot Subaccount within the Distribution Account the sum of $4,999.99 received from the Sponsor on the Date of Original Issue for application in accordance with Section 4.03(f) of the Standard Terms.

Section 17.The following definitions shall apply with respect to the Certificates:

“Accrual Commencement Date” - shall mean August 8, 2018.

“Accrued Interest on the Bonds” means the amount of $0.00, representing the portion of the interest on the Bonds that is to accrue prior to the Accrual Commencement Date.

"Berrendo Bonds" means Public Finance Authority Multifamily Housing Revenue Bonds (Berrendo Square Apartments Project) Series 2015A.

“Bond Interest Payment Date” - shall mean the dates indicated with respect to the Bonds on Schedule 1.

"Concord at Little York Bonds" means the Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Little York Apartments Project) Series 2015A.

"Concord at Williamcrest Bonds" means the Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Williamcrest Apartments Project) Series 2015A.

“Date of Original Issue” - shall mean August 8, 2018.

“First Payment Date” - shall mean September 15, 2018.

"Laurel Bonds" means the Public Finance Authority Multifamily Housing Revenue Bonds (Laurel Crossings Apartments Project) Series 2015A.

“Rating Agency” - shall mean S&P.

"Pre-Selected Deposited Bonds" means the following Bonds: (1) Public Finance Authority Multifamily Housing Revenue Bonds (Berrendo Square Apartments Project) Series 2015A, (2) Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Gulfgate Apartments Project) Series 2015A, (3) Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Little York Apartments Project) Series 2015A, (4) Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Williamcrest Apartments Project) Series 2015A, (5) Golden State Finance Authority Multifamily Housing Revenue Bonds (Courtyard Apartments Project) 2016 Series G-1, (6) Public Finance Authority Multifamily Housing Revenue Bonds (Laurel Crossings Apartments Project) Series 2015A, (7) Golden State Finance Authority Senior Housing Revenue Bonds (Seasons Lakewood Apartments Project) 2016 Series H-1, and (8)

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Golden State Finance Authority Senior Housing Revenue Bonds (Seasons San Juan Capistrano Apartments Project) 2016 Series F-1

“Servicer” - shall mean NorthMarq Capital, LLC, or any subsequent Servicer appointed by Freddie Mac.

Section 18.References to “Administrator Fee” and “Administrator Fee Rate” will be inapplicable as long as Freddie Mac serves in such capacity.  If an Administrator other than Freddie Mac is appointed, the Administrator Fee will be payable based on an Administrator Fee Rate established by notice from Freddie Mac to such Administrator and the Sponsor; provided such Administrator Fee will be paid only from an allocated portion of the Freddie Mac Fee as set forth in such notice, and the amount of the Freddie Mac Fee will be reduced by such allocated portion.

Section 19.Notices under this Series Certificate Agreement to be provided to the Sponsor and the Rating Agency will be provided in the manner set forth in Section 14.02 of the Standard Terms as follows:

Sponsor:	ATAX TEBS IV, LLC

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

Attention: Andy Grier

Phone: 402.930.3076

E-mail: agrier@burlingtonapital.com

with a copy to:	Craig Allen

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

Phone: 402.930.3081

E-mail: callen@burlingtoncapital.com

with a copy to:	Kutak Rock LLP

1650 Farnam Street

Omaha, Nebraska 68102

Attention:  Conal Hession

Telephone: (402) 346-1148

E-mail: conal.hession@kutakrock.com

Rating Agency:	Standard & Poor’s Ratings Service

55 Water Street, 38th Floor

New York, New York 10041

Attention:  Muni Structured Group

Facsimile:  (212) 438-2152

E-mail: Pubfin_structured@spglobal.com

or to such other address as either such party from time to time provides to the other notice parties under Section 14.02 of the Standard Terms.

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Section 20.For purposes of Section 4.03(a)(i) of the Standard Terms, there is no Accrued Interest on the Bonds to be paid on the First Payment Date to the Sponsor.

Section 21.The provisions of the Standard Terms relating to Fed System shall not be applicable so long as the DTC System is in effect for the Series Pool.

Section 22.The provisions of the Standard Terms relating to the Optional Disposition Right shall not be applicable to the Series Pool.

Section 23.Notwithstanding any provisions of the Standard Terms to the contrary, including those regarding the establishment and deposit of funds into the Distribution Account and the requirement to segregate Assets of the Series Pool, for so long as Freddie Mac is the Administrator, Freddie Mac shall not be required to establish separate Distribution Accounts and related subaccounts for each Series Pool, and may comingle payments received on the Assets with its other assets provided it at all times maintains accurate books and records with respect to all amounts of principal, interest and prepayment premium, if any, received on the Assets and amounts paid out on the Certificates and otherwise complies with the terms of the Standard Terms.

[Signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Series Certificate Agreement to be duly executed by their respective duly authorized officers or signatories as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE CORPORATION, in its corporate capacity

By:	/s/ Curtis Melvin
Curtis Melvin
Multifamily, Production Director

FEDERAL HOME LOAN MORTGAGE CORPORATION, as Administrator

By:	/s/ Curtis Melvin
Curtis Melvin
Multifamily, Production Director

[Signature Page to Series Certificate Agreement - Series M-045 – ATAX TEBS IV]

SPONSOR ACCEPTANCE

The Sponsor hereby acknowledges, accepts and agrees to the terms of this Series Certificate Agreement.

ATAX TEBS IV, LLC, a Delaware limited liability company, as Sponsor

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (f/k/a America First Tax Exempt Investors, L.P.), its sole member

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

		By:	BURLINGTON CAPITAL LLC, a Delaware limited liability company, its general partner

			By:	/s/ Craig S. Allen
Craig S. Allen Chief Financial Officer

[Acceptance Page to Series Certificate Agreement - Series M-045 – ATAX TEBS IV]

S-2

SCHEDULE 1
DESCRIPTION OF THE BONDS
(SERIES M-045)

Bond Issue and Series	Original Issue Date	Project Name and Location	CUSIP #	Outstanding Amount Deposited	Interest Rate	Stated Maturity Date	Bond Trustee	Bond Counsel	Deposit Price	Bond Interest Payment Dates	Subject to Stabilization	Mandatory Purchase Date (1)
Custodial receipt related to Washington State Housing Finance Commission Multifamily Housing Revenue Bonds (15 West Apartments Project) Series 2014A	07/02/2014	15 West Apartments Vancouver, Washington	93978PPE1	$9,757,976	6.25% per annum	07/01/2054	U.S. Bank National Association	Pacifica Law Group	100%	First day of each month	No	07/01/2034
Custodial receipt related to Public Finance Authority Multifamily Housing Revenue Bond (Berrendo Square Apartments Project) Series 2015A	11/16/2015	Berrendo Square Apartments San Antonio, Texas	74441XFH7	$6,863,553	6.00% per annum	12/01/2052	U.S. Bank National Association	Norton Rose Fulbright US LLP	100%	First day of each month	No	07/01/2034
Custodial Receipts Relating to City of Dallas Housing Finance Corporation Multifamily Housing Revenue Bonds (Bruton Apartments) Series 2014	08/07/2014	Bruton Apartments Dallas, TX	235298BL9	$17,973,715	6.00% per annum	08/01/2054	Wilmington Trust, National Association	Bracewell LLP	100%	First day of each month	No	07/01/2034
Custodial receipt related to South Carolina State Housing Finance and Development Authority Multifamily Housing Revenue Bond (Columbia Gardens) Series 2015	12/17/2015	Columbia Gardens Columbia, South Carolina	83712EGV0	$13,106,000	5.50% per annum	12/01/2050	U.S. Bank National Association	Howell Linkous & Nettles, LLC	100%	First Business Day of each month	No	07/01/2034
Custodial Receipts Relating to Public Finance Authority Multifamily Housing Revenue Bonds (Companion at Thornhill Apartments Project) Series 2016	01/04/2016	Companion at Thornhill Apartments Lexington, SC	74441XFG9	$11,332,246	5.80% per annum	01/01/2052	U.S. Bank, National Association	Parker Poe Adams & Bernstein LLP	100%	First day of each month	No	07/01/2034

(1)

Where applicable, purchase price is at par with no premium.  The custodian for the related custodial receipts has been irrevocably instructed to provide notice on a timely basis to the related Bond Trustee to establish the specified Mandatory Purchase Date for the related Bonds.

Schedule 1-1

Bond Issue and Series	Original Issue Date	Project Name and Location	CUSIP #	Outstanding Amount Deposited	Interest Rate	Stated Maturity Date	Bond Trustee	Bond Counsel	Deposit Price	Bond Interest Payment Dates	Subject to Stabilization	Mandatory Purchase Date (1)
Custodial receipt related to Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Gulfgate Apartments Project) Series 2015A	01/29/2015	Concord at Gulfgate Apartments Houston, Texas	74441XFD6	$19,185,000	6.00% per annum	02/01/2032	U.S. Bank National Association	Bracewell & Giuliani LLP	100%	First day of each month	No	N/A
Custodial receipt related to Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Little York Apartments Project) Series 2015A	01/29/2015	Concord at Little York Apartments Houston, Texas	74441XFE4	$13,440,000	6.00% per annum	02/01/2032	U.S. Bank National Association	Bracewell & Giuliani LLP	100%	First day of each month	No	N/A
Custodial receipt related to Public Finance Authority Multifamily Housing Revenue Bonds (Concord at Williamcrest Apartments Project) Series 2015A	01/29/2015	Concord at Williamcrest Apartments Houston, Texas	74441XFF1	$20,820,000	6.00% per annum	02/01/2032	U.S. Bank National Association	Bracewell & Giuliani LLP	100%	First day of each month	No	N/A
Custodial receipt related to Golden State Finance Authority Multifamily Housing Revenue Bonds (Courtyard Apartments Project) 2016 Series G-1	12/05/2016	Courtyard Apartments Fullerton, California	38122CAV8	$10,230,000	5.00% per annum	12/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial receipt related to Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Decatur-Angle Apartments) Series 2014	02/26/2014	Decatur-Angle Apartments Fort Worth, Texas	88275ADL1	$22,686,225	5.75% per annum	01/01/2054	Wilmington Trust, National Association	Bracewell & Giuliani LLP and Bates & Coleman, P.C.	100%	First day of each month	No	07/01/2034
Custodial receipt related to Golden State Finance Authority Multifamily Housing Revenue Bonds (Harmony Court Bakersfield Apartments Project) 2016 Series E-1	11/21/2016	Harmony Court Bakersfield Bakersfield, California	38119VAL3	$3,730,000	5.00% per annum	12/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial receipt related to Golden State Finance Authority Senior Housing Revenue Bonds (Harmony Terrace Apartments Project) 2016 Series I-1	12/19/2016	Harmony Terrace Apartments Simi Valley, California	38119VAP4	$6,900,000	5.00% per annum	01/01/2034	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A

Schedule 1-2

Bond Issue and Series	Original Issue Date	Project Name and Location	CUSIP #	Outstanding Amount Deposited	Interest Rate	Stated Maturity Date	Bond Trustee	Bond Counsel	Deposit Price	Bond Interest Payment Dates	Subject to Stabilization	Mandatory Purchase Date (1)
Custodial receipt related to Golden State Finance Authority Multifamily Housing Revenue Bonds (Las Palmas II Apartments Project) 2016 Series A-1	09/26/2016	Las Palmas II Apartments Coachella, California	38122CAS5	$1,695,000	5.00% per annum	11/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial receipt related to Public Finance Authority Multifamily Housing Revenue Bond (Laurel Crossings Apartments Project) Series 2015A	11/16/2015	Laurel Crossings Apartments San Antonio, Texas	74441XFJ3	$7,496,913	6.00% per annum	12/01/2052	U.S. Bank National Association	Norton Rose Fulbright US LLP	100%	First day of each month	No	07/01/2034
Custodial receipt related to Capital Area Housing Finance Corporation Multifamily Housing Revenue Bonds (Oaks at Georgetown Apartments Project) 2016 Series A-1	12/19/2016	Oaks at Georgetown Apartments Georgetown, Texas	139726CJ0	$12,330,000	5.00% per annum	01/01/2034	BOKF, NA	Chapman and Cutler LLP	100%	First day of each month	No	N/A
Custodial receipt related to San Antonio Housing Trust Finance Corporation Multifamily Housing Revenue Bonds (Palo Alto Apartments) Series 2015	07/13/2015	Palo Alto Apartments San Antonio, Texas	79626PAG7	$19,529,643	5.80% per annum	07/01/2058	Amegy Bank National Association	Norton Rose Fulbright US LLP	100%	First day of each month	No	07/01/2034
Custodial receipt related to Golden State Finance Authority Multifamily Housing Revenue Bonds (San Vicente Townhomes Project) 2016 Series C-1	09/26/2016	San Vicente Townhomes Soledad, California	38122CAR7	$3,495,000	5.00% per annum	11/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial receipt related to Golden State Finance Authority Senior Housing Revenue Bonds (Seasons Lakewood Apartments Project) 2016 Series H-1	12/15/2016	Seasons Lakewood Apartments Lakewood, California	38119VAM1	$7,350,000	5.00% per annum	01/01/2034	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial receipt related to Golden State Finance Authority Senior Housing Revenue Bonds (Seasons San Juan Capistrano Apartments Project) 2016 Series F-1	12/15/2016	Seasons San Juan Capistrano Apartments Project San Juan Capistrano, California	38119VAN9	$12,375,000	5.00% per annum	01/01/2034	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A

Schedule 1-3

Bond Issue and Series	Original Issue Date	Project Name and Location	CUSIP #	Outstanding Amount Deposited	Interest Rate	Stated Maturity Date	Bond Trustee	Bond Counsel	Deposit Price	Bond Interest Payment Dates	Subject to Stabilization	Mandatory Purchase Date (1)
Custodial Receipts Relating to Golden State Finance Authority Senior Housing Revenue Bonds (Seasons at Simi Valley Apartments Project) 2015 Series A-1	08/27/2015	Simi Valley Apartments Simi Valley, CA	38119VAK5	$4,339,349	5.75% per annum	09/01/2032	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial Receipts Relating to Golden State Finance Authority Multifamily Housing Revenue Bonds (Summerhill Family Apartments Project) 2016 Series D-1	11/21/2016	Summerhill Family Apartments Bakersfield, CA	38122CAU0	$6,423,000	5.00% per annum	12/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial Receipts Relating to Golden State Finance Authority Multifamily Housing Revenue Bonds (Sycamore Walk Project) 2015 Series B-1	12/18/2015	Sycamore Walk Apartments Bakersfield, CA	38122CAQ9	$3,610,556	5.25% per annum	01/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial Receipts Relating to Golden State Finance Authority Multifamily Housing Revenue Bonds (Village at Madera Apartments Project) 2016 Series B-1	11/21/2016	Village at Madera Apartments Madera, CA	38122CAT3	$3,085,000	5.00% per annum	12/01/2033	Wilmington Trust, National Association	Kutak Rock LLP	100%	First day of each month	No	N/A
Custodial Receipts Relating to South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Village at River’s Edge) Series 2015	05/20/2015	Village at River’s Edge Columbia, SC	83712EGX6	$9,959,119	6.00% per annum	06/01/2033	U.S. Bank, National Association	Parker Poe Adams & Bernstein LLP	100%	First day of each month	No	N/A
Custodial Receipts Relating to South Carolina State Housing Finance and Development Authority Multifamily Housing Revenue Bonds (Willow Run Apartments) Series 2015	12/17/2015	Willow Run Apartments Columbia, SC	83712EGW8	$12,923,000	5.50% per annum	12/01/2050	U.S. Bank, National Association	Howell Linkous & Nettles, LLC	100%	First Business Day of each month	No	07/01/2034

Schedule 1-4

APPENDIX A

STANDARD TERMS

DMEAST #34589798 v4

FREDDIE MAC

MULTIFAMILY M CERTIFICATES

STANDARD TERMS OF THE

SERIES CERTIFICATE AGREEMENT

DATED AS OF AUGUST 1, 2018

The Multifamily M Certificates will represent undivided ownership interests in a pool of tax-exempt Bonds issued to finance multifamily affordable housing mortgages.  “Bonds” include tax-exempt mortgage loans or municipal securities issued for such purpose as well as custodial receipts, trust receipts or any other similar instruments evidencing an ownership interest in tax-exempt mortgage loans or municipal securities held in a pass-through arrangement.  Each offering of Multifamily M Certificates will be issued as a Series.  Each Series will be comprised of Class A Certificates and Class B Certificates that have different specified rights in the related Series Pool (the Class A Certificates and Class B Certificates, collectively, the “Certificates”).  Each Series Pool will be separate from each other Series Pool, and the Certificates of any Series will relate only to the assets of a single Series Pool.

Freddie Mac uses standard documentation and terms for the creation, issuance and sale of each Series of Certificates.  This documentation includes the Offering Circular and an Offering Circular Supplement for each Series and the Series Certificate Agreement.  The Series Certificate Agreement will incorporate the Standard Terms set forth below.  Freddie Mac will execute the Series Certificate Agreement in its corporate capacity and in its capacity as Administrator of the Series Pool.  In its corporate capacity, Freddie Mac will act as the Depositor, the Certificate Registrar, the Pledge Custodian, the guarantor and the liquidity provider, if applicable.  The Standard Terms provide that other entities may serve some of these functions (other than serving as guarantor or liquidity provider).

These Standard Terms will not be effective as to any Certificates until these Standard Terms are incorporated into a Series Certificate Agreement creating the related Series.  If a conflict arises between the provisions of a Series Certificate Agreement and these Standard Terms, the provisions of the Series Certificate Agreement will control.

ii

i

Article XIV
MISCELLANEOUS
Section 14.01	Acts of Holders	67
Section 14.02	Notices	67
Section 14.03	Notices to Holders; Waiver	67
Section 14.04	Successors and Assigns	67
Section 14.05	Severability	68
Section 14.06	Benefits of Series Certificate Agreement	68
Section 14.07	Governing Law	68
Section 14.08	Counterparts	68
Section 14.09	Non-Petition Covenants	68

Exhibit A	--	Definitions	A-1
Exhibit B	--	Form of Class A Certificates (DTC Only)	B-1
Exhibit C	--	Form of Class B Certificates	C-1
Exhibit D	--	Form of Class B Investor Letter	D-1

Article I
DEFINITIONS, CERTAIN CALCULATIONS AND RULES OF CONSTRUCTION

Section 1.01Definitions.  Whenever used in these Standard Terms, capitalized terms will have the meaning for those terms provided in Appendix I to the Offering Circular, which appendix is attached as Exhibit A.

Section 1.02Certain Interest Calculations.  The computation of interest on any Certificate when any Weekly Reset Rate Method or Monthly Reset Rate Method is in effect will be performed on the basis of a 365 or 366-day year for the actual number of days elapsed during each Accrual Period.  The computation of interest on any Certificate when any Term Reset Rate Method, Term Extended Rate or LIBOR Index Rate is in effect will be performed on the basis of a 360-day year consisting of twelve 30-day months for each Accrual Period.  However, if interest on any Bond is calculated as if each year consisted of twelve 30-day months, and if the computation of any Required Class A Certificate Interest Distribution Amount on the basis of the actual number of days elapsed would result in an amount in excess of the interest due on the related Bonds for the applicable period, then the Required Class A Certificate Interest Distribution Amount will be reduced by the amount of such excess.

Section 1.03Other Definitional Provisions.  All capitalized terms used in any certificate or other documents delivered pursuant to these Standard Terms and not otherwise defined in such documents will have the meanings assigned to such terms in these Standard Terms.

Section 1.04Rules of Construction.  Unless the context or use indicates a different meaning or intent, the following rules will apply to the construction of the Series Certificate Agreement:

(a)Words in the singular will include the plural and vice versa.

(b)The captions and headings of these Standard Terms are solely for convenience of reference and neither constitute a part of the Series Certificate Agreement nor affect its meaning.

(c)All references to a particular time of day will be to Washington, D.C. time.

(d)References to Sections, Articles, Schedules and Exhibits will be to Sections, Articles, Schedules and Exhibits of or to the Series Certificate Agreement unless a different document is specified.

(e)Whenever an action is to be taken by Freddie Mac under the Series Certificate Agreement, unless such action is designated to be taken by Freddie Mac as Administrator, such action is to be taken by Freddie Mac in its corporate capacity.  If an action is to be taken by the Sponsor, it will be taken by the Person designated by Freddie Mac as Sponsor in the Series Certificate Agreement or, if undesignated, by Freddie Mac.

Article II
THE CERTIFICATES AND THE SERIES POOL

Section 2.01Classes of Certificates. (a)  The Class A Certificates.  All Class A Certificates will be identical in all respects except for their designated number and denominations and will be issued in book-entry only form.  All Class A Certificates issued under the Series Certificate Agreement will be equally and proportionately entitled to the benefits of the Series Certificate Agreement without preference, priority or distinction, except as indicated in these Standard Terms and the Series Certificate Agreement with respect to Pledged Class A Certificates.  Class A Certificates maintained on the DTC System will be in substantially the form indicated in Exhibit B.  Class A Certificates maintained on the Fed System will be evidenced only by an entry on the books and records of a Federal Reserve Bank.

(b)The Class B Certificates.  All Class B Certificates will be identical in all respects except for their designated number and denominations and will be issued and held in certificated form.  All Class B Certificates issued under the Series Certificate Agreement will be equally and proportionately entitled to the benefits of the Series Certificate Agreement without preference, priority or distinction.  The Class B Certificates will be in substantially the form indicated in Exhibit C.

Section 2.02Book-Entry Only for Class A Certificates; the Fed System; the DTC System.

(a)  Book-Entry Only.  The Administrator shall issue, maintain and transfer the Class A Certificates on either (i) the Fed System or (ii) the DTC System, as elected from time to time by Freddie Mac.

(b)The Fed System.

(i)To the extent the Class A Certificates are maintained on the Fed System, this Section 2.02(b) will override any other conflicting provisions of these Standard Terms (including any provisions with respect to payments being made through DTC), except in the case of provisions governing Pledged Class A Certificates.  Class A Certificates maintained on the Fed System shall be evidenced only by an entry on the books and records of a Federal Reserve Bank.  Neither Holders nor beneficial owners of such Class A Certificates shall receive certificates.  Class A Certificates maintained on the Fed System shall at all times remain on deposit with a Federal Reserve Bank in accordance with the provisions of the Fed System Book-Entry Rules.  The issuance and recordation of, and transfers of interests (including security interests) in, such Class A Certificates maintained on the Fed System shall be governed by the Fed System Book-Entry Rules and such procedures as shall be agreed upon from time to time by the Administrator and the Federal Reserve Banks. A Federal Reserve Bank shall act only upon the instructions of the Holder in recording transfers of securities maintained on the Fed System.

(ii)Payments on the Class A Certificates maintained on the Fed System shall be made by crediting the Class A Holders' accounts at the Federal Reserve Bank on the applicable Payment Date.

(iii)Transfers of Class A Certificates maintained on the Fed System shall also be subject to any applicable Federal Reserve Bank minimum wire transfer requirements.  The Federal Reserve Banks shall maintain a book-entry recordkeeping system for all transactions in such Class A Certificates.

(iv)Except as otherwise provided herein, so long as the Class A Certificates are maintained on the Fed System, the Administrator may treat the Holder as the sole and absolute owner of the Class A Certificates for all purposes whatsoever, including, without limitation, the payment of distributions to Holders of Class A Certificates, giving or receiving notices of redemption, tender and other matters with respect to the Class A Certificates and the selection of Class A Certificates for redemption or tender.

(v)Freddie Mac may elect (with the consent of the Sponsor) to terminate the Fed System with respect to the Class A Certificates, and in such event will either appoint DTC as the securities depository (or appoint another securities depository satisfying the terms of Section 2.02(c)) or terminate the book-entry system for the Class A Certificates.  When the Administrator receives notice from Freddie Mac that the Fed System has been terminated, the Administrator will, at least 10 days before such appointment or termination is effective, give notice of such event to the Registered Holders and will inform them either (i) of the name and address of the securities depository pursuant to which the Class A Certificates will be maintained or (ii) the time and place where certificated Class A Certificates may now be obtained by Holders of the Class A Certificate if the book-entry system has been terminated.

(c)The DTC System.

(i)To the extent the Class A Certificates are maintained on the DTC System, this Section 2.02(c) will override any other conflicting provisions of these Standard Terms, except in the case of provisions governing Pledged Class A Certificates.  Class A Certificates maintained on the DTC System will be registered in the name of Cede & Co., as nominee for DTC, provided that Cede & Co. may register the transfer of such Certificates to another nominee for DTC.  There will be one Global Class A Certificate, except as otherwise requested by DTC.  The procedures for making payments on such Class A Certificates and for giving any notice or other communication that is permitted or required to be given to Holders of such Class A Certificates under these Standard Terms, will comply in all respects with DTC’s rules and operational arrangements, and, notwithstanding any other provisions in these Standard Terms, the Administrator and Freddie Mac agree to comply with all rules and operational arrangements of DTC, as such rules and operational arrangements change from time to time.  The exercise by Holders and Registered Holders of such Class A Certificates of the Tender Option, mandatory tender rights, rights to retain such Class A Certificates subject to mandatory tender, rights to convert Class B Certificates to such Class A Certificates, the Optional Disposition Right and all other rights granted to such Holders or Registered Holders under the Series Certificate Agreement will be made in accordance with DTC’s rules and operational arrangements, as such rules and operational arrangements change from time to time.

(ii)If, pursuant to DTC’s rules and operating procedures, DTC gives notice to the Administrator, that DTC will discontinue providing its services as securities depository for the Class A Certificates or if Freddie Mac elects to terminate the services of DTC as securities depository with respect to the Class A Certificates, Freddie Mac will, in its sole discretion, either appoint a successor securities depository or terminate the book-entry system for the Class A Certificates.

(iii)Any successor securities depository must be a clearing agency registered with the Commission pursuant to Section 17A of the Securities Exchange Act, and must enter into an agreement with Freddie Mac and the Administrator agreeing to act as the depository and clearing agency for all the Class A Certificates.  After any such agreement has become effective, DTC will present all the Class A Certificates for registration of transfer in accordance with Section 2.05, and the Administrator will register them in the name of the successor securities depository or its nominee.  If a successor securities depository has not entered into such agreement or otherwise accepted such position at least 10 days before the effective date of termination of DTC’s services, the book-entry system will automatically terminate and may not be reinstated without the consent of all the Holders of the Class A Certificates.

(iv)If a successor securities depository is appointed, or the Administrator receives notice from Freddie Mac that the book-entry system has been terminated, the Administrator will, at least 10 days before such appointment or termination is effective, give notice of such event to the Registered Holders and will inform them either (i) of the name and address of the successor securities depository or (ii) that certificated Class A Certificates may now be obtained by Holders of the Class A Certificates, or their nominees, when proper instructions have been given to DTC by the relevant DTC Participant and when DTC has complied with the provisions of the Series Certificate Agreement regarding registration of transfers.

(v)The Administrator and Freddie Mac may enter into an amendment to these book-entry terms to make those changes that are necessary or appropriate if the Class A Certificates will not be held by DTC or its nominee.

(vi)None of Freddie Mac, the Administrator or the Remarketing Agent will be liable to any Person, including any DTC Participant, Indirect DTC Participant or any Person claiming any interest in any Certificate under or through DTC, any DTC Participant or Indirect DTC Participant, for any action or failure to act or delay in action by DTC, any DTC Participant or Indirect DTC Participant.  In particular, none of Freddie Mac, the Administrator or the Remarketing Agent will have any obligation with respect to the accuracy of any records maintained by DTC, any DTC Participant or Indirect DTC Participants, the payment by such parties of any amount in respect of any Certificate, any notice or other communication that is permitted or required to be given to Holders or under these Standard Terms or which is permitted or required to be given under the Letter of Representations, the failure of DTC to effect any transfer, the selection by DTC, any DTC Participant or Indirect DTC Participant of any Person to receive payment in the event of a partial redemption of the Bonds, or any consent given by DTC as Registered Holder.

(vii)Except as otherwise provided herein, so long as the Class A Certificates are registered in the name of DTC or its nominee, the Administrator may treat DTC or its nominee as, and deem DTC or its nominee to be, the sole and absolute owner of the Class

A Certificates for all purposes whatsoever, including, without limitation, the payment of distributions to Holders of Class A Certificates, giving or receiving notices of redemption, tender and other matters with respect to the Class A Certificates and the selection of Class A Certificates for redemption or tender.

(viii)DTC shall be responsible for transmitting information and payments to its participants, who will be responsible for transmitting such information and payments to Indirect DTC Participants and the Holders.

(ix)Any requirements of surrender of Class A Certificates under these Standard Terms will be inapplicable if contrary to the rules and operational procedures of DTC, or if DTC and the Administrator agree to waive them, and an appropriate notation will instead be made on the related Class A Certificates then in the possession of DTC or its nominee.

Section 2.03Denominations.  The Certificates will be issued in registered form in any Authorized Denomination.

Section 2.04Execution and Authentication; Persons Deemed Owners.  A Responsible Officer acting on behalf of the Administrator will execute and authenticate the Certificates by manual or facsimile signature.  The signature of an authorized Responsible Officer will bind the Administrator even if the Responsible Officer ceases to hold such office prior to the authentication and delivery of such Certificates or at the date of issuance of such Certificates.

Section 2.05Registration of Transfer and Exchange.  (a)  The Administrator will act as the initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in these Standard Terms and in accordance with the standard procedures of the Administrator.  Upon any resignation of the Certificate Registrar, Freddie Mac will promptly appoint a successor Certificate Registrar or, in the absence of such appointment, assume the duties of Certificate Registrar.  The Certificate Registrar will appoint an office or agency in McLean, Virginia where the Certificates may be surrendered for registration of transfer or exchange, and presented for final payment, and where notice and demands to or upon the Certificate Registrar with respect to the Certificates may be served, which office will initially be the Delivery Office.

(b)All Certificates issued in connection with any transfer or exchange will be entitled to the same benefits under the Series Certificate Agreement as the Certificates that were surrendered.

(c)A Holder will not be required to pay a service charge for any transfer or exchange of Certificates, but may be required to pay a transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.  If any such tax or governmental charge is imposed but is not paid by the transferee or transferor, but is paid by the Administrator, the Administrator will have the right to be reimbursed the amount of such payment from the Bond Payment Subaccount, as described in Section 4.03.

(d)If an exercise of the Tender Option or Optional Disposition Right occurs with respect to a portion, but not all, of a Class A Certificate, the Administrator will execute, authenticate and deliver to the applicable Class A Holder, in exchange for the surrendered Class A Certificate, one or more new Class A Certificates, in Authorized Denominations, having an aggregate Current Certificate Balance equal to the Current Certificate Balance of that portion of the surrendered Class A Certificate for which the Tender Option or Optional Disposition Right was not exercised.

(e)The Sponsor may at any time deliver to the Administrator for cancellation any Certificates previously authenticated and delivered hereunder which the Sponsor may have acquired, and all Certificates so delivered shall be promptly cancelled by the Administrator.

Section 2.06Transfer Restrictions Related to Class B Certificates.  Without the prior written consent of Freddie Mac, no Class B Certificate may, in whole or in part, be sold, assigned, pledged, hypothecated or otherwise transferred (including any transfer of a beneficial interest) nor may any liens, security interests, options or other charges or encumbrances be granted with respect to the Class B Certificates.  Any transfer of the Class B Certificates will require the delivery to the Administrator of an Investor Letter by the Person acquiring an interest substantially in the form attached as Exhibit D.

Section 2.07Mutilated, Destroyed, Lost or Stolen Certificates.  (a)  If any mutilated Certificate is surrendered to the Certificate Registrar or the Administrator, the Administrator will execute, authenticate and deliver in exchange a new Certificate of the same type, and having the same Current Certificate Balance as the surrendered Certificate.  If a Holder of a destroyed, lost or stolen Certificate provides an affidavit to the Administrator of such occurrence and indemnity satisfactory to the Certificate Registrar or the Administrator, the Administrator will execute, authenticate and deliver in exchange a new Certificate of the same type, and having the same Current Certificate Balance as the destroyed, lost or stolen Certificate.  Every new Certificate issued pursuant to this paragraph in lieu of any mutilated, destroyed, lost or stolen Certificate will be entitled to all the benefits of the Series Certificate Agreement equally and proportionately with any and all other Certificates properly issued under the Series Certificate Agreement, whether or not the mutilated, destroyed, lost or stolen Certificate is at any time enforceable by anyone.  The provisions of this paragraph are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

(b)When any new Certificate is issued under this Section 2.07, the Certificate Registrar or the Administrator may require that the Holder pay any transfer tax or other governmental charge that may be imposed in relation to the creation, issuance, transfer or registration of the new Certificate and any other reasonable related expenses (including the fees and expenses of the Certificate Registrar or the Administrator).  If any such amount is not paid by the transferee or transferor, but is paid by the Administrator, the Administrator will have the right to be reimbursed the amount of such payment from the Bond Payment Subaccount, as described in Section 4.03.

Section 2.08No Additional Liabilities or Indebtedness.  Unless a Series Certificate Agreement provides otherwise, none of the Administrator, the parties to the Series Certificate Agreement or the Holders of Certificates will cause the Series Pool to incur, assume or guarantee any liability or indebtedness.  The Administrator will have no power or authority to assign, transfer or pledge any of the Assets of any Series Pool to any Person or otherwise dispose of any Assets of any Series Pool, except as otherwise permitted or required by the Series Certificate Agreement.

Section 2.09Initial Authentication and Delivery of Certificates.  The initial Certificates will be executed, authenticated and delivered by the Administrator only after Freddie Mac executes the Series Certificate Agreement and thereby directs the execution, authentication and delivery of the Certificates.  The Series Certificate Agreement will identify the Persons in whose names the Class A Certificates are to be registered, the Current Certificate Balances to be registered to each such Person, and also state that the Class B Certificates are to be registered in the name of the Sponsor, but only after each of the following is delivered or has occurred:

(1)The Bonds.  The Bonds have been acquired by Freddie Mac and transferred to the Series Pool created by the Series Certificate Agreement.

(2)Initial Deposits.  The initial deposit of cash required by the Series Certificate Agreement, if applicable, has been deposited in the Distribution Account.

(3)Opinion of Counsel.  An Opinion of Tax Counsel, dated the Date of Original Issue, with respect to certain tax matters and an opinion of the General Counsel or one of the Deputy General Counsels to Freddie Mac dated the Date of Original Issue with respect to the status of the Certificates as exempt securities within the meaning of the laws administered by the United States Securities and Exchange Commission, and certain other matters pertaining to the authorization and enforceability of the Series Certificate Agreement.

(4)Reimbursement Agreement.  The original executed Reimbursement Agreement has been delivered to the Administrator.

(5)Sponsor’s Acceptance.  If the Sponsor is designated by Freddie Mac in the Series Certificate Agreement, an acceptance by the Sponsor of its obligations set forth in the Series Certificate Agreement.

(6)Rating Letters.  To the extent receipt of a rating letter is a condition to the issuance of any Certificates as provided in the Series Certificate Agreement, a favorable letter from the Rating Agency.

Section 2.10Identification of the Assets to a Series Pool. (a)  Freddie Mac acknowledges its ownership of the Bonds on the Date of Original Issue.  By its execution of the Series Certificate Agreement, Freddie Mac will simultaneously transfer the Bonds to the  Series Pool created by the Series Certificate Agreement for the benefit of the Holders of the related Certificates, together with all of its interest in (a) the Bonds, including all Bond Payments made from and after the Date of Original Issue and all certificates and instruments, if any, representing the Bonds, (b) the Distribution Account and (c) all proceeds of the Bonds and the Distribution Account of every kind and nature.

(b)Freddie Mac will segregate the Assets of each Series Pool from all of its general assets and from any other bonds in its possession, and will hold the Assets of each Series Pool at all times during the existence of the Series Pool for the benefit of the related Holders.  The Holders of the Class A Certificates and Class B Certificates will have the respective rights with respect to the Assets specified for each Class as set forth in the Series Certificate Agreement.

Section 2.11Delivery and Possession of Bonds. The Bonds identified to a Series Pool will not be subject to any Lien in favor of the Administrator (provided, Freddie Mac in its corporate capacity will be the beneficiary of the pledge of  any Pledged Class A Certificates).

Section 2.12Purposes and Powers.  The Series Pool has been formed for the sole purpose of, and will engage only in the following activities:  (a) acquiring, owning, holding and selling the Assets of the Series Pool in accordance with the terms hereof; (b) issuing and selling Certificates as provided in the Series Certificate Agreement; and (c) such other activities as may be required by the express terms of the Series Certificate Agreement in connection with the conservation and administration of the Assets of the Series Pool and distributions to Holders.

Section 2.13Recharacterization.  The parties intend that the transfer of the Assets to the Series Pool will be an acquisition by the Administrator on behalf of the Holders of all of Freddie Mac’s interest in the Series Pool Assets.  The parties do not intend that such transfer be deemed a pledge of the Series Pool Assets by Freddie Mac to secure a debt or other obligation of Freddie Mac.  However, if, in spite of the parties’ intent, the Series Pool Assets are held by a court to continue to be the property of Freddie Mac (a) the Series Certificate Agreement will be deemed a security agreement within the meaning of the applicable UCC, and may be properly filed as a financing statement and (b) the transfer of the Series Pool Assets will be deemed a Grant by Freddie Mac to the Administrator of an interest in all of Freddie Mac’s interest in the Series Pool Assets, and all amounts payable to the holders of the Series Pool Assets in accordance with the terms of the Series Certificate Agreement, and all related proceeds.  Any assignment of the interests of the Holders of the Certificates pursuant to any provision of the Series Certificate Agreement will also be deemed to be an assignment of any security interest created by this recharacterization provision.  The Administrator will cause to be filed UCC financing statements on a periodic basis as necessary to maintain a security interest in the Series Pool Assets in favor of the Administrator in the event of any such recharacterization.

Section 2.14Decrease of Aggregate Outstanding Class B Certificate Balance.  On any day that is (A)(i) a Reset Date for the applicable Reset Rate Method or (ii) a Business Day with the prior written consent of 100% of the Holders of Class A Certificates and (B) at least 10 Business Days following the delivery of notice of the below conversion to the Registered Holders, with the prior written consent of Freddie Mac, the Sponsor, if a Holder of Class B Certificates, acting alone or all of the Holders of Class B Certificates acting together, may direct the Administrator to convert a specified Current Certificate Balance of Class B Certificates to an equivalent Current Certificate Balance of Class A Certificates.  If the Sponsor is the directing Holder alone, the Current Certificate Balance of Class B Certificates to be converted may be equal to or less than the Current Certificate Balance that it holds, subject to maintaining a minimum Current Certificate Balance of Class B Certificates of $5,000.  If all Holders of Class B Certificates make such direction, the Current Certificate Balance of Class B Certificates to be converted for each such Holder will be proportional to each Holder’s Current Certificate Balance of Class B Certificates prior to conversion, subject to the Sponsor’s maintaining a minimum Current Certificate Balance of Class B Certificates of $5,000.  Any such conversion will be effected by delivering to the Administrator (A) at least 15 Business Days prior to the date on which such conversion is to occur (i) a written request to increase the Current Certificate Balance of such Class A Certificates, and (ii) the written consent of Freddie Mac, and (B) on the date of the conversion, an equivalent Current Certificate Balance of Class B Certificates.  The Administrator will promptly notify Freddie Mac and DTC of the resulting reduction in the Aggregate Outstanding Class B Certificate Balance and the corresponding increase in the Aggregate Outstanding Class A Certificate Balance, and the Liquidity Commitment will be increased accordingly.

Article III
SPONSOR COVENANTS; RELEASE EVENT

Section 3.01Negative Covenants.  The Sponsor will not:

(i)sell, transfer, exchange or otherwise dispose of, or Grant a Lien on, any Series Pool Assets; or

(ii)claim any credit or deduction with respect to the principal or interest payable on the Certificates or pursuant to the Credit Enhancement or the Liquidity Facility (other than amounts properly withheld from such payments under the Code or other applicable tax law) on its federal, state or local income tax filings.

Section 3.02Other Obligations.  Subject to Section 3.05, the Sponsor accepts all of its obligations under each of the Documents and will comply in all material respects with any obligations that are imposed on the Sponsor pursuant to any of such Documents, whether or not explicitly set forth in the Series Certificate Agreement.

Section 3.03Maintenance of Office or Agency.  The Sponsor will maintain an office where notices to the Sponsor in connection with the Certificates and the Series Certificate Agreement may be served.  The Sponsor will give prompt written notice to Freddie Mac, the Administrator and the Remarketing Agent of any change in the location of any notice office.

Section 3.04Payment of Certain Fees and Expenses. The Series Certificate Agreement and the Reimbursement Agreement will provide for the payment to Freddie Mac of the Freddie Mac Fee.  The Sponsor also agrees:

(a)except as otherwise expressly provided in the Series Certificate Agreement, to pay, or cause to be paid, to the Administrator (if different than Freddie Mac) the Administrator Fee; to pay, or cause to be paid, to the Remarketing Agent, if any, the Remarketing Agent Fee (each to the extent not paid from funds received by the Series Pool); and to pay, or cause to be paid, to the Initial Purchaser, any amounts owed to the Initial Purchaser pursuant to the Remarketing Agreement (if applicable) in connection with issuing and selling the Class A Certificates and preparing all related offering documents;

(b)except as otherwise expressly provided in the Series Certificate Agreement or the last paragraph of Section 3.5 of the Reimbursement Agreement, to reimburse or cause reimbursement of the Administrator for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with the

Series Certificate Agreement (including the reasonable compensation, expenses and disbursements of its respective agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith, fraud or willful misconduct; and

(c)to pay any amounts required to be paid by it pursuant to the Documents.

The provisions of this Section 3.04 will survive any termination of the Series Certificate Agreement.

Section 3.05Liabilities and Recourse Against Freddie Mac and the Sponsor for Liabilities of the Series Pool.  (a)  The Sponsor will perform only those duties of it that are specifically set forth in the Series Certificate Agreement, and does not assume any other obligation or liability under the Series Certificate Agreement.  If the Series Certificate Agreement provides that the Partnership Factors apply to the Series Pool, the Sponsor will be corporately liable for any fees, expenses and other liabilities of the Series Pool arising under the Series Certificate Agreement to the extent not otherwise satisfied (excluding amounts due to Holders in respect of their Certificates).  Except to the extent payable from the cash flow of the Bonds or by the Holders of Class B Certificates, the Sponsor agrees that any such fees, expenses and other liabilities will be without recourse against any other Holder, and that any such fees, expenses and liabilities will not be secured by the Bonds or any other Asset of the Series Pool.

(b)Subject to any credit enhancement with respect to any Bonds, the Issuer of each Bond is the sole obligor with respect to the payment of the principal or redemption price of such Bond, and interest on the Bond.  The payments on the Bonds, amounts in the Distribution Account, the Credit Enhancement and the Liquidity Facility, if applicable, constitute the sole security for the Certificates.  Each of the Sponsor and Freddie Mac has no obligation whatsoever with respect to any Bond or any payments due on the Bonds or with respect to the security for, or the sufficiency of, any such payments or any obligations of the Issuer, any related credit enhancer or any other Person arising in connection with the Bonds, other than the obligations of Freddie Mac under the Credit Enhancement and the Liquidity Facility, if applicable.  In the event of a default in the payment of the principal of or interest on, or any other amount payable with respect to, any of the Bonds, or in the event of a default under any credit enhancement with respect to such Bond, neither the Sponsor nor Freddie Mac will have any duty to proceed against the Issuer or any related credit enhancer and no obligation to assert any rights and privileges of the Holders with respect to such Bonds or such credit enhancement.  Neither the Sponsor nor Freddie Mac will be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of such Bonds or such credit enhancement; provided the Administrator may in its sole discretion and upon being provided with indemnification satisfactory to it agree to proceed against any such party at the written direction of the Registered Holders of at least 51% of the Current Certificate Balance of the Class A Certificates.

(c)Payment of the Purchase Price on any Class A Certificate will be made solely from amounts received by the Administrator pursuant to Section 6.06.

(d)The provisions of this Section 3.05 will survive any termination of the Series Certificate Agreement.

(e)Without limiting the foregoing, it is expressly acknowledged and agreed by the parties to the Series Certificate Agreement and other Documents, and any beneficiary of the Series Certificate Agreement by acceptance of its status as such beneficiary, and by Holders upon acceptance of a Certificate, and anyone having a beneficial interest in the Certificates by acceptance of its status as such beneficiary, that:

(i)Under no condition or circumstance will any recourse or personal liability whatever attach to or be incurred by, and under no condition or circumstance will any deficiency or other judgment be had against, the officers, directors, agents, employees or stockholders of the Sponsor or Freddie Mac, by reason of any obligation, covenant, agreement, representation, warranty or indemnity of the Sponsor or Freddie Mac under the Series Certificate Agreement, any Certificates or any document, instrument or certificate delivered hereunder or thereunder; and

(ii)They expressly waive recourse against, or personal liability of, any officer, director, agent, employee or stockholder of the Sponsor or Freddie Mac for breaches by Sponsor or Freddie Mac of any such obligation, covenant, agreement, representation, warranty or indemnity either at common law or at equity, or by statute or constitution; and

(iii)The permissive right of the Sponsor or Freddie Mac to take actions set forth in the Series Certificate Agreement will not be construed as a duty, and neither the Sponsor nor Freddie Mac will be answerable for other than its own fraud, bad faith, gross negligence or willful misconduct.  Each of the Sponsor and Freddie Mac will not be liable for any action that it takes or omits to take in good faith (including, but not limited to any action it takes or omits to take as Tax Matters Partner pursuant to Section 11.10) and, in the absence of fraud, bad faith, gross negligence or willful misconduct, that it believes to be authorized or within its rights or powers.

(f)Each Registered Holder and Holder (by acceptance of its Certificate), each party to the Series Certificate Agreement (by its execution of the Series Certificate Agreement), and any other beneficiary of the Series Certificate Agreement (by its acceptance of its status as such a beneficiary), expressly acknowledges and agrees to each and every provision of this Section 3.05.

Section 3.06The Sponsor’s Interest and Net Worth.  The Sponsor represents, warrants and covenants that it (or a permitted transferee) (a) has and will maintain throughout the term of the Series Certificate Agreement a Capital Account Balance in an amount not less than the Minimum Sponsor Interest and, if the Series Certificate Agreement provides that the Partnership Factors will apply to the Series Pool, a net worth as determined in compliance with Section 4.07 of Revenue Procedure 89-12; and (b) will not take a distribution of any amount from the Assets of the Series Pool (other than in connection with the termination of the Series Pool) if such distribution would result in a Capital Account Balance with respect to its interest in the Series Pool less than the Minimum Sponsor Interest.  These representations, warranties and covenants will survive the delivery of the related Bonds and the Certificates.

Section 3.07Successor Sponsor.  If a party other than Freddie Mac is the Sponsor and the Sponsor wishes to assign its rights and obligations under the Series Certificate Agreement to another Person and Freddie Mac provides its prior written consent, the Sponsor will provide notice to the Administrator, the Remarketing Agent, and each applicable Rating Agency, together with the written consent of Freddie Mac, at least 10 Business Days prior to the proposed effective date of such assignment.  Such notice (a “Successor Sponsor Notice”) will set forth (A) a brief statement that the Sponsor is assigning its rights and obligations hereunder to the successor Sponsor named therein, (B) the proposed effective date of such assignment and (C) the Mandatory Tender Date on which the Class A Certificates will be subject to Mandatory Tender pursuant to Section 6.04 (subject to the right of retention), which day shall be the Business Day before the effective date of the assignment.  When the Administrator has received the Successor Sponsor Notice, unless Freddie Mac consents, the assignment of the Sponsor to its successor will be irrevocable and will take place on the proposed date set forth in the Successor Sponsor Notice.

Section 3.08Release Event.  In accordance with the Reimbursement Agreement, when a Release Event occurs, the affected series of Bonds (or a portion thereof) will be subject to mandatory purchase from the Series Pool at the Release Purchase Price.  Payment of such Release Purchase Price will be made by Freddie Mac pursuant to the Credit Enhancement or by the Sponsor.  Any Bond purchased on the related Release Event Date will be deemed purchased by the Sponsor at the Release Purchase Price from funds provided pursuant to the Credit Enhancement or, if applicable, by the Sponsor.  In addition, Hypothetical Gain Share, if any, as calculated by Freddie Mac, will be payable on the Release Event Date from amounts provided by the Sponsor to the Administrator on such Release Event Date (and such Hypothetical Gain Share will be paid to the Class A Certificateholders in addition to the Release Purchase Price).  When purchased with monies provided pursuant to the Credit Enhancement, the Administrator will cause the transfer of the related Bonds to the Pledge Custodian to be held pursuant to the Reimbursement Agreement.  When purchased with funds provided by the Sponsor, the Administrator will cause the transfer and release of the related Bonds to the Sponsor or as directed by the Sponsor.  Notwithstanding anything to the contrary herein, (i) upon the occurrence of a Release Event with respect to either of the Concord at Williamcrest Bonds or the Concord at Little York Bonds, both such series of Bonds shall be affected series of Bonds which shall be subject to mandatory purchase from the Series Pool at the respective Release Purchase Price in accordance with the terms hereof, and (ii) upon the occurrence of a Release Event with respect to either of the Berrendo Bonds or the Laurel Bonds, both such series of Bonds shall be affected series of Bonds which shall be subject to mandatory purchase from the Series Pool at the respective Release Purchase Price in accordance with the foregoing.

When the Administrator receives amounts paid by Freddie Mac or the Sponsor in connection with a Release Event, the Administrator will promptly deposit an amount equal to the related Outstanding Bond Balance plus Hypothetical Gain Share, if applicable, into the Bond Payment Subaccount-Principal and an amount equal to accrued interest thereon into the Bond Payment Subaccount-Interest.  The Administrator will provide notice of any Release Event to the Registered Holders, each applicable Rating Agency and the Remarketing Agent concurrently with the applicable Release Event Date, provided any failure to provide such notice shall not affect the validity of any payment made pursuant to this Section.

In addition to the foregoing notice, with respect to a Release Event occurring as a result of the Sponsor’s delivery of notice to the Administrator that it has elected to purchase all of the Bonds in the Series Pool on the Optional Series Termination Date, the Administrator, following receipt of such notice from the Sponsor, shall provide written notice to the Registered Holders of such Release Event not less than twenty (20) days prior to the Optional Series Termination Date, which notice will set forth (A) a brief statement that the Sponsor has elected to cause a Release Event of all of the Bonds on the Optional Series Termination Date, (B) that the Release Event is conditioned upon the Sponsor depositing at least five (5) Business Days prior to the Optional Series Termination Date funds sufficient to pay in full the Release Purchase Price and Hypothetical Gain Share, if any, due on the Optional Series Termination Date, and any additional amounts owed by the Sponsor to Freddie Mac (or making escrow arrangements acceptable to Freddie Mac with respect to the same) and (C) that if such conditions are not satisfied, such Release Event shall not occur.

Section 3.09Sponsor’s Indemnification of the Administrator.  The Sponsor will indemnify and hold harmless the Administrator from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Sponsor pursuant to the Series Certificate Agreement, including but not limited to, any judgment, award, settlement (to which the Sponsor has given its prior written consent, which will not be unreasonably withheld), reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Sponsor will not indemnify the Administrator if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, bad faith or willful misconduct by the Administrator.  This Section 3.09 will survive (i) the resignation or removal of the Administrator, (ii) the termination of the Series Certificate Agreement and (iii) the transfer by the Sponsor of any portion of its Certificates with respect to obligations incurred by the Sponsor under this Section 3.09 prior to such transfer.

Section 3.10Substitution of Bonds After Date of Original Issue.

(a)On any Payment Date after the Date of Original Issue (a “Substitution Date”), with the Required Class B Certificate Consent and the consent of Freddie Mac and subject to the prior delivery to the Administrator of a confirmation of the existing rating on the Class A Certificates from each applicable Rating Agency, the Sponsor may deliver to the Administrator a new series of Bonds in substitution for an existing series of Bonds with respect to which an event of default exists under the related Bond Documents (or in the case of the Pre-Selected Deposited Bonds, also in the event of a sale of no more than four related Projects to a party not related to the Sponsor).  Any series of Bonds delivered in substitution for an existing series of Bonds must have terms consistent with the series of Bonds being released, including principal amount (which must be equal to or less than the principal amount of Bonds being released), tax status, interest rate, interest payment date and interest modes.  If such principal amount is less, the Sponsor must, prior to the substitution, provide funds to the Administrator in an amount sufficient to effect a Release Event with respect to the principal portion of the Bonds being released that is in excess of the principal amount of Bonds being substituted.  In addition, on any Substitution Date, the Sponsor must pay Hypothetical Gain Share, if any, as calculated by Freddie Mac, with respect to the total principal amount of Bonds being released.  Such

Hypothetical Gain Share will be paid to the Class A Certificateholders in addition to any applicable Release Purchase Price.

(b)The Sponsor shall, at least 10 days prior to each Substitution Date, submit a notice (a “Substitution Notice”) to the Administrator and the Remarketing Agent, if any, which notice shall be accompanied by copies of the consents and rating confirmation (if applicable) referenced in Section 3.10(a) above and shall set forth the following:

(i)the series of Bonds to be released upon substitution;

(ii)with respect to the series of Bonds to be substituted, the items of information set forth on Schedule 1 of the Series Certificate Agreement;

(iii)the Substitution Date;

(iv)if applicable, the amount being paid by the Sponsor to effect a related Release Event and the Hypothetical Gain Share; and

(v)instructions to the Administrator to effect the substitution on the Substitution Date.

(c)Within five Business Days of its receipt thereof (and only if the Administrator has received the amount necessary to effect any related Release Event and the Hypothetical Gain Share, if applicable), the Administrator will forward a copy of the Substitution Notice to the Registered Holders and each applicable Rating Agency.

(d)On the Substitution Date, the Administrator shall effect the substitution if the aforementioned requirements have been satisfied.  In addition, notwithstanding the foregoing, if the Series Certificate Agreement contains a representation that the Bonds were neither deposited with nor acquired with market discount in excess of a de minimis amount within the meaning of Section 1278(a)(2)(C) of the Code determined as of the Date of Original Issue, the same requirement shall apply to the substitution.

Article IV
ACCOUNTS AND DISBURSEMENTS; CREDIT ENHANCEMENT

Section 4.01Collection of Money.  Except as otherwise expressly provided in the Series Certificate Agreement, the Administrator will demand payment or delivery of, and will directly receive and collect all money and other property payable to the Administrator pursuant to the Series Certificate Agreement, and will hold such money and property as part of the Assets of the Series Pool.

Section 4.02Distribution Account; Establishment.  (a)  On or before the Date of Original Issue, the Administrator will establish the Distribution Account into which the Administrator will deposit all Bond Payments received from time to time, including Bond Redemption Premiums, all amounts paid pursuant to the Credit Enhancement, all amounts paid in connection with a Release Event, all Administrator Advances and all Bankruptcy Coverage Payments.  The Distribution Account will have the following subaccounts:  (i) the Bond Payment

Subaccount – Interest; (ii) the Bond Payment Subaccount – Principal; (iii) the Bond Payment Subaccount – Holdback; and (iv) the Odd-Lot Subaccount.

(b)The Administrator will deposit into the Bond Payment Subaccount--Interest or Bond Payment Subaccount – Principal, as applicable, promptly upon receipt, Bond Payments in respect of each Bond Interest Payment Date or Bond Redemption Date, as applicable, Bond Payments in connection with any Release Event and any Bankruptcy Coverage Payments.  The Administrator will also deposit into the Bond Payment Account – Interest any Administrator Advances it makes pursuant to Section 4.09.  Prior to any Bond Interest Payment Date or Bond Redemption Date, as applicable, the Administrator will notify Freddie Mac of the amounts of each Bond Payment anticipated on such date.  In connection with any Payment Date, the Administrator will notify Freddie Mac as soon as practicable by Electronic Notice of any amounts not received by the Administrator for such Payment Date corresponding to scheduled interest on and principal of the Bonds.  If the Administrator receives any Bond Redemption Premium, it will promptly deposit it into the Bond Payment Subaccount – Principal.  The Administrator will deposit into the Odd-Lot Subaccount the amounts required by Section 4.03(f).

(c)The Administrator will hold all sums under the Series Certificate Agreement for the payment of amounts due with respect to the Certificates separate and apart from its other assets for the benefit of the Persons entitled thereto.

(d)Upon receipt by the Administrator on any Business Day of any Bankruptcy Coverage Payments, the Administrator will promptly remit such monies to present and former Holders to the extent they are entitled thereto.

(e)In addition to the Distribution Account the Administrator may establish other accounts under the Series Certificate Agreement in order to carry out its duties.

(f)Amounts on deposit in the Distribution Account may be invested by the Administrator at the direction of Freddie Mac, and any investment earnings will be retained by Freddie Mac.  Any such investment earnings will not constitute part of the Series Pool Assets and will at all times be accounted for separately and held segregated from and outside of the Distribution Account.  If any loss from such investment occurs, Freddie Mac will be obligated to reimburse the Administrator for any such loss at the time it occurs.  The Administrator will use any such reimbursement amount to replenish the Distribution Account.

Section 4.03Distributions and Payments from Bond Payment Subaccounts.  (a)  No later than 4:30 p.m. on each Payment Date, the Administrator will withdraw from the Bond Payment Subaccount – Interest and the Bond Payment Subaccount – Holdback the Available Funds deposited into each such subaccount and will distribute or retain, as applicable, the following amounts in the following priority, in each case to the extent of remaining Available Funds:

(i)first, pro rata to

(A)the Registered Holders of Class A Certificates (other than Pledged Class A Certificates), the aggregate of the amounts of interest accrued, for each day in the Accrual Period related to that Payment Date at the Reset Rate, the Term

Extended Rate or the LIBOR Index Rate, as applicable, in effect for each such day, on the Current Certificate Balance of such Certificates; and

(B)the Pledge Custodian with respect to Pledged Class A Certificates, the aggregate of the amounts of interest accrued, for each day in the Accrual Period related to such Payment Date at the Reset Rate, the Term Extended Rate or the LIBOR Index Rate, as applicable, in effect for each such day, on the Current Certificate Balance of such Pledged Class A Certificates;

provided that on the First Payment Date, before making the foregoing distributions, the Administrator will transfer to the Person designated by the Sponsor the amount, if any, set forth in the Series Certificate Agreement as Accrued Interest on the Bonds;

(ii)second, to the Administrator, the amount of the Administrator Fee (if the Administrator is not Freddie Mac and solely to the extent not otherwise paid by the Sponsor pursuant to the Reimbursement Agreement), the aggregate accrued Daily Administrator Advance Charges unpaid on such date (if Section 4.09 is made applicable under the Series Certificate Agreement) and all other reasonable amounts payable to the Administrator upon the issuance of a new Certificate pursuant to Section 2.05 or Section 2.07 or as reimbursement for its out-of-pocket expenses;

(iii)third, to the Administrator (if Section 4.09 is made applicable under the Series Certificate Agreement), the amount of any outstanding Administrator Advances previously made to Holders of Class A Certificates as of such Payment Date;

(iv)fourth, to Freddie Mac, the amount of the Freddie Mac Fee due and payable on such date;

(v)fifth, if provided for in the Series Certificate Agreement, pro rata, to the Holders of Class A Certificates, their Class A Certificate Notional Accelerated Principal Paydown Amounts, if any;

(vi)sixth, to the Remarketing Agent, if any, the amount of the Remarketing Agent Fee due and payable on such date;

(vii)seventh, to the Pledge Custodian, the amount, if any, required to be deposited in the Cap Fee Escrow (as defined in the Reimbursement Agreement) on such date;

(viii)eighth, to the Servicer, the amount of the Servicing Fee due and payable on such date;

(ix)ninth, to the Bond Payment Subaccount—Holdback, the amount necessary to fully fund the Holdback Requirement, if applicable, as of such Payment Date; and

(x)tenth, to Freddie Mac the amount of any Advance (as defined in the Reimbursement Agreement) previously made by Freddie Mac as of such Payment Date and all other amounts then payable pursuant to the Reimbursement Agreement; and

(xi)eleventh, to the Holders of Class B Certificates, the remainder.

(b)No later than 4:30 p.m. on each Redemption Date, the Administrator will withdraw from the Bond Payment Subaccount -- Principal the Available Funds deposited into that subaccount and will distribute the following amounts in the following priority, in each case to the extent of remaining Available Funds:

(i)first, pro rata to (A) the Pledge Custodian, to pay the Outstanding Certificate Balance of Pledged Class A Certificates and (B) the Registered Holders of the Class A Certificates, the amount determined to be paid in accordance with the following formula:

Amount to be paid = X + Y + Z

where X = (85%) (A)

and Y = A minus (X + B minus C + D) [BUT Y WILL NEVER BE LESS THAN ZERO]

and Z = the Class A Holder’s allocable share of the respective portion of the Redemption Premium Payment, if any, payable to Holders determined in accordance with the definition of Gain Share, or in connection with a payment arising from a Release Event, the Class A Holder’s allocable share of the Hypothetical Gain Share and where:

A =	the total principal amount of the Bond Payments (exclusive of any Redemption Premium Payment or Hypothetical Gain Share payable in connection with a Release Event)
B =	the Current Class B Certificate Balance
C =	the Minimum Sponsor Interest ($5,000 where Partnership Factors have not been elected)
D =

prior distributions of principal other than to Holders of Class A Certificates (including Pledged Class A Certificates) or Holders of Class B Certificates to pay amounts described in Subsection 4.03(b)(ii) below

(ii)second, to the Administrator, Freddie Mac, the Remarketing Agent, the Pledge Custodian and the Servicer, amounts owed to such parties pursuant to Subsections 4.03(a)(ii), (iii), (iv), (vi), (vii), (viii) and (x) in the same order of priority to the extent any such amounts were not paid pursuant to such subsections;

(iii)third, (subject to the provisions of Section 4.03(c) and the agreement of the Sponsor to maintain a Minimum Sponsor Interest), to the Holders of Class B Certificates, the remainder.

(c)All distributions made to Holders described above on each Payment Date will be made to the Registered Holders of the Certificates of record on the related Regular Record Date, based on the Current Certificate Balances of their respective Certificates; provided, however, that the final payment on each Certificate will be made only in accordance with payments to be made on a termination of the Series Pool pursuant to Article XIII.  Subject to Section 2.02(b), each distribution with respect to Class A Certificates or Pledged Class A Certificates will be paid to DTC for distribution to DTC Participants, Indirect Participants and Holders in accordance with the Letter of Representations and the rules and regulations of DTC.  Each distribution with respect to Class B Certificates will be paid to the Holders of the Class B Certificates.

(d)If a payment error occurs, the Administrator, in its sole discretion, may elect to correct the error by adjusting payments to be made on later Payment Dates or in any other manner as it deems appropriate.

(e)Any provision of this Article IV notwithstanding, redemptions of Class A Certificates shall only be made in Permitted Increments.  In the event of a partial redemption of Class A Certificates, the particular Class A Certificates to be redeemed shall be Selected by Lot.

(f)Any amounts not permitted to be distributed on any Redemption Date pursuant to Section 4.03(b)(i) as a result of subsection (e) above, shall be retained and held by the Administrator in the Odd-Lot Subaccount.

On the Date of Original Issue, the Sponsor shall cause to be deposited into the Odd-Lot Subaccount the initial amount specified in the Series Certificate Agreement.  On the first Redemption Date, the Administrator shall withdraw from the Odd-Lot Subaccount any funds needed to round the amount to be distributed pursuant to Section 4.03(b)(i) to a Permitted Increment and pay the rounded amount on the Class A Certificates.  On the next Redemption Date, the Administrator will apply Available Funds under Section 4.03(b) first to repay any amount withdrawn from the Odd-Lot Subaccount on the previous Redemption Date.  The Administrator shall then round the remainder of the amount to be distributed pursuant to Section 4.03(b)(i) to a Permitted Increment by making another withdrawal from the Odd-Lot Subaccount, and shall pay this amount on the Class A Certificates.  This process shall continue on each following Redemption Date until the Class A Certificates have been retired.

Section 4.04Administrator May Appoint Paying Agents.  The Administrator may appoint one or more Paying Agents to perform the obligations of the Administrator under Section 4.03.  Each such Paying Agent will execute and deliver to Freddie Mac an instrument in which such Paying Agent agrees with Freddie Mac to comply with all obligations and covenants imposed on Paying Agents by the Series Certificate Agreement and by such instrument.  If appointed, a Paying Agent will provide notices to Freddie Mac pursuant to Section 6.06(a)(v) in connection with payments pursuant to the Liquidity Facility, if applicable.

Section 4.05General Provisions Regarding Accounts.  The Distribution Account and its related subaccounts will relate solely to the Certificates and to the Series Pool Assets, and funds in the Distribution Account and related subaccounts will not be commingled with any other funds.

Section 4.06Pledged Class A Certificates.  (a)  The Administrator will not obtain separate CUSIP identification numbers for Pledged Class A Certificates unless required by DTC or the Fed System.  The Administrator will take any reasonable action requested by Freddie Mac in order to perfect or otherwise safeguard its security interest in the Pledged Class

A Certificates, including arranging for such pledge to be noted in the records of DTC Participants (if held in the DTC System) or in accordance with Fed System Book-Entry Rules (if held in the Fed System).

(b)The Tender Option will not be effective with respect to any Pledged Class A Certificate, nor will any Pledged Class A Certificate be subject to Mandatory Tender on any Mandatory Tender Date.

(c)If the Class A Certificates are ever withdrawn from a book-entry system as herein provided, when a Certificate becomes a Pledged Class A Certificate, the Administrator will exchange such Certificate for one or more new Certificates representing, separately, Pledged Class A Certificates and Certificates that do not constitute Pledged Class A Certificates.

Section 4.07Reports to Holders.  (a)  Each month, not later than the second Business Day prior to the Payment Date for that month, Freddie Mac will post on its Internet web-site the following information regarding the Class A Certificates:

(i)the related Payment Date for such monthly report;

(ii)the Class Factor for the Class A Certificates; and

(iii)the weighted average of the Reset Rate, Term Extended Rate or LIBOR Index Rate (and the Maximum LIBOR Index Rate to the extent it is less than the LIBOR Index Rate as reported by the Indexing Agent), as applicable, for the preceding monthly period.

If the Class A Certificates are to be redeemed in full on a Redemption Date, a notice as required by Section 13.02(a) will also be delivered by the Administrator.

(b)Any failure by the Administrator to post the information or provide the notice described in Section 4.07(a) above, will not impair or affect the validity of the redemption of any other Certificate.

Section 4.08Reductions of the Aggregate Outstanding Amounts.  When any Certificates are transferred to the Administrator for cancellation, the Administrator will cancel those Certificates, and following such cancellation, the Aggregate Outstanding Certificate Balance will be reduced by the Current Certificate Balance of the canceled Certificates.

Section 4.09Administrator Advances and Daily Administrator Advance Charges.  The Administrator may make Administrator Advances, if the Series Certificate Agreement provides for them to be made, as described below.

(a)Administrator to Make Administrator Advances.  The Administrator may, but need not, make Administrator Advances to Holders of Class A Certificates on a Payment Date in an amount up to the Required Class A Certificate Interest Distribution Amount for the prior Accrual Period.  The decision by the Administrator to make an Administrator Advance in any amount will be made in the sole discretion of the Administrator, and no decision to make an Administrator Advance on any Payment Date will impose any obligation to make an Administrator Advance of any further amount.  On each occasion when the Administrator determines to make an Administrator Advance, the Administrator will notify the Remarketing Agent, if any, and Freddie Mac of such determination prior to 12:00 noon, on the Business Day prior to such Payment Date.

(b)Repayment of Administrator Advances.  Unreimbursed Administrator Advances will be repaid from amounts deposited in the Bond Payment Subaccount-Interest as provided in Section 4.03(a) or from proceeds of Bonds sold as provided in Article XIII.

(c)Administrator Advance Charge.  The Administrator will be entitled to receive a fee equal to the aggregate accrued Daily Administrator Advance Charges.

(d)Payment of Daily Administrator Advance Charge.  Aggregate Daily Administrator Advance Charges will be paid, to the extent available, from Available Funds, on each Payment Date derived from interest payments on Bonds or in the Bond Payment Subaccount–Holdback before payments to Class A Holders on each Payment Date and as elsewhere herein upon the withdrawal, sale or redemption of Bonds.

(e)Authorization to Deduct Administrator Advances, Administrator Advance Charges, Service Charges, Liquidity Charges and Administrator Fees.  Each Holder of Certificates, by its purchase thereof, authorizes the Administrator to deduct from payments on the Bonds any unreimbursed Administrator Advances, unpaid Daily Administrator Advance Charges, and accrued fees and reimbursements due to Freddie Mac, the Administrator, the Remarketing Agent, if any, or the Servicer.

(f)If the Administrator determines not to make Administrator Advances for any reason, interest distributions on the Class A Certificates will be made on each Payment Date in the manner described in Section 4.03(a) by the payment of the Available Funds in the Bond Payment Subaccount-Interest and the Bond Payment Subaccount-Holdback.  After the payment of Administrator Fees and aggregate Daily Administrator Advance Charges, all amounts remaining in the Bond Payment Subaccount-Interest and the Bond Payment Subaccount – Holdback will be paid immediately to Holders of Class A Certificates on each Payment Date.  Interest on the Class A Certificates will continue to accrue at the Reset Rate, Term Extended Rate or LIBOR Index Rate, as applicable, in effect for each Accrual Period without an increase in the accrual rate for any delay in payment.

Section 4.10[Reserved].

Section 4.11Credit Enhancement.  Freddie Mac guarantees certain payments with respect to the Certificates as set forth below:

(a)Freddie Mac hereby guarantees to each Registered Holder of a Class A Certificate the timely payment on each Payment Date of such Holder’s pro rata portion of

(i)interest on the Bonds equal to the Required Class A Certificate Interest Distribution Amount; and

(ii)that portion of the scheduled principal then due and payable on any Bond on the most recent Bond Redemption Date that was not received by the Administrator on such Bond Redemption Date (excluding any Bond Redemption Premium).

(b)Freddie Mac hereby guarantees to each Registered Holder of a Class A Certificate or a Class B Certificate the timely payment on each Release Event Date of the applicable Release Purchase Price (but not any Hypothetical Gain Share payable on such date).

(c)Freddie Mac hereby guarantees to the Registered Holder of the Class B Certificates the timely payment on each Payment Date of such Holder’s residual interest set forth in Section 4.03(a) and the payment of the remainder of principal set forth in Section 4.03(b) (but in each such case only to the extent the Administrator has received Available Funds required to be paid to the Registered Holder of the Class B Certificates pursuant to Section 4.03(a) or Section 4.03(b), as applicable).

(d)Freddie Mac hereby guarantees to the Registered Holders of Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates the timely payment of the Purchase Price on a Mandatory Tender Date in connection with a Credit Provider Termination Event or a Clean-Up Event (but not any Hypothetical Gain Share payable on such date) by 2:00 p.m. on such Mandatory Tender Date.

(e)In addition, with respect to any series of Bonds, if all or any portion of a payment of principal of (but not premium related to such Bonds), or interest on, such Bonds or the Release Purchase Price (but not Gain Share or Hypothetical Gain Share) is recovered from any Holder of a Certificate, in whole or in part, as a matter of a final, nonappealable order by a court of competent jurisdiction pursuant to section 544, 547, 549 or 550 of the United States Bankruptcy Code, or under the banking laws of the United States, in any proceeding instituted thereunder by or against the owner of the property that secures the applicable Bonds, or any other Person (other than Freddie Mac) making such payment, Freddie Mac will pay to the Administrator, within three (3) Business Days after receiving a written notice from the affected Registered Holders of the Certificates that were required to pay such recovery, an amount equal to the amount of such recovery.  Nothing contained in this paragraph will preclude Freddie Mac, after making the payment referred to in the prior sentence, from contesting, directly or indirectly, in any such proceeding, any such attempted recovery or stay, or from seeking to lift or modify the automatic stay, and Freddie Mac in its capacity as Administrator, will have the right to contest any attempted recovery or stay, or to seek to lift or modify any automatic stay.  The amounts payable pursuant to this paragraph will be deposited into the applicable Bond Payment Subaccount within the Distribution Account.

(f)Except as provided in the next sentence, Freddie Mac’s obligations under the Credit Enhancement will terminate on the Series Expiration Date.  Under certain circumstances involving an Act of Bankruptcy, Freddie Mac’s obligations under the immediately preceding paragraph will continue beyond the Series Expiration Date, as follows:  Freddie Mac’s obligations under the immediately preceding paragraph will continue beyond the Series Expiration Date with respect to any payment (a “Covered

Payment”) on any series of Bonds made by an Owner, the Sponsor or any other person (other than Freddie Mac) within three hundred sixty-six (366) days prior to an Act of Bankruptcy with respect to such Bonds, and will terminate on the later to occur of (i) the date on which Freddie Mac has paid to the Administrator an amount equal to all Covered Payments recovered from the Holders pursuant to such proceeding, and (ii) the date on which all claims with respect to any such proceeding have been denied with prejudice by a final, nonappealable order of a court of competent jurisdiction, and (iii) if no Act of Bankruptcy has occurred, the last expiration date of all statutes of limitations applicable to claims against Holders pursuant to an Act of Bankruptcy.  However, all Credit Enhancement obligations of Freddie Mac with respect to any series of Bonds will terminate on the earlier of (A) the receipt by the Administrator of a certificate of each Owner or the Sponsor, as applicable, dated not earlier than 366 days following the applicable Series Expiration Date to the effect that as of the date of the certificate no Act of Bankruptcy has occurred or (B) 380 days following such Series Expiration Date provided that the Administrator has not received notice that an Act of Bankruptcy has occurred.

(g)Freddie Mac will be subrogated to all the rights, interest, remedies, powers and privileges of the Holders with respect to any payments made by Freddie Mac pursuant to its Credit Enhancement set forth in this Section 4.11.  In particular, to the extent Freddie Mac makes a payment pursuant to its Credit Enhancement under this Section 4.11 and has not been fully reimbursed for such payment pursuant to the terms of the Reimbursement Agreement, the Administrator will remit to Freddie Mac any subsequent Bond Payments or other payments received by the Administrator in satisfaction of the obligations with respect to which such Credit Enhancement payment was made.  In the event Freddie Mac makes a payment pursuant to its Credit Enhancement under this Section 4.11 and is fully reimbursed for such Credit Enhancement payment in accordance with the Reimbursement Agreement, then any subsequent Bond Payments or other payments received by the Administrator in satisfaction of the obligations with respect to which such reimbursed Credit Enhancement payment was made, shall be disbursed pursuant to Section 4.03.  Each Holder of Certificates will be deemed to have consented to these subrogation rights.

(h)Any payments by Freddie Mac pursuant to its guaranty set forth in this Section 4.11 will be made by Freddie Mac using its own funds, and not any funds of the Sponsor or otherwise derived from the Bonds.  Freddie Mac agrees to make payments pursuant to its guaranty set forth in this Section 4.11 on the dates provided hereunder and waives demand, notice and any marshaling of assets.  Freddie Mac's guarantee under this Section 4.11 is unconditional, irrespective of value, genuineness, validity, or enforceability of the Certificates.  Freddie Mac's obligation to pay hereunder is not subject to any rights of set-off, counterclaim or any other circumstances or conditions that would constitute a defense to payment hereunder, including the non-payment of the Freddie Mac Fee.  The Holders of the Certificates are beneficiaries of the Credit Enhancement.

Article V
RESET RATES; TERM EXTENDED RATE; LIBOR INDEX RATE

Section 5.01Determination of Reset Rates, Reset Rate Methods and Reset Dates.

(a)Class A Certificates may be issued as Reset Rate Class A Certificates, Term Extended Rate Class A Certificates or LIBOR Index Rate Class A Certificates as designated in the Series Certificate Agreement.  Each Series of Reset Rate Class A Certificates may have a Reset Rate Method that is a Weekly Reset Rate Method, a Monthly Reset Rate Method or a Term Reset Rate Method.  The Series Certificate Agreement will designate the initial Reset Rate Method as of the Date of Original Issue.  The Remarketing Agent will determine the Reset Rate applicable to the Reset Rate Class A Certificates in accordance with this Article V, as applicable.  The Holders of not less than 51% of the Aggregate Outstanding Class B Certificate Balance, with the consent of Freddie Mac, or Freddie Mac, if the interest rate hedge required by the Reimbursement Agreement is not in effect, will have the right to change the initial Reset Rate Method or any subsequent Reset Rate Method to another Reset Rate Method.

(b)(i) Any change in the Reset Rate Method from a Weekly Reset Rate Method or a Monthly Reset Method will be conditioned upon the remarketing of all Available Remarketing Class A Certificates for a price equal to the Current Class A Certificate Balance thereof; and (ii) any change in the Reset Rate Method from a Term Reset Rate Method or any continuation of a Term Reset Rate Method will be conditioned upon the remarketing of all Available Remarketing Class A Certificates for a price equal to the Current Class A Certificate Balance thereof.

(c)If all Available Remarketing Class A Certificates are not remarketed for a purchase price equal to the Current Class A Certificate Balance thereof as provided in Section 5.01(b), beginning on the date that would have been the Reset Rate Method Change Date or the Term Reset Date, as applicable, the Reset Rate Method that will be in effect will be a Weekly Reset Rate Method, and the Weekly Reset Rate will be determined by the Remarketing Agent on or prior to the Reset Rate Method Change Date or the Term Reset Date, as applicable, and will be effective from the day that would have been the Reset Rate Method Change Date or the Term Reset Date through the next succeeding Wednesday.  The Reset Rate Method thereafter will continue to be a Weekly Reset Rate Method unless and until a Reset Rate Method Change Date occurs.

Section 5.02Weekly Reset Rate; Monthly Reset Rate.

(a)Weekly Reset Rate; Weekly Reset Date.  If the Reset Rate Method is, or is being changed to, a Weekly Reset Rate Method, the Remarketing Agent will determine, by not later than 5:00 p.m. on each Weekly Reset Date, the Weekly Reset Rate for the Class A Certificates, which rate will be the per annum rate, not exceeding the Maximum Reset Rate, determined by the Remarketing Agent as the minimum rate of interest which would, in the judgment of the Remarketing Agent, under then prevailing market conditions (taking into account that such rate will be reset on the next Weekly Reset Date), result in a sale of the Class A Certificates at a market price equal to the Current Certificate Balance thereof, plus accrued interest.  The Weekly

Reset Rate applicable on the Weekly Reset Date in each week will be in effect from Thursday of such week through Wednesday of the following week, or, if earlier, through the day preceding the next Reset Rate Method Change Date.  However, if on any Weekly Reset Date, the Remarketing Agent fails to establish the Weekly Reset Rate, the then applicable Reset Rate will be the lesser of the previous Reset Rate or the Maximum Reset Rate.

(b)Monthly Reset Rate; Monthly Reset Date.  If the Reset Rate Method is, or is being changed to, a Monthly Reset Rate Method, the Remarketing Agent will determine, by not later than 5:00 p.m. on each Monthly Reset Date, the Monthly Reset Rate for the Class A Certificates, which rate will be the per annum rate, not exceeding the Maximum Reset Rate, determined by the Remarketing Agent as the minimum rate of interest which would, in the judgment of the Remarketing Agent, under then prevailing market conditions (taking into account that such rate will be reset on the next Monthly Reset Date), result in a sale of the Class A Certificates at a market price equal to the Current Certificate Balance thereof, plus accrued interest.  The Monthly Reset Rate will be in effect from the first day of the month through the last day of such month or, if earlier, on the day preceding the next Reset Rate Method Change Date.  However, if on any Monthly Reset Date, the Remarketing Agent fails to establish the Monthly Reset Rate, the then applicable Reset Rate will be the lesser of the previous Reset Rate or the Maximum Reset Rate.  Six Business Days before any Monthly Reset Date, the Remarketing Agent will determine the Preliminary Class A Certificate Rate pursuant to the standard set forth in the first sentence of this Subsection 5.02(b).  Upon such determination, the Remarketing Agent will immediately give telephonic notice of the Preliminary Class A Certificate Rate to each Holder requesting such notice.  The Monthly Reset Rate may be more than, but will be at least equal to such Preliminary Class A Certificate Rate, provided that it may not exceed the Maximum Reset Rate.

(c)Reset Rate Method Change Notice and Related Mandatory Tender.  If the Holders of not less than 51% of the Aggregate Outstanding Class B Certificate Balance, with the written consent of Freddie Mac (which may be conditioned upon a repricing by the Remarketing Agent), or Freddie Mac, if the interest rate hedge required by the Reimbursement Agreement is not in effect, at any time determine to change the Reset Rate Method from a Weekly Reset Rate Method to a Monthly Reset Rate Method, or from a Monthly Reset Rate Method to a Weekly Reset Rate Method, and gives the Administrator notice of such determination along with a copy of such consent if applicable, the Administrator will give, by Electronic Notice, a Reset Rate Method Change Notice to the Remarketing Agent and to the Registered Holders, not later than the second Business Day following the date Freddie Mac consents to or initiates such change.  Each such Reset Rate Method Change Notice must be provided to the Holders of Class A Certificates no later than eight Business Days prior to the Reset Rate Method Change Date and state (A) that a Weekly Reset Rate Method or Monthly Reset Rate Method, whichever is applicable, will be in effect, following the Reset Rate Method Change Date, (B) the date on which such Weekly Reset Rate Method or Monthly Reset Rate Method will become effective, (C) that the Class A Certificates will be subject to Mandatory Tender on the Reset Rate Method Change Date (subject to the Class A Holders’ right to retain their Class A Certificates) and (D) that the change in Reset Rate Method will be subject to the remarketing of all Available Remarketing Class A Certificates for a price equal to the Current Class A Certificate Balance thereof and if not remarketed, the Reset Rate Method will change to the Weekly Reset Rate Method.  Such notice will be attached to the Mandatory Tender Notice that is required to be provided pursuant to Section 6.05.

Section 5.03Term Reset Rate; Term Reset Date.

(a)Determination of Term Reset Rate.  Subject to the next two sentences of this Section 5.03(a), if the Reset Rate Method is, or is being changed to, a Term Reset Rate Method, the Remarketing Agent will determine by not later than 5:00 p.m. on the Term Reset Date the Term Reset Rate for the Class A Certificates, which rate will be the per annum rate, not exceeding the Maximum Reset Rate, determined by the Remarketing Agent as the minimum rate of interest which would, in the judgment of the Remarketing Agent, under then prevailing market conditions (taking into account that such rate will be reset on the next Term Reset Date), result in a sale of the Class A Certificates at a price equal to the Current Certificate Balance thereof, plus accrued interest.  The Class A Certificates will only bear interest at the Term Reset Rate if on the Term Reset Date all Available Remarketing Class A Certificates are remarketed for a price equal to the Current Class A Certificate Balance thereof.  If all Available Remarketing Class A Certificates are not remarketed for a price equal to the Current Class A Certificate Balance thereof, beginning on the date that would have been the Term Reset Date, the Class A Certificates will bear interest at the Weekly Reset Rate.  The Term Reset Rate determined on each Term Reset Date will be in effect from the related Term Effective Date through the day preceding the earlier of the Series Expiration Date or the next Term Effective Date which period will not be less than 180 days nor exceed one year unless otherwise consented to by Freddie Mac; provided that if, on any Term Reset Date, the Remarketing Agent fails to establish the Term Reset Rate, the applicable Term Reset Rate will be the lesser of the previous Reset Rate or the Maximum Reset Rate.  Following the First Optional Disposition Date, the period during which a Term Reset Rate may be in effect will not be less than 180 days nor exceed five years unless otherwise consented to by Freddie Mac.  Six Business Days before any Term Reset Date, the Remarketing Agent will determine the Preliminary Class A Certificate Rate pursuant to the standard set forth in the first sentence of this Subsection 5.03(a).  Upon such determination, the Remarketing Agent will immediately give telephonic notice of the Preliminary Class A Certificate Rate and the length of the ensuing term to each Holder requesting such notice.  The Term Reset Rate may be more than, but will be at least equal to such Preliminary Class A Certificate Rate, provided that it may not exceed the Maximum Reset Rate.

(b)Term Reset Method Notice and Related Mandatory Tender.  A Term Reset Rate may be set or reset as of the applicable Term Effective Date and may be set or reset at a fixed rate.  If the Holders of not less than 51% of the Aggregate Outstanding Class B Certificate Balance, with the written consent of Freddie Mac, or Freddie Mac if the interest rate hedge acquired by the Reimbursement Agreement is not in effect, determine to change the Reset Rate Method from a Weekly Reset Rate Method or Monthly Reset Rate Method to a Term Reset Rate Method or to reset the Term Reset Rate as of the applicable Term Effective Date (and gives the Administrator notice of such determination along with a copy of such consent if applicable, in all events before any Term Reset Date and on or prior to the ninth Business Day prior to the Term Effective Date) the Administrator will give by Electronic Notice, a Term Reset Method Notice to the Remarketing Agent and to the Registered Holders not later than the Business Day following the date Freddie Mac consents to or initiates such change.  Such notice will be attached to the Mandatory Tender Notice that is required to be provided pursuant to Section 6.05, if applicable.  Each such

Term Reset Method Notice will set forth: (A) a statement that the ensuing Reset Rate Method will be a Term Reset Rate Method, (B) the Term Effective Date on which the Term Reset Rate Method will take effect, (C) a statement that the Class A Certificates will be subject to Mandatory Tender on the Term Effective Date (subject to the Class A Holders’ right to retain their Class A Certificates), provided that such date will be no earlier than eight Business Days following the date on which such notice is given to the Registered Holders by the Administrator, (D) the Term Reset Date on which the Term Reset Rate for such Term Effective Date will be determined, (E) a statement that the Preliminary Class A Certificate Rate will be determined six Business Days before the Term Reset Date, and (F) a statement that the beginning of the Term Reset Rate Method on the Term Reset Date will be subject to the remarketing of all Available Remarketing Class A Certificates for a price equal to the Current Class A Certificate Balance thereof and if not so remarketed, beginning on the date that would have been the Term Reset Date, the Class A Certificates will bear interest at the Weekly Reset Rate.

(c)Reset Rate Method Change Notice and Related Mandatory Tender. If the Holders of not less than 51% of the Aggregate Outstanding Class B Certificate Balance, with the written consent of Freddie Mac (which may be conditioned upon a repricing by the Remarketing Agent), or Freddie Mac, if the interest rate hedge required by the Reimbursement Agreement is not in effect, determine to change the Reset Rate Method from a Term Reset Rate Method to a Weekly Reset Rate Method or Monthly Reset Rate Method and give the Administrator notice of such determination along with a copy of such consent if applicable, no later than the ninth Business Day prior to the day that would be the Term Effective Date if the Term Reset Rate Method were to continue, the Administrator will give by Electronic Notice a Reset Rate Method Change Notice to the Remarketing Agent and to the Registered Holders not later than the Business Day following the date Freddie Mac consents or initiates such change.  Such Reset Rate Method Change Notice will set forth (A) a statement that a Weekly Reset Rate Method or Monthly Reset Rate Method, whichever is applicable, will be in effect, (B) the date on which such Weekly Reset Rate Method or Monthly Reset Rate Method will become effective; provided that such date will be a Business Day not earlier than the first day following the end of the term which was in effect and not earlier than eight Business Days following the date on which such notice is given by the Administrator to the Registered Holders, (C) a statement that the Class A Certificates will be subject to Mandatory Tender on the Reset Rate Method Change Date (subject to the Class A Holders’ right to retain their Class A Certificates) and (D) a statement that if all Available Remarketing Class A Certificates are not remarketed for a price equal to the Current Class A Certificate Balance thereof, beginning on the Reset Method Change Date all Class A Certificates will bear interest at the Weekly Reset Rate, notwithstanding, if applicable, the prior election to change the Reset Rate Method to the Monthly Reset Method.  Such notice will be attached to the Mandatory Tender Notice that is required to be provided pursuant to Section 6.05.

(d)Reversion to Weekly Reset Rate Method.  If the Administrator has not received a Term Reset Method Notice pursuant to Section 5.03(b), or a Reset Rate Method Change Notice pursuant to Section 5.03(c), by the ninth Business Day prior to the day that would be the Term Effective Date if the Term Reset Rate Method were to continue or if all Available Remarketing Class A Certificates have not been remarketed for a price equal to the Current Class a Certificate Balance thereof, the Reset Rate Method that will be in effect as of the end of such term will be a Weekly Reset Rate Method, and the Weekly Reset Rate will be determined by the Remarketing Agent on the last Business Day on or prior to the end of such term and will be effective from the day following the end of such term through the next succeeding Wednesday, or, if earlier, through the day preceding the next Reset Rate Method Change Date.  Unless any such Reset Rate Method Change Date occurs on or prior to such Wednesday, the Reset Rate Method thereafter will continue to be a Weekly Reset Rate Method unless and until a Reset Rate Method Change Date occurs.  On the eighth Business Day prior to the day that would be the Term Effective Date if the Term Reset Rate Method were to continue, the Administrator will give a notice to Freddie Mac and the Registered Holders of Class A Certificates setting forth (A) a statement that a Weekly Reset Rate Method will be in effect, (B) the date on which such Weekly Reset Rate Method will become effective, and (C) a statement that the Class A Certificates will be subject to Mandatory Tender on the Reset Rate Method Change Date (subject to the Class A Holders’ right to retain their Class A Certificates).  Such notice will be attached to the Mandatory Tender Notice that is required to be provided pursuant to Section 6.05.

Section 5.04Notice of Reset Rate.  On each Weekly Reset Date, Monthly Reset Date and Term Reset Date, promptly after determining the Reset Rate applicable to the Class A Certificates, the Remarketing Agent will give to the Sponsor, the Administrator and Freddie Mac, by Electronic Notice, a notice setting forth (A) the Maximum Reset Rate, (B) the Reset Rate and (C) the date on which such Reset Rate will take effect in accordance with this Article V.  Upon the giving of such notice to the Administrator, the determination of the Reset Rate by the Remarketing Agent will, in the absence of manifest error, be conclusive and binding upon the Remarketing Agent, the Administrator, Freddie Mac, and the Holders, subject to the Maximum Reset Rate.  The Administrator and the Remarketing Agent will make the Reset Rate available by telephone to any requesting Holder during regular business hours.

Section 5.05No Changes in Reset Rate Method During the Two Business Days Preceding Mandatory Tender Date.  No change in any Reset Rate Method will be effective during the last two Business Days preceding any Mandatory Tender Date.

Section 5.06Maximum Reset Rate.  In no event will the rate at which interest will accrue on any day on the Reset Rate Class A Certificates exceed the Maximum Reset Rate for such day.  The Maximum Reset Rate will be calculated by the Remarketing Agent on each Reset Date immediately prior to the determination of the Reset Rate.

Section 5.07Term Extended Rate.  Each Term Extended Rate Class A Certificate shall bear interest at the Term Extended Rate(s) specified in the Series Certificate Agreement.  The Series Certificate Agreement shall designate the Term Extended Rate(s) (including, if applicable, the periods of time such rates shall apply) for any Series of Term Extended Rate Class A Class Certificates as of the Date of Original Issue thereof.  Term Extended Rate Class A Certificates may not be converted to a Reset Rate Method or to a LIBOR Index Rate.  Notwithstanding anything to the contrary herein, none of the provisions of these Standard Terms with respect to the Liquidity Facility or the Tender Option shall apply to the Term Extended Rate Class A Certificates, nor any requirement for Mandatory Tender (other than with respect to Mandatory Tenders resulting from a Credit Provider Termination Event or a

Clean Up Event).  Except as otherwise provided in the Series Certificate Agreement, Holders of Term Extended Rate Class A Certificates may tender their Term Extended Rate Class A Certificates on any Optional Disposition Date in accordance with Section 7.05.  Term Extended Rate Class A Certificates are subject to early redemption on the Exchange Date in connection with a Tender Option Termination Event.

Section 5.08LIBOR Index Rate.  Each LIBOR Index Rate Class A Certificate shall accrue interest at the LIBOR Index Rate during each Accrual Period.  The Administrator shall determine the Quoted LIBOR Index Rate on each LIBOR Index Computation Date and such Quoted LIBOR Index Rate shall become effective on the LIBOR Index Reset Date next succeeding such LIBOR Index Computation Date and interest at such rate shall accrue each day during such Accrual Period (unless such Quoted LIBOR Index Rate exceeds the Maximum LIBOR Index Rate in which event the LIBOR Index Rate Class A Certificate shall bear interest at the Maximum LIBOR Index Rate during such Accrual Period).  The Indexing Agent shall provide to the Administrator no later than the Maximum LIBOR Index Rate Determination Date for each Accrual Period, the Maximum LIBOR Index Rate for such Accrual Period.  The determination of the LIBOR Index Rate by the Administrator shall be conclusive and binding upon the Holders absent manifest error.

LIBOR Index Rate Class A Certificates may not be converted to a Reset Rate Method or to a Term Extended Rate.  Notwithstanding anything to the contrary herein, none of the provisions of these Standard Terms with respect to the Liquidity Facility or the Tender Option shall apply to the LIBOR Index Rate Class A Certificates nor any requirement for Mandatory Tender (other than with respect to Mandatory Tenders resulting from a Credit Provider Termination Event or a Clean Up Event).  Except as otherwise provided in the Series Certificate Agreement, Holders of LIBOR Index Rate Class A Certificates may tender their LIBOR Index Rate Class A Certificates on any Optional Disposition Date in accordance with Section 7.05.  LIBOR Index Rate Class A Certificates are subject to early redemption on the Exchange Date in connection with a Tender Option Termination Event.

Article VI
THE LIQUIDITY FACILITY; THE TENDER OPTION; MANDATORY TENDER

Section 6.01Tender Option; Rights of Holders; Liquidity Facility.  (a)  Each Holder of a Reset Rate Class A Certificate will have the right, at its option, at the times and in compliance with the requirements and subject to the provisions of Section 6.03, to tender such Holder’s Reset Rate Class A Certificate in Authorized Denominations to the Administrator for purchase and to receive payment of the Purchase Price thereof pursuant to Section 6.06.  This right of tender is not available to Affected Certificates after the occurrence of an applicable Tender Option Termination Event or to Pledged Class A Certificates, Term Extended Rate Class A Certificates or LIBOR Index Rate Class A Certificates.

(b)(i)    Freddie Mac agrees to provide payment of the Purchase Price of Class A Certificates (other than Affected Certificates or Pledged Class A Certificates) on a Purchase Date, Optional Disposition Date or Mandatory Tender Date, as applicable, in accordance with the following provisions, but solely to the extent such events are applicable to the Series Pool.  Subject to its receipt of notice, if applicable, from the Remarketing Agent as provided in Section 6.01(b)(iii) and, if applicable, from the Paying Agent pursuant to Section 6.06(a)(v), Freddie

Mac hereby agrees to pay the Administrator no later than 2:00 p.m. on any Purchase Date, Optional Disposition Date or Mandatory Tender Date, as applicable, the Purchase Price of any Class A Certificate that is subject to (i) Optional Tender, (ii) Mandatory Tender following a Mandatory Tender Event, or (iii) the right of Reset Rate Class A Certificates to exercise the Optional Disposition Right (in each instance, less any available remarketing proceeds as provided in Section 6.06(a) or in the case of Class A Certificates subject to Mandatory Tender in connection with a Special Adjustment Event, only to the extent the applicable Purchase Price is not funded from the sources described in Sections 7.02(c) or (d) of these Standard Terms).  Unless a Tender Option Termination Event has occurred and continues with respect to all of the Certificates, this obligation of Freddie Mac is binding against it, irrespective of any insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of the debts of, or other similar events or proceedings affecting, any Person, or any action taken by any trustee or receiver, or any court in any such proceeding, or any allegation of invalidity of the agreement of Freddie Mac to make such payments in any such proceeding.

(ii)The initial Liquidity Commitment with respect to Reset Rate Class A Certificates is an amount equal to the sum of (A) the Aggregate Outstanding Class A Certificate Balance as of the Date of Original Issue plus (B) an amount equal to interest for thirty five (35) days on the Aggregate Outstanding Bond Balance at a rate per annum equal to the Weighted Average Bond Rate assuming that the Bond Rate is the maximum possible rate for the related Bond.  The Liquidity Commitment will be increased on any date on which Class B Certificates are converted to Reset Rate Class A Certificates pursuant to Section 2.14 so that as of such date of conversion, the Liquidity Commitment will be the Aggregate Outstanding Class A Certificate Balance plus an amount equal to interest for thirty five (35) days on the Aggregate Outstanding Bond Balance at a rate per annum equal to the Weighted Average Bond Rate assuming that the Bond Rate is the maximum possible rate for the related Bond.  The Liquidity Commitment shall be decreased on any date on which Reset Rate Class A Certificates (A) are canceled or exchanged for Bonds or proceeds from the Disposition of Bonds or (B) become Pledged Class A Certificates pursuant to the Series Certificate Agreement.

(iii)Freddie Mac’s obligation to pay the Purchase Price with respect to any Available Remarketing Class A Certificates on any Purchase Date, Optional Disposition Date or Mandatory Tender Date pursuant to the Liquidity Facility is subject to the condition precedent that Freddie Mac has timely received from the Remarketing Agent and, if applicable, the Paying Agent, all notices required to be received by Freddie Mac pursuant to Section 6.06 no later than 9:00 a.m. and 10:00 a.m., respectively, on such date, in which event Freddie Mac will pay the amounts required under the Liquidity Facility no later than 2:00 p.m. on such date.  If Freddie Mac receives such notice from the Remarketing Agent after 9:00 a.m., or from the Paying Agent, if applicable, after 10:00 a.m., it will pay the amounts required under the Liquidity Facility no later than 2:00 p.m. on the Business Day following the Purchase Date, as applicable.

(iv)The Administrator will receive and hold for the benefit of Freddie Mac all funds provided by Freddie Mac under the Liquidity Facility (or the Credit Facility pursuant to Section 4.11(d)) on account of the Purchase Price of Class A Certificates and will not disburse such funds until the tendered Class A Certificates have been received from the Registered Holders of the Tendered Class A Certificates.  On the Purchase Date, the Administrator will cause Pledged Class A Certificates to be registered in the name of the Pledge Custodian until remarketed or redeemed, subject to the security interest provided for in the Reimbursement Agreement.

(v)When Freddie Mac pays the Purchase Price of Class A Certificates tendered as provided above, all payment obligations of Freddie Mac related to the payment of the Purchase Price of such Class A Certificates will terminate, subject to reinstatement as provided in the next sentence.  Freddie Mac’s obligation to pay all or a portion of the Purchase Price of such tendered Reset Rate Class A Certificates, as applicable, pursuant to the Liquidity Facility will be reinstated (A) automatically, when and to the extent that (1) Freddie Mac has confirmed in writing to the Administrator full reimbursement in immediately available funds for the amount provided by it pursuant to the Liquidity Facility to pay all or a portion of the Purchase Price of such tendered Reset Rate Class A Certificates or (2) the Administrator has received immediately available funds from the Remarketing Agent or other applicable source to reimburse Freddie Mac fully for the amount provided to pay all or a portion of the Purchase Price of such tendered Reset Rate Class A Certificates, and the Remarketing Agent has delivered to Freddie Mac a certificate to that effect, by facsimile transmission to the Director of Multifamily Management and Information Control (with confirmation of the facsimile transmission by (X) telephone call to the Director of Multifamily Management and Information Control, and (Y) concurrently mailed an original certificate to that effect, completed and signed by an officer of the Remarketing Agent, by first-class mail, postage fully prepaid, to the Director of Multifamily Management and Information Control or to such other offices or Freddie Mac employee as Freddie Mac designates by written notice to the Remarketing Agent) or (B) at such time as and to the extent that Freddie Mac, in its discretion, advises the Remarketing Agent in writing that such reinstatement will occur, it being understood that Freddie Mac has no obligation to grant any such reinstatement except as provided in clause (A) immediately above.  Freddie Mac may, by notice to the Administrator and Remarketing Agent, change the office or employee to which such notice is to be provided.

(vi)The Liquidity Facility will terminate on the earlier of (i) the date that the Reset Rate Method for the Reset Rate Class A Certificates is changed to the Term Reset Rate Method for a term interval that ends on the latest maturity date of the Bonds, (ii) the termination of the Series pursuant to Article XIII, (iii) the occurrence of a Tender Option Termination Event with respect to all of the Certificates, or (iv) the date on which the Reset Rate Class A Certificates have been redeemed in full.

Section 6.02Funds Held by Administrator.  In connection with an exercise of the Tender Option pursuant to Section 6.03, if a Mandatory Tender Event occurs pursuant to Section 6.04, or in connection with an exercise of the Optional Disposition Right pursuant to Section 7.05, the Administrator, on behalf of the Holders of Class A Certificates (other than Affected Certificates and Pledged Class A Certificates), agrees to accept and hold all moneys related to the Purchase Price of such Certificates separate and apart from its other assets, until such funds are to be disbursed in accordance with the terms of the Series Certificate Agreement.

Section 6.03Exercise of Tender Option.  (a)  Purchase Dates.  Reset Rate Class A Certificates as to which a Weekly Reset Rate Method is in effect are eligible for purchase pursuant to the Tender Option on any Business Day, subject to compliance with the notice and other requirements set forth Section 6.03(b).  Reset Rate Class A Certificates as to which a Monthly Reset Rate Method is in effect are eligible for purchase pursuant to the Tender Option only on the first Business Day of every calendar month.  Reset Rate Class A Certificates as to which a Term Reset Rate Method is in effect are not eligible for purchase pursuant to the Tender Option; such Class A Certificates are subject to mandatory tender on the Mandatory Tender Date following a Mandatory Tender Event, subject to the Holder’s right to retain its Class A Certificate.

(b)Exercise Notice and Delivery Requirements for Reset Rate Class A Certificates.  In order to exercise the Tender Option with respect to Reset Rate Class A Certificates, a Holder will instruct its DTC Participant to (i) give to the Administrator and the Remarketing Agent, not later than 5:00 p.m. on the fifth Business Day preceding the applicable Purchase Date, a notice of exercise of the Tender Option (an “Exercise Notice”), (ii) deliver not later than 11:00 a.m. on the Purchase Date “free” to the Administrator, by book-entry transfer into the Administrator’s account at DTC, all tendered Certificates, and (iii) advise the Administrator, in writing, of the single account of such DTC Participant into which payment for such Certificates (for all Holders using such DTC Participant) is to be transferred.  Any such Exercise Notice (A) will specify the Initial Certificate Balance and Current Certificate Balance in Authorized Denominations of the Certificates tendered and the Purchase Date on which such Certificates will be purchased, and (B) will be given telephonically, with prompt confirmation by Electronic Notice, to the Administrator at its principal office and to the Remarketing Agent at its principal office.

(c)Irrevocability of Exercise Notice.  Any exercise of the Tender Option made pursuant to this Section 6.03 will be irrevocable, and from and after the giving of an Exercise Notice to the Administrator or the Remarketing Agent in accordance with Section 6.03(b), the Class A Holder will have no further rights or interests in such Reset Rate Class A Certificates other than the right to receive payment of the Purchase Price, without interest on such Reset Rate Class A Certificates from and after the Purchase Date, as provided in Section 6.06, from moneys held by the Administrator for such purpose, upon delivery or deemed delivery of such Certificates to the Administrator in accordance with Section 6.03.

(d)Failure to Deliver Reset Rate Class A Certificates Following Exercise Notice.  If an Exercise Notice with respect to any Reset Rate Class A Certificate is duly given by any DTC Participant, but the Reset Rate Class A Certificate described in such Exercise Notice is not timely delivered to the Administrator as described in Section 6.03, the Administrator will deem such Reset Rate Class A Certificate to have been delivered, and the Administrator will promptly notify the DTC Participant that the DTC Participant will be required to deliver such Certificate to the Administrator as described in Section 6.03(b).

(e)Re-Delivery in Event of Failed Exercise.  If the Administrator deems the Tender Option not to have been exercised with respect to any Reset Rate Class A Certificate, or if any Reset Rate Class A Certificates are delivered to the Administrator in connection with an attempted exercise of the Tender Option, but such attempted exercise does not comply with the requirements of subsection (b) above, the Administrator will reject such exercise and use its best efforts to redeliver such Class A Certificates by requesting the transfer of such Certificates “free” on the records of DTC to the Holder’s DTC Participant.

(f)Tender Advice.  Not later than 5:00 p.m. on the Business Day after it receives an Exercise Notice, the Administrator will give Freddie Mac, the Remarketing Agent and DTC a Tender Advice by Electronic Notice setting forth (i) the Purchase Date, and (ii) the Current Certificate Balance in Authorized Denominations of such Reset Rate Class A Certificates tendered for purchase.

Section 6.04Mandatory Tender Events.  Class A Certificates (other than Affected Certificates and Pledged Class A Certificates) are subject to Mandatory Tender in accordance with the procedures set forth in Sections 6.05, 6.06, 6.07 and 6.08.  Subject to the right of a Holder of Reset Rate Class A Certificates to retain a Reset Rate Class A Certificates pursuant to Section 6.07, the Class A Certificates (other than Affected Certificates and Pledged Class A Certificates) are subject to Mandatory Tender on the earliest to occur of (a) the Business Day specified by Freddie Mac pursuant to Section 7.03(a) below with respect to a Liquidity Provider Termination Event or pursuant to Section 7.03(b) below with respect to a Credit Provider Termination Event, (b) the fifth (5th) Business Day after the Administrator provides notice to the Holders with respect to a Sponsor Act of Bankruptcy pursuant to Section 7.04, (c) on the Business Day prior to the date of assignment described in Section 3.07 in connection with a Successor Sponsor, (d) a Term Effective Date (that is not a Reset Rate Method Change Date), (e) a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Weekly Reset Rate Method or Monthly Reset Rate Method to a Monthly Reset Rate Method or a Term Reset Rate Method, (f) a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Term Reset Rate Method or a Monthly Reset Rate Method to a Weekly Reset Rate Method or Monthly Reset Rate Method, (g) the date on which an amendment to the Standard Terms described in Section 12.01(b) of the Standard Terms becomes effective, (h) the date specified by Freddie Mac as described in Section 7.02(b) below with respect to a Special Adjustment Event and (i) the date specified by Freddie Mac or the Sponsor as described in Section 7.06(b) below with respect to a Clean-Up Event (each, a “Mandatory Tender Date”).  Holders of Affected Certificates and Pledged Class A Certificates have no right to tender such Affected Certificates or Pledged Class A Certificates for purchase by the Administrator at the Purchase Price upon the occurrence of a Mandatory Tender Event.

Section 6.05Notice of Mandatory Tender.  (a)  When any Mandatory Tender Event occurs, the Administrator will give to the Registered Holders a Mandatory Tender Notice, as applicable, with one copy to Freddie Mac, the Sponsor and the Remarketing Agent (i) on the Business Day on which such notice is required to be given pursuant to Section 7.03(a) in connection with the occurrence of a Liquidity Provider Termination Event and pursuant to Section 7.03(b) in connection with the occurrence of a Credit Provider Termination Event, (ii) on the Business Day on which such notice is required to be given pursuant to Section 7.04 in connection with the occurrence of a Sponsor Act of Bankruptcy, (iii) on the Business Day on which notice is required to be given pursuant to Section 3.07 in connection with a Successor Sponsor, (iv) on the Business Day on which such notice is required to be given in connection with a Term Reset Method Notice, a Reset Method Change Notice or a reversion to a Weekly Rate Reset Method, (v) on the Business Day on which notice is required to be given pursuant to the procedures related to a Section 12.01(b) amendment, (vi) on the Business Day on which such notice is required to be given with respect to a Special Adjustment Date pursuant to Section 7.02(b) and (vii) on the Business Day on which notice is required to be given pursuant to Section 7.06(b) in connection with the occurrence of a Clean-Up Event.  Each Mandatory Tender Notice will set forth (A) the Mandatory Tender Date, (B) a brief statement specifying the applicable Mandatory Tender Event, (C) a statement that the Purchase Price payable to the Holders of Class A Certificates (other than Affected Certificates, Pledged Class A Certificates or Reset Rate Class A Certificates with respect to which the Holders thereof have timely delivered a Retention Notice) pursuant to Section 6.06 will be payable on the Mandatory Tender Date, and that interest payable with respect to such Class A Certificates will cease to accrue from and after such

Mandatory Tender Date, (D) in connection with a Terminating Mandatory Tender Date, a statement that Hypothetical Gain Share, if any, will be paid to the Holders of Class A Certificates based upon a valuation of the Bonds, (E) if applicable, a statement that such Reset Rate Class A Holder will have the right to elect to retain such Certificates by delivering a Retention Notice to the Administrator under the circumstances, at the time and in the manner provided in Section 6.07, (F) if applicable, a statement that even if the Holder of Class A Certificates fails to surrender its Class A Certificate on the Mandatory Tender Date, the Tender Option with respect to such Certificates will terminate on the Mandatory Tender Date, and any Class A Certificates not surrendered on the Mandatory Tender Date will, for all purposes of the Series Certificate Agreement, be deemed to have been surrendered unless the applicable Holder of Reset Rate Class A Certificates has delivered a conforming Retention Notice; and (G) if applicable, a statement that, notwithstanding such Mandatory Tender Notice, each affected Holder of Class A Certificates will continue to have the right to exercise the Tender Option in accordance with the terms and provisions of the Series Certificate Agreement; provided that, if the Series is terminated as a result of such Mandatory Tender Event, such right will terminate at the last applicable time and date on which an Exercise Notice may be given by or on behalf of such Holder of Class A Certificates in accordance with the terms and provisions of the Series Certificate Agreement.

(b)Tender Advice.  Not later than 10:00 a.m. on the second Business Day prior to any Mandatory Tender Date, the Administrator will give a Tender Advice by Electronic Notice to DTC, the Remarketing Agent and Freddie Mac setting forth (A) such Mandatory Tender Date, (B) the aggregate Current Certificate Balance of Class A Certificates subject to Mandatory Tender and (C) if applicable, the Authorized Denominations of Class A Certificates with respect to which a conforming Retention Notice has been received by the Administrator.

Section 6.06Funding Procedures; Payment of Purchase Price.

(a)Funding Procedures.  (i) The Purchase Price of any Class A Certificate will be paid as follows if the applicable conditions have been satisfied:

(A)A Holder of Reset Rate Class A Certificates that has properly exercised its Tender Option will be paid on the Purchase Date designated in the related Exercise Notice.

(B)A Holder of Class A Certificates subject to Mandatory Tender will be paid on the Mandatory Tender Date designated in the related Mandatory Tender Notice.

(C)A Holder of Class A Certificates that has properly exercised its Optional Disposition Right will be paid on the Optional Disposition Date.

The Administrator will obtain funds to make such payments on or before the designated date for distribution as provided in Section 6.06(c) from the Person indicated below in the following order of priority (provided, however, the Administrator shall obtain funds for the payment of the Purchase Price for Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates as set forth in Section 6.06(a)(vi) below):

(1)with respect to Available Remarketing Class A Certificates as described in Section 6.06(a)(ii) only, the Remarketing Agent will deposit with the Administrator, immediately available funds in an amount equal to the net proceeds from the remarketing of such Reset Rate Class A Certificates up to the amount of such Purchase Price, or with respect to Reset Rate Class A Certificates subject to Mandatory Tender as a result of a Special Adjustment Event as described in Section 7.02 only, the Pledge Custodian or the Sponsor, as applicable, will deposit with the Administrator immediately available funds in the amount of such Purchase Price; and

(2)with respect to Tendered Class A Certificates, all Reset Rate Class A Certificates subject to Mandatory Tender, or Reset Rate Class A Certificates with respect to which the Holder has exercised the Optional Disposition Right, the Administrator will, subject to the terms and conditions of the Liquidity Facility, if any, demand payment of an amount equal to such Purchase Price (less any amounts received from remarketing proceeds), which will be deposited with the Administrator on behalf of the Holders by Freddie Mac, in immediately available funds.

(ii)Upon receipt by the Administrator and the Remarketing Agent of (A) an Exercise Notice with respect to Tendered Class A Certificates, (B) notice of a Mandatory Tender Date with respect to a Term Effective Date (that is not a Reset Rate Method Change Date) or  a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method, (C) notice of a Mandatory Tender Date with respect to an amendment to the Standard Terms pursuant to Section 12.01(b), (D) notice of a Mandatory Tender Date with respect to the appointment of a successor Sponsor, and (E) unless otherwise directed by Freddie Mac, notice that any Holder of Reset Rate Class A Certificates has exercised its Optional Disposition Right (all Certificates being subject to any such notice being referred to as “Available Remarketing Class A Certificates”), the Remarketing Agent will use its best efforts to solicit offers for purchases of such Available Remarketing Class A Certificates in accordance with the Remarketing Agreement and the Series Certificate Agreement.  With respect to any Available Remarketing Class A Certificates that the Remarketing Agent has been able to obtain successfully a bid for the purchase thereof, which bid, if accepted, would be binding on the bidder for the consummation of the sale of such Available Remarketing Class A Certificates, the Remarketing Agent shall in accordance with the Remarketing Agreement provide funds, as principal and not as agent, to the Administrator to effect such purchase.

(iii)Not later than 9:00 a.m. on the Purchase Date, a Mandatory Tender Date or an Optional Disposition Date, as applicable, the Administrator will confirm with the Remarketing Agent the Purchase Price of such Available Remarketing Class A Certificates.  Not later than 9:00 a.m. on the Purchase Date, Mandatory Tender Date or Optional Disposition Date, as applicable, the Remarketing Agent will give to Freddie Mac and the Administrator, a Remarketing Agent Notice by Electronic Notice, promptly confirmed by first class mail.  Such Remarketing Agent Notice will contain (A) a statement that such Available Remarketing Class A

Certificates have been fully remarketed, and that the net remarketing proceeds will be deposited with the Administrator by not later than 9:15 a.m. on such Purchase Date, Mandatory Tender Date or Optional Disposition Date, as applicable, or (B) a statement that only a portion of such Available Remarketing Class A Certificates have been remarketed and the remarketing proceeds that were obtained will be deposited with the Administrator by not later than 9:15 a.m. on the Purchase Date, Mandatory Tender Date or Optional Disposition Date, as applicable, or (C) a statement that such Available Remarketing Class A Certificates have not been remarketed by the Remarketing Agent and that no funds will be deposited with the Administrator on the Purchase Date, Mandatory Tender Date or Optional Disposition Date, as applicable.  If such Available Remarketing Class A Certificates have been remarketed and the Remarketing Agent has received the remarketing proceeds, the Remarketing Agent will, not later than 9:15 a.m. on the Purchase Date, Mandatory Tender Date, or Optional Disposition Date, as applicable, deposit with the Administrator, from the remarketing proceeds, immediately available funds in the amount specified in the Remarketing Agent Notice.

(iv)If Freddie Mac has received a Remarketing Agent Notice from the Remarketing Agent as described in Section 6.06(a)(iii) indicating a failure to remarket any of the Available Remarketing Class A Certificates and requesting payment, Freddie Mac will make a payment in accordance with the conditions set forth in the Liquidity Facility, if applicable, of the Purchase Price of such Available Remarketing Class A Certificates not remarketed (net of any remarketing proceeds that have been received) no later than 2:00 p.m. on the Purchase Date.  Any such Remarketing Agent Notice must be sent to Freddie Mac’s Special Transaction Accounting by facsimile transmission at (703) 714-3273, immediately confirmed by overnight delivery service (or to such other facsimile number or using such other means of electronic communication as otherwise instructed by Freddie Mac).

(v)If the Administrator has appointed a Paying Agent, it will be an additional condition precedent to Freddie Mac’s obligations to pay pursuant to the Liquidity Facility, if applicable, that no later than 10:00 a.m. on the Purchase Date, Mandatory Tender Date or Optional Disposition Date, as applicable, the Paying Agent will have provided proper notice by facsimile means to Freddie Mac to the effect that monies held by the Paying Agent for the purpose of paying the Purchase Price of Tendered Class A Certificates are insufficient and that Freddie Mac is required pursuant to the Liquidity Facility, if applicable, to cover such deficit.

(vi)Notwithstanding the foregoing, or anything to the contrary herein, (x) the Purchase Price of Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates subject to Mandatory Tender in connection with a Credit Provider Termination Event or a Clean-Up Event shall be paid from amounts received upon demand of Freddie Mac under Section 4.11(d), and (y) the Purchase Price of Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates being tendered pursuant to the Optional Disposition Right shall be paid from proceeds of the sale of Bonds selected by Freddie Mac (after consultation with the Sponsor, but if no agreement is reached between Freddie Mac and the Sponsor, then such Bonds as shall be selected by Freddie Mac).   If the Sponsor or the Holders of the Class B Certificates commit to purchase the selected Bonds at a price that is at least the Commitment Price, such Bonds shall be sold to the Sponsor or the Holders of the Class B Certificates.

(b)Purchase Price Excesses.  If, as of any time preceding the payment of the Purchase Price of Class A Certificates the sum of the amounts deposited with the Administrator pursuant to Section 6.06(a) exceeds the aggregate Purchase Price of such Class A Certificates (any such excess, a “Purchase Price Excess”), the Administrator will (i) give to the Remarketing Agent and Freddie Mac notice of the amount of such Purchase Price Excess by Electronic Notice, and (ii) pay by wire transfer of immediately available funds unless otherwise requested (A) first, to Freddie Mac, that portion of the Purchase Price Excess funded by Freddie Mac pursuant to the Liquidity Facility, if applicable, and (B) second, to the Remarketing Agent, the balance of such Purchase Price Excess.  Such payments will be made by the Administrator in accordance with written instructions for such transfer provided by Freddie Mac.  Concurrently with the receipt by Freddie Mac or the Remarketing Agent, as the case may be, of any payment made pursuant to this Section 6.06(b), such Person will execute and deliver to the Administrator a receipt therefor.

(c)(i)    Payment of Purchase Price of Tendered Class A Certificates.  Payment of the Purchase Price of any Tendered Class A Certificates will be made by the Administrator at or before 3:00 p.m. to the Class A Holders, upon receipt by the Administrator of such Class A Certificates pursuant to Section 6.03(b), from amounts provided to the Administrator by 2:00 p.m., by wire transfer of immediately available funds to such account as such Holder’s DTC Participant has specified in writing to the Administrator.  If all or a portion of funds for the payment of the Purchase Price of any Tendered Class A Certificates are provided the Administrator after 2:00 p.m. on any Business Day, the Administrator will pay such Purchase Price or portion thereof to the related DTC Participant by not later than 3:00 p.m. on the next succeeding Business Day.

(ii)Payment of Purchase Price of Certificates Subject to Mandatory Tender or Optional Disposition Right.  Subject to Section 6.07, payment of the Purchase Price of any Class A Certificates subject to Mandatory Tender or the Optional Disposition Right will be made by the Administrator to the Class A Holders, from amounts provided to the Administrator from remarketing proceeds, from in the case of a Mandatory Tender related to a Special Adjustment Event the Pledge Custodian or the Sponsor, from in the case of Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates amounts received from Freddie Mac pursuant to Section 4.11(d) and 6.06(a)(vi), or from the Liquidity Facility, if applicable, as applicable, pursuant to Section 6.06(a) only upon presentation and surrender of the Class A Certificates by the Class A Holder, on the Mandatory Tender Date or Optional Disposition Date, as applicable, at the principal office of the Administrator.  Such payment will be made by the Administrator at or before 3:00 p.m. to the Class A Holder from amounts provided to the Administrator by 2:00 p.m. on any Business Day for such purpose pursuant to Section 6.06(a), by payment to the Class A Holder by wire transfer of immediately available funds to such account as such Holder’s DTC Participant specifies in writing to the Administrator.  If all or a portion of the funds for payment of the Purchase Price of a Class A Certificate that is subject to Mandatory Tender or the Optional Disposition Right are provided to the Administrator after 2:00 p.m. on any Business Day, the Administrator will pay such Purchase Price or portion thereof to the related DTC Participant by not later than 3:00 p.m. on the next succeeding Business Day.

(iii)Failure to Pay Purchase Price.  If payment of the Purchase Price is not made as described in Section 6.06(c)(i) or (ii), as applicable, on any Purchase Date for Class A Certificates for which the Tender Option has been exercised, any Mandatory Tender Date or the Optional Disposition Date for Class A Certificates for which the Optional Disposition Right has been exercised because of (i) a failure by the Liquidity Provider to comply with the terms of the Liquidity Facility, if applicable (a “Liquidity Failure”), provided such failure is not cured on or before the third Business Day after such date, or (ii) a failure by Freddie Mac to comply with the terms of 4.11(d) and provide the Purchase of the Class A Certificates to the Administrator by 2:00 p.m. on the Mandatory Tender Date (a “Credit Failure”), provided such failure is not cured on or before the third Business Day after such date, then each Class A Holder will be required to exchange its Class A Certificates for its pro rata share of the Bonds or sales proceeds thereof in accordance with Section 13.04 on the related Exchange Date.  The Administrator will immediately notify the Sponsor upon the occurrence of a Credit Failure or Liquidity Failure, and the Sponsor will advise the Administrator of the related Exchange Date.  The Administrator will notify the Registered Holders, each applicable Rating Agency and the Remarketing Agent within one Business Day after the occurrence of a Credit Failure or Liquidity Failure.  Any distribution made in connection with such a Credit Failure or Liquidity Failure is in no way intended to, and will not, negate or waive any rights of the Holders of Class A Certificates or the Administrator on their behalf, to take any action against, or to pursue any other remedy available to them under the Series Certificate Agreement, under any other document related to the Series Certificate Agreement, at law, in equity or otherwise against Freddie Mac, with respect to any failure by Freddie Mac to pay the Purchase Price for Class A Certificates when required to do so and such failure is not cured on or before the third Business Day after the related Mandatory Tender Date or Purchase Date.

(d)Disposition of Tendered Class A Certificates and Class A Certificates Subject to Mandatory Tender.  (i)  Concurrently with the payment of the Purchase Price for Class A Certificates on any Purchase Date, Mandatory Tender Date or Optional Disposition Date, the Administrator will (A) to the extent that the Remarketing Agent deposited with the Administrator remarketing proceeds in the amount of such Purchase Price pursuant to Section 6.06(a)(i), deliver to the Remarketing Agent (for redelivery to the purchasers of such Class A Certificates) the Class A Certificates with respect to which the Remarketing Agent deposited with the Administrator the Purchase Price, (B) to the extent Freddie Mac deposited with the Administrator, or in the case of Class A Certificates subject to Mandatory Tender related to a Special Adjustment Event, the Pledge Custodian or the Sponsor deposited with the Administrator, the amount of any Purchase Price with respect to any such Class A Certificates, deliver to the Pledge Custodian, for the benefit of Freddie Mac, such Class A Certificates with respect to which Freddie Mac, the Pledge Custodian or the Sponsor, as applicable, deposited with the Administrator such Purchase Price, and (C) to the extent Freddie Mac deposited with the Administrator the Purchase Price for the Class A Certificates pursuant to Section 4.11(d) and 6.06(a)(vi), such Class A Certificates shall be cancelled as set forth in Section 13.03.  In the case of a delivery described by clause (A) above, the Administrator will deliver such Class A Certificates to the Remarketing Agent registered in such name and to such address as the Remarketing Agent directs in writing.  In the case of a delivery described by clause (B) above, the Administrator will deliver such Class A Certificates to the Pledge Custodian registered in such name, and to such address, as Freddie Mac directs in writing, and the Administrator and the Certificate Registrar will note the pledge of such Class A Certificates to the Pledge Custodian on behalf of Freddie Mac on the books and records of the Administrator and the Certificate

Registrar, and the Administrator will send confirmation of such delivery to Freddie Mac.  Any Class A Certificates delivered to the Pledge Custodian as described in the preceding sentence will be Pledged Class A Certificates subject to Section 4.06.  Following such registration, Freddie Mac will be entitled to receive payments on the Pledged Class A Certificates in accordance with its interest.

(ii)If any Class A Certificate that is subject to Mandatory Tender is not surrendered by the Holder of such Certificate on a Mandatory Tender Date (except for a Class A Certificate which the respective Holder has elected to retain as provided in Section 6.07), such Class A Certificate will be deemed surrendered for all purposes under the Series Certificate Agreement.  After the Mandatory Tender Date, except to the extent of the portion, if any, of the Current Class A Certificate Balance of such Class A Certificates that is not subject to Mandatory Tender on such Mandatory Tender Date, the Class A Holder will have no further rights with respect to such Class A Certificates except the right to receive payment of the Purchase Price, without interest from or after the Mandatory Tender Date, and its portion of the Hypothetical Gain Share, if any, pursuant to Section 13.03 upon the presentation and surrender of such Class A Certificate at the Delivery Office of the Administrator.

(e)Reductions of the Aggregate Outstanding Amounts.  The Aggregate Outstanding Class A Certificate Balance will be reduced by the aggregate Current Certificate Balance of such Class A Certificates subject to Mandatory Tender that are canceled.

(f)No Investment.  Any amounts received pursuant to the Liquidity Facility, if any, or as remarketing proceeds will be held uninvested.

(g)Substitution of Procedure Times.  Any times specified in Sections 6.03 and 6.06 may be modified pursuant to (i) a Series Certificate Agreement applicable to any Series of Certificates or (ii) written agreement executed by Freddie Mac, the Administrator and the Remarketing Agent, provided notice of any such agreement is provided to the Registered Holders of Certificates.

Section 6.07Right of Holder to Elect to Retain Reset Rate Class A Certificates Upon the Occurrence of Certain Mandatory Tender Events.  (a)  If the Reset Rate Class A Certificates are subject to Mandatory Tender in connection with (a) a Term Effective Date (that is not a Reset Rate Method Change Date), (b) a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Weekly Reset Rate Method or a Monthly Reset Rate Method to a Monthly Reset Rate Method or a Term Reset Rate Method, (c) a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Term Reset Rate Method or a Monthly Reset Rate Method to a Weekly Reset Rate Method or Monthly Reset Rate Method, (d) the date on which the Sponsor assigns its duties to a successor Sponsor pursuant to Section 3.08 or (e) the date on which an amendment to the Standard Terms described in Section 12.01(b) becomes effective, the Reset Rate Class A Certificates owned by each Holder that exercised its right to elect to retain such Reset Rate Class A Certificates in accordance with the requirements of subsection (b) below will not be subject to Mandatory Tender.

(b)In order to elect to retain such Holder must deliver (or cause its DTC Participant to deliver, as required) to the principal office of the Administrator, a Retention Notice by no later than 12:00 noon on the third Business Day prior to the Mandatory Tender Date.  The Administrator will give a copy of each Retention Notice received by it to the Remarketing Agent and Freddie Mac, by Electronic Notice, promptly confirmed in writing by mailing a copy thereof, not later than the Business Day following the Business Day on which the Administrator receives such notice.  Upon receipt by the Administrator of a Retention Notice, the related Reset Rate Class A Certificates will no longer be subject to the applicable Mandatory Tender.

Section 6.08Sole Sources of Payment of Purchase Price.  The sole sources of payment of the Purchase Price of any Tendered Class A Certificates, Reset Rate Class A Certificates subject to Mandatory Tender, and Reset Rate Class A Certificates with respect to which the Holders thereof have exercised the Optional Disposition Right will be (a) proceeds from the remarketing of Available Remarketing Class A Certificates, to the extent available, (b) with respect to Class A Certificates subject to Mandatory Tender as a result of a Special Adjustment Event as described in Section 7.02 only, the Pledge Custodian or the Sponsor, and (c) amounts received under the Liquidity Facility, if applicable, as further described in Section 6.06(a)(1) and (2).

Article VII
TENDER OPTION TERMINATION EVENTS AND CERTAIN MANDATORY TENDER EVENTS; OPTIONAL DISPOSITION RIGHt

Section 7.01Tender Option Termination Events.  (a)  Without notice, on or prior to any Purchase Date, Mandatory Tender Date, or Optional Disposition Date, upon the occurrence of any of the following events (each a “Tender Option Termination Event”), the Tender Option will be terminated as provided below:

(i)there shall have occurred (A) a failure to pay when due any installment of principal of or premium, if any, or interest with respect to any Bonds (whether by scheduled maturity, regular repayment, acceleration, demand or otherwise), and (B) a failure by Freddie Mac to pay under the Credit Enhancement set forth in Section 4.11, which failure or failures continue for a period of three (3) Business Days;

(ii)upon the entry of any decree or judgment by a court of competent jurisdiction or the taking of any official action by the Internal Revenue Service or the Department of the Treasury, which decree, judgment or action is deemed final under applicable procedural law, and which has the effect of a determination that the interest on any of the Bonds is includable in the gross income of the recipients thereof for federal income tax purposes; or

(iii)if the rating of the long-term senior debt of Freddie Mac is reduced below “investment grade” (being “Baa3” in the case of Moody’s and “BBB-” in the case of Fitch and S&P) by each such Rating Agency rating such debt.

When the Administrator has Knowledge of a Tender Option Termination Event it will promptly give the Remarketing Agent, Registered Holders, the Sponsor and each applicable Rating Agency a Tender Option Termination Notice with respect thereto by Electronic Notice, promptly confirmed by mailing a copy thereof.  The Tender Option Termination Notice will set forth (1) a description of the Tender Option Termination Event that has occurred and a description of the Affected Bonds, (2) the date when such Tender Option Termination Event occurred, (3) a schedule, prepared by Freddie Mac, of the Bonds, if any, that will remain after the complete or partial liquidation of the Series Pool and required distributions have been effected on the related Exchange Date, and (4) a schedule, prepared by Freddie Mac, of the amounts of Class A Certificates and Class B Certificates, and of the Liquidity Commitment, that will remain after the complete or partial liquidation of the Series Pool and after all required distributions have been effected on the related Exchange Date.

The Administrator will have no duty or obligation to ascertain whether any Tender Option Termination Event described therein occurred; and provided further, that neither the failure to give notice of any Tender Option Termination Event to the Administrator, the failure of the Administrator to give such notice to any Registered Holder, nor the failure of any Holder to receive such notice, will delay or affect in any manner the termination of the right of Class A Holders to exercise the Tender Option with respect to any Affected Certificate.

When a Tender Option Termination Event occurs, the Series Pool Assets will be subject to complete or partial liquidation on the related Exchange Date in accordance with Section 13.04.

If a Tender Option Termination Event under (iii) above relating to a downgrade of Freddie Mac’s long-term senior debt occurs, upon three (3) Business Days of receiving notice of the occurrence of the Tender Option Termination Event, Registered Holders representing 100% of the Certificates outstanding may elect to waive the occurrence of the Tender Option Termination Event by sending written notice (which may be Electronic Notice) of their election to waive the occurrence of the Tender Option Termination Event to the Administrator and the Sponsor. If the Administrator receives the notice referred to in the previous sentence, the Tender Option Termination Event shall be deemed to not have occurred and the scheduled Exchange Date relating to such Tender Option Termination Event shall be cancelled.

Section 7.02Special Adjustment Event.  (a)  Freddie Mac will have the right to cause a Mandatory Tender in part of the Class A Certificates (i) upon the Pledge Custodian’s receipt of any principal paid with respect to any “Class B Certificates” of another designated Series with respect to such Certificates; provided that in such event, the aggregate Current Certificate Balance of Class A Certificates subject to Mandatory Tender will equal the amount of such principal received by the Pledge Custodian as of the tenth Business Day of the month (rounded down to the nearest $5,000 increment) which, at the direction of Freddie Mac, is to be remitted to the Administrator on or before the related Mandatory Tender Date or (ii) when any event permitting a Special Adjustment Event described in the provisions of the Reimbursement Agreement occurs, in which case the aggregate Current Certificate Balance of Class A Certificates subject to Mandatory Tender will equal the amount needed to satisfy such provisions of the Reimbursement Agreement.  The Series Certificate Agreement will designate the other series pool from which payments of principal on “Class B Certificates” will generate a Special Adjustment Event.

(b)When any Special Adjustment Event occurs with respect to which Freddie Mac exercises its right to cause a Mandatory Tender, Freddie Mac will give a Special Adjustment Event Notice to the Administrator, each applicable Rating Agency, and the Remarketing Agent by Electronic Notice, promptly confirmed by mailing a copy thereof.  The Special Adjustment Event Notice will set forth (i) a brief statement describing the Special Adjustment Event, (ii) the aggregate Current Certificate Balance of Reset Rate Class A Certificates to be Selected by Lot which will be subject to Mandatory Tender, and (iii) the Special Adjustment Date specified by Freddie Mac on which Reset Rate Class A Certificates so Selected by Lot will be subject to Mandatory Tender, which date may not be earlier than five (5) nor later than ten (10) Business Days after that the Administrator provides notice to the Holders as described in the following sentence.  Not later than 5:00 p.m. on the second Business Day following the date on which a Special Adjustment Event Notice is received by the Administrator, the Administrator will give to Registered Holders Selected by Lot a Mandatory Tender Notice.  Any Special Adjustment Event Notice executed by Freddie Mac under the Series Certificate Agreement will become irrevocable when the related Mandatory Tender Notice is given by the Administrator to the Registered Holders Selected by Lot.  Pledged Class A Certificates existing at the time of such Mandatory Tender will not be subject to Mandatory Tender as a result of the Special Adjustment Event.

(c)If a Special Adjustment Event arises from the receipt of principal paid with respect to any Class B Certificate of another Series as provided above, no later than 3:00 p.m. on such Mandatory Tender Date, the Administrator will, with the monies provided by the Pledge Custodian to the Administrator, purchase an equal aggregate Current Certificate Balance of Reset Rate Class A Certificates tendered on the related Mandatory Tender Date for the account of each related holder of Tax-Exempt Class B Certificates of the other Series (an “Exchanging Holder”).

(d)If a Special Adjustment Event occurs due to certain events under the Reimbursement Agreement, the Sponsor will purchase from the applicable Holders of Reset Rate Class A Certificates, the Reset Rate Class A Certificates tendered on the related Mandatory Tender Date, with such purchase to occur no later than 3:00 p.m. on such Mandatory Tender Date.

(e)Reset Rate Class A Certificates that are purchased on a Mandatory Tender Date in connection with a Special Adjustment Event will be deemed Pledged Class A Certificates, will be delivered to the Pledge Custodian to be held pursuant to the Reimbursement Agreement and will not be subject to any subsequent remarketing.

(f)No Hypothetical Gain Share will be payable in connection with any Mandatory Tender arising as the result of a Special Adjustment Event.

Section 7.03Liquidity Provider Termination Event; Credit Provider Termination Event.

(a)When any Liquidity Provider Termination Event occurs with respect to which Freddie Mac (subject to Section 7.1 of the Reimbursement Agreement) exercises its right to cause a Mandatory Tender, Freddie Mac will give a Liquidity Provider Termination Notice to the Administrator, the Remarketing Agent, the Sponsor and each applicable Rating Agency by Electronic Notice, promptly confirmed by first class mail, which notice will set forth (i) a brief statement describing the Liquidity Provider Termination Event giving rise to such termination, and (ii) the Mandatory Tender Date specified by Freddie Mac on which the Reset Rate Class A Certificates will be subject to Mandatory Tender, which date will be no earlier than five (5), nor later than ten (10), Business Days after the Administrator provides notice to the Holders, as described in the following sentence.  Not later than 5:00 p.m. on the second Business Day following the date on which a Liquidity Provider Termination Notice is received by the Administrator, the Administrator will give to the Registered Holders a Mandatory Tender Notice.  Any Liquidity Provider Termination Notice executed by Freddie Mac under the Series Certificate Agreement will become irrevocable when the related Mandatory Tender Notice is given by the Administrator to the Registered Holders.

(b)When any Credit Provider Termination Event occurs with respect to which Freddie Mac (subject to Section 7.1 of the Reimbursement Agreement) exercises its right to cause a Mandatory Tender, Freddie Mac will give a Credit Provider Termination Notice to the Administrator, the Remarketing Agent, the Sponsor and each applicable Rating Agency by Electronic Notice, promptly confirmed by first class mail, which notice will set forth (i) a brief statement describing the Credit Provider Termination Event giving rise to such termination, and (ii) the Mandatory Tender Date specified by Freddie Mac on which the Term Extended Rate Class A Certificates or LIBOR Index Rate Class A Certificates, as applicable, will be subject to Mandatory Tender, which date will be no earlier than five (5), nor later than ten (10), Business Days after the Administrator provides notice to the Holders, as described in the following sentence.  Not later than 5:00 p.m. on the second Business Day following the date on which a Credit Provider Termination Notice is received by the Administrator, the Administrator will give to the Registered Holders a Mandatory Tender Notice.  Any Credit Provider Termination Notice executed by Freddie Mac under the Series Certificate Agreement will become irrevocable when the related Mandatory Tender Notice is given by the Administrator to the Registered Holders.

Section 7.04Sponsor Act of Bankruptcy.  (a)  If the Partnership Factors apply to the Series Pool, the Class A Certificates are subject to Mandatory Tender upon the occurrence of a Sponsor Act of Bankruptcy, in accordance with the following provisions.  If the Series Certificate Agreement provides that the Partnership Factors will apply, then when a Sponsor Act of Bankruptcy occurs (i) Freddie Mac will promptly give a Notice of Sponsor Bankruptcy to the Administrator, the Remarketing Agent and each applicable Rating Agency, promptly confirmed by first class mail, which Notice of Sponsor Bankruptcy will set forth (A) a statement that the Administrator has received notice that a Sponsor Act of Bankruptcy has occurred, and (B) the Mandatory Tender Date on which the Class A Certificates will be subject to Mandatory Tender, which date will be the fifth Business Day after the Administrator provides notice to the Registered Holders as described in the following sentence.  Not later than 5:00 p.m. on the second Business Day following the date on which the Administrator provides the Notice of Sponsor Bankruptcy, the Administrator will give to the Registered Holders a Mandatory Tender Notice, as required by Section 6.05 of the Standard Terms.

(b)If the Series Certificate Agreement does not provide that the Partnership Factors will apply, this Section 7.04 will not apply to the Series Pool.

Section 7.05Optional Disposition Date.  (a)  The Class A Certificates may be tendered at a price equal to the Optional Disposition Price on any Optional Disposition Date, in accordance with the following provisions.  On any Optional Disposition Date, any Holder of Class A Certificates (other than Affected Certificates or Pledged Class A Certificates), which has held such Class A Certificates for at least one year, may tender any of its Class A Certificates for a price equal to the Optional Disposition Price.  To tender its Class A Certificates, the Holder must submit a notice to the Administrator and its DTC Participant (if the DTC System is in effect) at least five (5) Business Days before the related Optional Disposition Date stating that such Holder is the Holder of a specified Current Certificate Balance of Class A Certificates, that it is exercising its right to tender such Class A Certificates in exchange for the Optional Disposition Price and its identity.  Within one Business Day after it receives an optional disposition notice, the Administrator will notify the Remarketing Agent and Freddie Mac of its receipt.  Unless otherwise directed by Freddie Mac, and if applicable to the Series Pool, the Remarketing Agent will attempt to remarket all Class A Certificates tendered pursuant to the Optional Disposition Right, for settlement on the related Optional Disposition Date.

(b)On any Business Day not earlier than 10 Business Days before an Optional Disposition Date, any Holder of Class A Certificates may request a valuation of the Bonds from the Remarketing Agent (or the Servicer to the extent the Class A Certificates are in the Term Extended Rate or LIBOR Index Rate).  The Remarketing Agent or the Servicer, as applicable, will then determine such valuation for such Business Day in the manner specified in the definition of “Hypothetical Gain Share”.  Such valuation will be provided to any such Holder solely for informational purposes and will be non-binding on any Person.

(c)On the Optional Disposition Date, the Class A Certificates tendered pursuant to the Optional Disposition Right will be surrendered by the related Holders to the Administrator.  Such Holders of Class A Certificates will be paid the Optional Disposition Price for such Class A Certificates consisting of the Purchase Price of such Certificates and the related Hypothetical Gain Share.  The Purchase Price will be paid in accordance with Section 6.06 of the Standard Terms, and the Hypothetical Gain Share, as calculated by Freddie Mac, will be paid from (i) first, amounts provided to the Administrator by the Holders of Class B Certificates, at their election, after inquiry by the Administrator, and (ii) second, sales of Bonds selected by Freddie Mac, but only to the extent necessary to pay such Hypothetical Gain Share (subject to applicable Authorized Denomination provisions), and in no event in an aggregate principal amount exceeding the aggregate Current Certificate Balance of the Class A Certificates tendered pursuant to the Optional Disposition Right.  To the extent any Bonds are sold to pay either the Purchase Price of Term Extended Rate Class A Certificates or LIBOR Index Rate Class A Certificates in accordance with Section 6.06(a)(vi) or to pay Hypothetical Gain Share as aforesaid, the aggregate Current Certificate Balance of such Class A Certificates so tendered will be adjusted downward by the Administrator’s cancellation of such Class A Certificates in an amount equal to the aggregate principal amount of Bonds sold, such that the Aggregate Outstanding Certificate Balance does not exceed the Aggregate Outstanding Bond Balance, and, if applicable, only such reduced amount of Class A Certificates will be available for remarketing on the related Optional Disposition Date.

However, in no event may a Holder of Class A Certificates exercise its Optional Disposition Right unless the Hypothetical Gain Share is greater than zero. If the Hypothetical Gain Share is not greater than zero, the Optional Disposition Date for which the Optional Disposition Right has been exercised will be cancelled, and any Class A Certificates delivered to the Administrator pursuant to the preceding paragraph will be returned to the Holders thereof.

Section 7.06Clean-Up Event.  (a)  Each of Freddie Mac and the Sponsor has the right to cause a Mandatory Tender of the Class A Certificates at any time after the Aggregate Outstanding Bond Balance is not more than 5% of the Aggregate Outstanding Bond Balance on the Date of Original Issue (a “Clean-Up Event”) in accordance with the following provisions.

(b)When a Clean-Up Event occurs with respect to which Freddie Mac or Sponsor exercises its right to cause a Mandatory Tender, such party will provide written notice of such exercise to the other party and to the Administrator.  Promptly following receipt of such notice, the Administrator will give a Clean-Up Notice to the Remarketing Agent and each applicable Rating Agency by Electronic Notice, promptly confirmed by first class mail, which Clean-Up Notice will set forth (i) a brief statement describing the Clean-Up Event, and (ii) the Mandatory Tender Date specified by Freddie Mac or the Sponsor, as applicable, on which the Class A Certificates will be subject to Mandatory Tender, which date will be not earlier than five (5), nor later than ten (10), Business Days after the Administrator provides notice to the Holders as described in the following sentence.  Not later than 5:00 p.m. on the second Business Day following its receipt of a Clean-Up Notice, the Administrator will give to the Registered Holders a Mandatory Tender Notice.

Article VIII
THE REMARKETING AGENT

Section 8.01Duties of the Remarketing Agent.  The Remarketing Agent will undertake to perform the duties, and only those duties, as are specifically set forth in the Series Certificate Agreement and in the Remarketing Agreement.

Section 8.02Resignation or Removal of the Remarketing Agent.  (a)  Upon the giving of 30 days’ written notice to the Sponsor, Freddie Mac and the Administrator, the Remarketing Agent may resign as Remarketing Agent and be discharged from its duties to be performed under the Series Certificate Agreement and the Remarketing Agreement.  Upon receiving any such notice of resignation, Freddie Mac will promptly appoint in writing a successor Remarketing Agent.

(b)At the written request of Freddie Mac, the Remarketing Agent may be removed, without cause, upon 10 days’ written notice from the Administrator.  Upon any such removal of the Remarketing Agent, Freddie Mac will promptly appoint in writing a successor Remarketing Agent.

(c)Any removal or resignation of the Remarketing Agent, and any appointment of a successor Remarketing Agent pursuant to any of the provisions of this Section 8.02, will not become effective until the successor Remarketing Agent has accepted its appointment as provided in Section 8.03.

Section 8.03Successor Remarketing Agent.  (a)  Any successor Remarketing Agent appointed as provided in Section 8.02 will execute, acknowledge and deliver to the Administrator, and to its predecessor Remarketing Agent, an instrument accepting such appointment under the Series Certificate Agreement and the Remarketing Agreement, and when accepted, such successor Remarketing Agent, without any further act, will become fully vested as Remarketing Agent as if originally named.  The predecessor Remarketing Agent will deliver to the successor Remarketing Agent all documents held by it under the Series Certificate Agreement, and the Administrator and the predecessor Remarketing Agent will execute and deliver such instruments, and do such other things, as may reasonably be required to confirm the new appointment.

(b)Upon the Administrator’s receipt of an acceptance notice pursuant to Section 8.03(a), the Administrator will provide notice of the appointment of the successor Remarketing Agent to the Registered Holders and the Sponsor not later than two Business Days later.

Section 8.04Merger or Consolidation of the Remarketing Agent.  If the Remarketing Agent merges or consolidates with another Person, the resulting entity will be the successor to the Remarketing Agent, without the need to execute or file any paper, or take any further action.  The Remarketing Agent will provide notice of any such merger or consolidation to Freddie Mac and the Administrator.

Section 8.05Notices by Remarketing Agent.  The Remarketing Agent will agree to provide to beneficial owners of Reset Rate Class A Certificates copies of all notices that are to be provided to Holder of Reset Rate Class A Certificates upon its receipt of a written request from such beneficial owner(s) setting forth the address that such notices are to be sent, together with evidence of its beneficial ownership in a form reasonably satisfactory to the Remarketing Agent.

Article IX
EVENTS OF DEFAULT AND RIGHTS AND REMEDIES OF HOLDERS

Section 9.01Event of Default.  “Event of Default”, wherever used in the Series Certificate Agreement, means any one of the following events:

(a)The Administrator defaults in the payment to Holders of the applicable Certificate Payment Amount, or Freddie Mac defaults in the payment of any amount pursuant to the Credit Enhancement or the Liquidity Facility, if applicable, when the same is due and payable as provided in the Series Certificate Agreement, and such default continues for a period of three Business Days; or

(b)Freddie Mac or the Administrator fails to observe or perform any other of its covenants set forth in the Series Certificate Agreement, and such failure continues for a period of 60 days after the date on which written notice of such failure, requiring Freddie Mac or the Administrator to remedy the same, has been given to Freddie Mac or the Administrator, as appropriate, by the Holders representing not less than 60% of the Current Class A Certificate Balance or the Current Class B Certificate Balance, as applicable.

Section 9.02Remedies.  (a)  If an Event of Default occurs and continues, then the Holders representing a majority of the then Current Certificate Balance of any affected Class of Certificates may, by written notice to Freddie Mac, remove the Administrator and nominate a successor Administrator under the Series Certificate Agreement, which nominee will be deemed appointed as successor Administrator unless within 10 days after such nomination Freddie Mac objects, in which case Freddie Mac may petition any court of competent jurisdiction for the appointment of a successor Administrator, or any Holder, which has been a bona fide Holder of any affected Class for at least six months may, on behalf of such Holder and all others similarly situated, petition any such court for appointment of a successor Administrator.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Administrator.

(b)Upon the appointment of any successor Administrator pursuant to this Section 9.02, the retiring Administrator will submit to its successor a complete written report and accounting as to the Certificates and will take all other steps necessary or desirable to transfer its interest in, and the administration of, the Series Certificate Agreement to the successor.  Subject to the Freddie Mac Act, such successor may take such actions with respect to the Series Certificate Agreement as may be reasonable and appropriate in the circumstances.  Prior to any such designation of a successor Administrator, the Holders representing a majority of the Current Certificate Balance of Certificates of any affected Class then Outstanding may waive any past default or Event of Default.  The appointment of a successor Administrator will not relieve Freddie Mac of its Credit Enhancement obligation as set forth in Section 4.11 or its Liquidity Facility obligations set forth in Section 6.01.

Section 9.03Waiver of Past Defaults.  Except to the extent otherwise provided, the Holders of Certificates representing a majority of the then Current Certificate Balance may waive any past default, Event of Default or breach of a covenant under the Series Certificate Agreement and its consequences.  In the case of any such waiver, Freddie Mac, the Administrator and the Holders of the Certificates will be restored to their former positions and rights, respectively, but no such waiver will extend to any subsequent or other default, Event of Default or breach of a covenant under the Series Certificate Agreement or impair any right related to a subsequent or unwaived breach.  When any default, Event of Default or breach of a covenant is waived, such default, Event of Default or breach will cease to exist and will be deemed cured and not to have occurred for every purpose of the Series Certificate Agreement.

Article X
THE ADMINISTRATOR; HOLDERS’ LISTS AND REPORTS; BONDHOLDER REPRESENTATIVE

Section 10.01Certain Duties and Responsibilities.  (a) (i)  The Administrator agrees to perform only such duties as are specifically set forth in the Series Certificate Agreement, and no implied covenants or obligations will be read into the Series Certificate Agreement against the Administrator.  If Freddie Mac is Administrator, it will hold or administer, or supervise the administration of, the Series Pool in a manner consistent with and to the extent required by prudence and in substantially the same manner as it holds and administers assets of the same or similar type for its own account.

(ii)The Administrator is not authorized to, and agrees that it will not, engage in activities with respect to the Series Pool that are not required by the Series Certificate Agreement.

(iii)In the absence of gross negligence or willful misconduct on its part, the Administrator may conclusively rely upon certificates or opinions furnished to the Administrator and conforming to the requirements of the Series Certificate Agreement; provided, that, as to the truth of the statements and the correctness of the opinions expressed therein in the case of any such certificates or opinions which by any provision of the Series Certificate Agreement are specifically required to be furnished to the Administrator, the Administrator will be under a duty to examine those opinions or certificates to determine whether or not they conform to the requirements of the Series Certificate Agreement.

(b)No provision of the Series Certificate Agreement will be construed to relieve the Administrator from liability for its own grossly negligent action or its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)the Administrator will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Administrator was grossly negligent in ascertaining the pertinent facts; and

(ii)the Administrator will not be liable with respect to any action taken or omitted by it upon the direction of the required percentage of the Holders affected (such percentage will not include those Certificates, if any, that are to be disregarded in accordance with the definition of the term “Outstanding”) relating to the time, method and place of conducting any Proceeding for any remedy available to the Administrator, or relating to the exercise of any power conferred upon the Administrator under the Series Certificate Agreement with respect to the Certificates.

(c)No provision of the Series Certificate Agreement will require the Administrator to expend or risk its own funds, or otherwise to incur any financial liability in the performance of any of its duties under the Series Certificate Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds, or adequate indemnity against such risk or liability, is not reasonably assured to it.  However, the Administrator agrees to perform and continue performing fully its duties under any other provision of the Series Certificate Agreement even following any Person’s failure to perform any repayment or indemnity obligation owed to the Administrator by such Person as described in this Section 10.01(c) or in the event the Administrator Fee is not paid in accordance with Section 4.03; but such performance will not be deemed a waiver of the Administrator’s right to repayment or indemnity or the payment of the Administrator Fee.

(d)The permissive right of the Administrator to take actions enumerated in the Series Certificate Agreement will not be construed as a duty, and the Administrator will not be answerable for other than its own gross negligence or willful misconduct.

(e)In no event will the Administrator be liable for acts or omissions of its agents, designees, subcustodians or correspondents, other than its failure to appoint them without gross negligence or willful misconduct.

(f)In no event will the Administrator be liable for special, consequential or punitive damages.

Section 10.02Notice of Non-Monetary Default.  The Administrator will transmit notice of the occurrence of any Non-Monetary Default known to the Administrator, (a) by Electronic Notice to Freddie Mac, the Sponsor, the Remarketing Agent, if any, and each applicable Rating Agency promptly upon the Administrator’s Knowledge of such Non-Monetary Default and, in any event, within one Business Day after such Non-Monetary Default has become known to the Administrator, and (b) by first class mail to all Holders of Certificates, as their names and addresses appear in the Certificate Register, within five Business Days after the Administrator’s Knowledge of such Non-Monetary Default.

Section 10.03Certain Rights of the Administrator.  Except as otherwise provided in Section 10.01:

(a)the Administrator may rely, and will be protected in acting or refraining from acting, (i) upon any document or facsimile transmission believed by it to be genuine and to have been signed or presented by the proper party or parties, or (ii) following consultation, upon any advice of counsel;

(b)the Administrator will be under no obligation to exercise any of the rights or powers vested in it by the Series Certificate Agreement (other than with respect to the Administrator’s obligation to make demands on the Liquidity Facility, if applicable, or the Credit Enhancement at the request or direction of any of the Holders of Class A Certificates pursuant to the Series Certificate Agreement), unless such Holders of Class A Certificates have offered to the Administrator reasonable security or reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in comply with such request or direction;

(c)the Administrator will not be liable for any action that it takes or omits to take in good faith and, in the absence of gross negligence or willful misconduct, that it believes to be authorized or within its rights or powers.

(d)Freddie Mac, as Administrator, will have the right to engage subcontractors for the performance of any of its duties as Administrator under the Series Certificate Agreement.

Section 10.04Parties that May Hold Certificates.  The Administrator, any Paying Agent, Certificate Registrar or any other agent of Freddie Mac, in its individual or any other capacity, may become the owner or pledgee of Class A Certificates with the same rights as it would have if it were not the Administrator, Paying Agent, Certificate Registrar or such other agent.

Section 10.05Information Regarding Holders.  For purposes of taking or recognizing any direction from the Holders of a given percentage of the Current Certificate Balance of any Class, the Administrator may conclusively rely (i) in the case of the Class A Certificates, on written information received from DTC or its nominee while the Class A Certificates are held in book-entry only form through the facilities of DTC, and (ii) in the case of Class B Certificates, on a written certification received from the Sponsor.

Section 10.06Corporate Administrator Required; Eligibility.  The Administrator, if other than Freddie Mac, must have the following qualifications.  It (i) will be either (1) a bank or trust company organized, in good standing and doing business under the laws of the State of New York or (2) a national banking association organized, in good standing and doing business under the laws of the United States of America with its principal place of business located in the State of New York, in either case, reasonably acceptable to Freddie Mac, (ii) will be authorized under such laws to exercise corporate trust powers, (iii) will have a combined capital and surplus of at least $50,000,000, (iv) will be subject to supervision or examination by Federal or State banking authority, (v) will be a member of the Federal Reserve System and (vi) will not be or be affiliated (within the meaning of Rule 405 under the Securities Act) with any of Freddie Mac, the Remarketing Agent, any Class B Holder, or with an Affiliate of any of the foregoing.  If such Administrator publishes reports of conditions at least annually, pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this paragraph, the combined capital and surplus of such Administrator will be deemed to be its combined capital and surplus as set forth in its most recently published report of condition.  If at any time the Administrator ceases to be eligible in accordance with the provisions of this Section 10.06, it will resign immediately in the manner and with the effect specified in Article X.

Section 10.07Resignation.  (a)  Freddie Mac may resign from the duties imposed upon Freddie Mac in its capacity as Administrator by the terms of the Series Certificate Agreement at any time provided that at the time of its resignation a successor administrator meeting the qualifications set forth in Section 10.06 is appointed by Freddie Mac and has accepted such appointment and in connection with such resignation and appointment of a successor administrator by Freddie Mac pursuant to this Section 10.07(a) each applicable Rating Agency has confirmed its rating on the Class A Certificates.  If Freddie Mac resigns in accordance with these terms, it promptly will furnish written notice to all Holders.  Subsequent to such resignation, Freddie Mac will continue to be obligated pursuant to the Credit Enhancement and the Liquidity Facility, if applicable.

(b)If the Administrator is no longer Freddie Mac, the following provisions will apply:

(i)No resignation or removal of the Administrator, and no appointment of a successor Administrator pursuant to this Article X, will become effective until the successor Administrator has accepted its appointment under this Section 10.07(b).

(ii)The Administrator, or any Administrator or Administrators appointed as successors, may resign at any time by giving written notice of resignation to Freddie Mac, the Sponsor, the Remarketing Agent and each applicable Rating Agency, and by mailing notice of resignation to Registered Holders of the Certificates at their addresses appearing on the Certificate Register. Upon receiving notice of resignation, Freddie Mac will promptly appoint a successor Administrator or Administrators by delivering a Depositor Order to both the resigning Administrator and the successor administrator.  If no successor administrator has been appointed and has accepted its appointment within 30 days after the giving of such resignation notice, the resigning Administrator may petition any court of competent jurisdiction for the appointment of a successor Administrator, or any Holder of a Certificate may, subject to Section 10.07(b)(vii), petition any such court for the appointment of a successor Administrator.  Such court may, after receiving such notice, if any, as it may deem proper, appoint a successor administrator.

(iii)If at any time:

(A)the Administrator ceases to be eligible under Section 10.06 and fails to resign after written request by Freddie Mac; or

(B)(1) the Administrator becomes incapable of acting or (2) there is entered a decree or order for relief by a court having jurisdiction in an involuntary case against the Administrator under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, or similar official of the Administrator, for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 15 consecutive days, or (3) the Administrator commences a voluntary case under the Bankruptcy Code, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or consents to the appointment of a receiver or other similar official of the Administrator, of any substantial part of its property, or the making by it of any assignment for the benefit of its creditors, or the Administrator fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the above, then, in any such case, Freddie Mac, will remove the Administrator.

(iv)At any time Freddie Mac may, upon five days’ written notice to the Administrator, and with or without cause, remove the Administrator and appoint a successor Administrator.

(v)If the Administrator is removed or if a vacancy occurs in the office of the Administrator for any cause, Freddie Mac will promptly appoint in writing a successor Administrator.  If no successor administrator is so appointed and accepts its appointment as provided below within 30 days any Holder may petition any court of competent jurisdiction to appoint a successor administrator.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor administrator.

(vi)Freddie Mac will give notice of each removal of the Administrator, and each appointment of, and the acceptance of its duties by, a successor administrator by mailing notice of such event to the Registered Holders, and by Electronic Notice to the Remarketing Agent, the Sponsor and each applicable Rating Agency.

(vii)Every successor Administrator appointed under the Series Certificate Agreement will, within 10 days of its appointment, execute, acknowledge and deliver to Freddie Mac, the Sponsor and its predecessor Administrator an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Administrator will become effective, and such successor administrator, without any further act, deed, or conveyance, will become vested with all the rights, powers, duties and obligations of its predecessor under the Series Certificate Agreement.  All Assets, relevant legal documents and records held by the predecessor Administrator in such circumstance will be transferred to the successor Administrator.

(viii)No successor Administrator will accept its appointment unless, at the time of such acceptance, such successor administrator is qualified and eligible under Section 10.06 and satisfies the requirements for a “trustee” under Section 26(a)(1) of the Investment Company Act.

Section 10.08Preservation of Information; Communications to Holder.  (a)  Holders may communicate with other Holders with respect to their rights under the Series Certificate Agreement.  If any Holder writes to the Administrator and states that it desires to communicate with other Holders with respect to its rights under the Series Certificate Agreement, and encloses with such writing a copy of the form of proxy or other communication which it proposes to transmit to the other Holders, the Administrator will, within five Business Days after the receipt of such writing, at its election either:

(i)afford such Holder access to the information regarding the names and addresses of all other Holders (to the extent that the Administrator can ascertain the identity of the beneficial owners without expense (or in the case of the Sponsor, the Sponsor's payment of such expenses) and through the use of commercially reasonable methods), or

(ii)inform the requesting Holder(s) of the approximate number of Holders (to the extent that the Administrator can ascertain the identity of the beneficial owners without expense (or in the case of the Sponsor, the Sponsor's payment of such expenses), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such written request.

If the Administrator does not allow the requesting Holder(s) access to the information described in subsection (i) above, the Administrator will, upon the written request of such Holder(s), mail to each current Holder a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness, upon the Administrator’s receipt of the material to be mailed and payment of the reasonable mailing expenses.  The Holder(s) requesting such mailing will be solely responsible for complying with any state and Federal securities laws and regulations regarding any communication pursuant to this Section, and the Administrator will have no responsibility in that regard.  At the request of Freddie Mac, a requesting Holder may be required to provide an Opinion of Counsel that all securities laws have been complied with in connection with any such mailing.

(b)Every Holder, by receiving and holding any such information as to the names and addresses of the Holders in accordance with Section 10.08(a), or by directing the Administrator to mail certain information pursuant to Section 10.08(b), agrees with Freddie Mac and the Administrator to hold such information confidential, and agrees that none of Freddie Mac, the Remarketing Agent or the Administrator will be held accountable by reason of the disclosure of such information regardless of the source from which such information was derived.

Section 10.09Bondholder Representative.  Freddie Mac in its role as provider of the Credit Enhancement and the Liquidity Facility, if applicable, will be appointed as the Bondholder Representative for all Bonds.  If any action, consent or direction relating to a change in the terms of the Bonds or the related Bond Documents is required from the owners of the Bonds as provided in the related Bond Documents, the Administrator will solicit from the Bondholder Representative (or the Bondholder Representative’s appointee) its proxy for such vote, consent or direction in favor of and returnable to the Administrator, which will vote, consent or otherwise take direction solely in accordance with the written direction of the Bondholder Representative (or its appointee); provided upon the occurrence and during the continuance of any failure by Freddie Mac to pay under its Credit Enhancement or Liquidity

Facility, if applicable, in accordance with the terms hereof, the Administrator will solicit from each Holder of the Certificates instead of the Bondholder Representative its proxy for any such vote, consent or direction in favor of and returnable to the Administrator, which will vote, consent or otherwise take direction solely in accordance with such proxies, weighted by the Current Certificate Balance of each Holder providing the same.  The Administrator shall have no liability for any failure to act resulting from the late return of, or failure to return, any such proxy sent by the Administrator to a Holder.

Article XI
PROFITS AND LOSSES

Section 11.01Tax Treatment and Information.  The Administrator, upon request, will furnish Freddie Mac and the Holders of Certificates with all such information known to the Administrator as may be reasonably required by Freddie Mac and the Holders of Certificates in connection with the preparation of tax returns and other information relating to the Series Certificate Agreement.

Section 11.02Capital Accounts.  (a)  There will be established for each Holder a capital account (the “Capital Account”) on the books for the Series Pool to be maintained and adjusted pursuant to the Series Agreement, which will control (pursuant to the provisions of Article XIII) the division of Series Pool Assets upon the termination of the Series Pool and liquidation and/or distribution of the Series Pool Assets or the redemption of any Certificate.  Such Capital Account will be increased by (i) the amount of all Capital Contributions made or deemed made by such Holder to the Series Pool pursuant to the Series Certificate Agreement, and (ii) the allocable share of Profits, Market Discount Gains and Capital Gains of such Holder and all items in the nature of income or gain specially allocated to such Holder pursuant to Sections 11.03 and 11.05; and will be decreased by (i) the amount of any cash and the Fair Market Value of any non-cash assets distributed to such Holder by the Series Pool pursuant to the Series Certificate Agreement, and (ii) the allocable share of Losses and Capital Losses of such Holder and all items in the nature of Series Pool expenses or losses which are specially allocated to such Holder pursuant to Sections 11.04 and 11.05.  Freddie Mac will be responsible for the establishment and maintenance of the Capital Accounts in accordance with this Section 11.02 and, to facilitate such establishment and maintenance, will monitor the Current Certificate Balances of Holders of Class A Certificates and Class B Certificates.

(b)Immediately before a distribution to any Holder in redemption of all or any portion of its Certificates (including the liquidation of the Series Pool as a result of a Series Termination Event), the Capital Account of such Holder will be increased or decreased, as the case may be with its allocable portion of any Profit, Losses, Market Discount Gain, Capital Gain or Capital Loss, or other items of income, gain, loss or deduction that would result if the Series Pool Assets were sold at such time at their Fair Market Values.  In the case of any distribution of Bonds to any Holder, the Capital Account of such Holder will be adjusted in the manner described in the preceding sentence.

(c)A transferee of an interest in the Series Pool will succeed to the Capital Account of the transferor to the extent it relates to the interest transferred.

(d)The foregoing provisions and the other provisions of the Series Certificate Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and will be interpreted and applied in a manner consistent therewith.  In the event that Freddie Mac determines that it is necessary to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, Freddie Mac will make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Holders pursuant to Articles IV, VII or XIII upon the withdrawal of the Holders or the dissolution of the Series Pool.

Section 11.03Allocations of Profits, Market Discount Gains and Capital Gains.  (a)  Profits for each Fiscal Year or other relevant period will be allocated (i) first, to the Holders of Class A Certificates in proportion to their Current Class A Certificate Balances until each Holder of a Class A Certificate has been allocated, on a cumulative basis, an amount equal to the cumulative amount of its Required Class A Certificate Interest Distribution Amount for such period; (ii) second, to the Holders of Class B Certificates, in proportion to their Current Class B Certificate Balances, the Class A Certificate Notional Accelerated Principal Paydown Amount, and (iii) third, the remainder to the Holders of the Class B Certificates in proportion to their Current Class B Certificate Balances.  The Capital Accounts relating to the Class B Certificates will be adjusted for any bond premium required to be amortized pursuant to Section 171 of the Code and any other capitalized items subject to amortization.

(b)Market Discount Gains realized under applicable federal income tax provisions from a Disposition of any Bond will be allocated solely to the Holders of Class B Certificates in proportion to their current Class B Certificate Balances.

(c)Capital Gains recognized other than in connection with an Exchange Date will be allocated in accordance with the Gain Share.

(d)With respect to an Exchange Date, Capital Gains will be allocated: (i) to the extent that any Losses or Capital Losses have been allocated to the Holders of Class B Certificates pursuant to Section 11.04(a), first, to the Holders of Class B Certificates, pro rata, until the sum of all amounts of Losses or Capital Losses allocated to them under Section 11.04(a) for the current and all preceding periods equals the sum of all Capital Gains allocated to them pursuant to this subsection or Section 11.03(c) for the current and all preceding periods, and (ii) thereafter according to the Gain Share.

(e)In the event of a partial redemption of the Bonds, the Gain Share is only determined with respect to Holders that are redeemed as a result thereof.

Section 11.04Allocations of Losses and Capital Losses.  (a)  Other than in connection with the occurrence of an Exchange Date, Losses and Capital Losses that result from a liquidation of the related Bonds as a result of a mandatory purchase, failure to remarket tendered Class A Certificates or redemption of any related Bonds will be allocated to the Holders of the Class B Certificates, pro rata, to the extent of their Capital Account Balances.

(b)(1)   In connection with the occurrence of a Tender Option Termination Event and immediately prior to the distribution of the Bonds, Affected Bonds or sales proceeds, as applicable, to the Holders, both Losses and Capital Losses will be allocated: (i) first, to the Holders of the Affected Class A Certificates and Affected Class B Certificates on a pro rata basis in proportion to the Aggregate Outstanding Certificate Balances until their Capital Account Balances have been reduced to zero; and (ii) thereafter, to the Sponsor.

(2)In connection with the occurrence of an Exchange Date described in Section 6.06(c)(iii), and immediately prior to the distribution of Bonds or sales proceeds, as applicable, to the Holders, both Losses and Capital Losses will be allocated (i) first, to the Holders of Class B Certificates and Class A Certificates on a pro rata basis in proportion to the Aggregate Outstanding Certificate Balances until their Capital Account Balances have been reduced to zero; and (ii) thereafter, to the Sponsor.

(c)Notwithstanding anything to the contrary contained in this Article XI, any “partner nonrecourse deductions” within the meaning of Section 1.704-2(i)(2) of the Regulations will be allocated to the partner bearing the economic risk of loss for the related debt, in the manner required by Section 1.704-2(i)(1) of the Regulations.

(d)Any Loss (or item thereof) not otherwise allocated pursuant to this Article XI will be allocated to the Sponsor.

Section 11.05Special Allocations.  (a)  Notwithstanding anything to the contrary contained in this Article XI, no allocation of a loss or deduction will be made to a Holder to the extent such allocation would cause or increase an Adjusted Capital Account Deficit with respect to such Holder.  In the event that any Holder unexpectedly receives adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of income and gain will be specially allocated to each such Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible.  In no event, however, will any item or items of Series Pool income that represent Market Discount be allocated to any Holder of a Class A Certificate.  This Section 11.05(a) is intended to constitute a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d)(3) of the Regulations and will be interpreted consistently therewith.

(b)(i)    Notwithstanding anything to the contrary contained in this Article XI, if there is a net decrease in “partnership minimum gain” within the meaning of Section 1.704-2(d)(1) of the Regulations during any Fiscal Year, each Holder who has a share of the partnership minimum gain will be specially allocated items of Series Pool income and gain in an amount equal to such Holder’s share of the net decrease in partnership minimum gain, subject to any modifications deemed appropriate by Freddie Mac to comply with the minimum gain chargeback requirement of Section 1.704-2(f) of the Regulations.  This subsection is intended to comply with the “partnership minimum gain chargeback” requirement of Section 1.704-2(f) of the Regulations and will be interpreted consistently therewith.

(ii)Notwithstanding anything to the contrary contained in this Article XI, except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in “partner nonrecourse debt minimum gain” within the meaning of Section 1.704-2(i)(3) of the Regulations, attributable to “partner nonrecourse debt” within the meaning of Section 1.704-2(b)(4) of the Regulations during any Fiscal Year, each Holder who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, will be specially allocated items of Series Pool income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations.  Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto.  The items to be so allocated will be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This subsection is intended to comply with the “partner minimum gain chargeback” requirement of Section 1.704-2(i)(4) of the Regulations and will be interpreted consistently therewith.

(c)To the extent an adjustment to the adjusted tax basis of any Series Pool Assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts of each of the Holders will be treated as an item of gain (if the adjustment increases the basis of the Series Pool Asset) or loss (if the adjustment decreases such basis) in respect of the relevant Series Pool Assets and such gain or loss will be specially allocated to the Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(d)The allocations set forth in Sections 11.05(a), (b) and (c) (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) of the Regulations.  By its purchase of a Class A Certificate or Class B Certificates, each Holder acknowledges that the Regulatory Allocations may not be consistent with the manner in which the Holders intend to divide Series Pool distributions.  Accordingly, the Holders agree that the Regulatory Allocations will be offset with subsequent allocations of income, gain, loss, or deduction pursuant to this Section 11.05(d) (collectively, the “Offsetting Allocations”), so that the net amount of any Regulatory Allocations and Offsetting Allocations pursuant to this Article XI will, to the greatest extent possible, be equal to the net amount that would have been allocated to each Holder pursuant to the provisions of this Article XI if the Regulatory Allocations had not occurred.

(e)If the Partnership Factors apply, notwithstanding any other provision of the Series Certificate Agreement, during each Fiscal Year the Sponsor will be allocated a percentage of Profits, Capital Gains, Market Discount Gain, Losses and Capital Losses, and of each other item of income, gain, loss, deduction or credit not less than the Minimum Sponsor Percentage.

(f)If the Sponsor has a deficit balance in its Capital Account following a Series Termination Event and the liquidation of its Certificate (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), the Sponsor will be treated, as obligated to restore the amount of such deficit balance to the Series Pool by the end of such Fiscal Year or, if later, within 90 days after the date of such liquidation, but only to the extent of the Sponsor’s legal obligations, if any, to Freddie Mac and other creditors of the Series Pool.

Section 11.06Tax Allocations; Code Section 704(c).  (a)  For federal income tax purposes, except as provided in this Section 11.06, each item of income, gain, loss, deduction and credit of the Series Pool will be allocated consistent with the allocations described in Sections 11.03 through 11.05.

(b)If there is a difference between the adjusted tax basis of any Series Pool Asset and its fair market value when such asset was contributed to the Series Pool, allocations of gain or loss and amortization of bond premium with respect to such asset, as computed for tax purposes, will be made among the Holders in a manner which takes such difference into account in accordance with Section 704(c) of the Code and Section 1.704-1(b)(4)(i) of the Regulations.

(c)All liabilities of the Series Pool (both recourse and nonrecourse) (including any reimbursement obligations under the Reimbursement Agreement) will be allocated to the Sponsor.  Excess nonrecourse liabilities, if any, will be allocated to the Sponsor.

(d)Any elections or other decisions relating to such allocations will be made by Freddie Mac in any manner that reasonably reflects the purpose and intention of the Series Certificate Agreement. Allocations pursuant to this Section are solely for purposes of Federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Holder’s Capital Account or share of Profits, Capital Gains, Losses, Capital Losses, other items or distributions pursuant to any provision of the Series Certificate Agreement.

Section 11.07Allocation Among Holders.  Except as otherwise provided, all amounts allocated to transferring Holders will be allocated among them in accordance with the interests held by each such Holder from time to time.  Subject to applicable Regulations, all items of income, gain, expense or loss that are allocated pursuant to this Article XI for a Fiscal Year allocable to any Certificates will be allocated between the transferor and the transferee based on an interim closing of the Series Pool’s books.

Section 11.08Tax Matters; Tax Election.  It is the intention of the parties that the Series Pool will be classified as a partnership for all Federal, state and local tax purposes.  Each Holder and transferee of Certificates acknowledges that it will treat the Series Pool as a partnership for Federal, State and local income tax purposes and that it intends and expects to be treated as a partner for such purposes.  No Person is authorized to elect under Section 301.7701-3(c) of the Regulations or any applicable State or local law to have the Series Pool classified as a corporation for Federal or any applicable State or local income tax purposes. Freddie Mac will have the discretion to make, or if necessary, to instruct the Administrator to take the necessary steps to make, a Monthly Closing Election on behalf of the Series Pool, in which case the Sponsor and each Holder of Certificates (by their purchase of Certificates) will be deemed to have consented to the Monthly Closing Election.  The Series Pool, the Sponsor and each Holder of Certificates (by their purchase of Certificates) agrees to comply with any special tax reporting requirements applicable to the Monthly Closing Election.  Additionally, Freddie Mac may at its discretion and to the extent permitted by applicable law, file a Section 761 Election to exclude the Series Pool from the application of all of the provisions of Subchapter K of Chapter 1 of the Code.  Each Holder, by virtue of acquiring a Certificate in a Series of Certificates, consents, pursuant to Section 761 of the Code, to the Section 761 Election.  The Sponsor will be liable for any penalties and interest on penalties imposed on the Series Pool relating to the Section 761 Election.  The parties hereto agree that Freddie Mac will not act as or be deemed to be a partner for Federal, state or local tax purposes by virtue of its execution and delivery of the Liquidity Facility, if applicable.  Freddie Mac agrees to timely file the necessary or appropriate elections and all tax returns and tax reports consistent with and based upon this Section 11.08 and neither Freddie Mac nor any Holder will take any position on any tax return or report or in any proceeding or audit which is inconsistent with this Section 11.08.

Section 11.09Accounting Method.  The Series Pool will compute its income on the accrual method of accounting.

Section 11.10Tax Matters Partner.  (a)  If Freddie Mac is one of the Holders of Class B Certificates or if permitted by applicable law, Freddie Mac will file any required federal, state or local tax returns for the Series Pool, and will act as the “Tax Matters Partner” for the Series Pool in the manner specified in the Regulations.  In any other case, the Holder of the Class B Certificates having the largest Current Class B Certificate Balance is designated as the partner responsible for filing such tax returns and as Tax Matters Partner for the Series Pool.  Such Holder, however, by its acceptance of its Class B Certificate, agrees to designate Freddie Mac as its agent and attorney-in-fact in the performance of all the duties required of, or permitted to be taken by, the partner responsible for filing such tax returns and the Tax Matters Partner for the Series Pool and, if requested by Freddie Mac, to execute a power of attorney to this effect.  Freddie Mac agrees to prepare such tax returns and, if permitted by applicable law, to sign and file such tax returns on behalf of the Series Pool.  To the extent required by law, Freddie Mac will provide Holders with copies of any such tax returns.  Freddie Mac will represent the Series Pool to the extent permitted by law in connection with any inquiry, examination or audit of the Series Pool affairs by tax authorities.

(b)Each Registered Holder and Holder by acceptance of its Certificate agrees (i) to hold the Tax Matters Partner and Freddie Mac (and any officer, director, agent, employee, member, stockholder, or Affiliate of Freddie Mac) harmless from, and (ii) in connection with any action taken at the request of such Registered Holder or Holder, to indemnify the Tax Matters Partner and Freddie Mac (and any officer, director, agent, employee, member, stockholder, or Affiliate of Freddie Mac) against, any actual out-of-pocket loss, liability, expense, damages or injury suffered, sustained or incurred to the extent that they are a direct result of any acts, omissions, or alleged acts or omissions arising out of the activities or actions of the Tax Matters Partner and Freddie Mac in connection with the performance of its duties as Tax Matters Partner or as agent or attorney-in-fact for the Tax Matters Partner, including but not limited to any penalties or interest thereon assessed under the Code or other applicable tax laws, judgments, fines, amounts paid in settlement, reasonable attorneys’ fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, unless such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, or willful misconduct by Freddie Mac and the Tax Matters Partner, respectively.

Section 11.11Compliance with Code Requirements.  The Administrator will comply with all requirements of the Code and other applicable tax laws with respect to the withholding from any payments made by it on any Certificates of any applicable back-up withholding taxes or other withholding taxes imposed thereon and with respect to any applicable information reporting requirements (e.g., Form 1099-B) in connection therewith; provided however, that with respect to any applicable withholding and reporting requirements relating to original issue discount or market discount, Freddie Mac will provide the Administrator with any calculations pertaining thereto.

Article XII
AMENDMENTS

Section 12.01Amendments.  (a)  Except as provided in Section 12.01(b), without the consent of the Holders of any Class A Certificates, the Standard Terms and the Series Certificate Agreement may be amended if the conditions provided in Section 12.01(c) have been satisfied.  When Freddie Mac gives the Administrator a Depositor Order, the Administrator will enter into any amendment permitted by the Series Certificate Agreement if the Administrator determines the amendment is in acceptable form.

(b)(i)To the extent the Class A Certificates are bearing interest under a Reset Rate Method, the Standard Terms may be amended in order to amend any of the provisions relating to (i) distributions and payments from the Distribution Account and Bond Payment Subaccounts, (ii) the determination of the Reset Rate and changes in the Reset Rate, (iii) the Tender Option or Tender Option Termination Events or (iv) this Section 12.01(b), if the conditions provided in Section 12.01(c) have been satisfied, provided, that (x) such amendments will be subject to the consent of the Holders of Class A Certificates, which consent will be evidenced by executing a Retention Notice, and (y) Holders of Class A Certificates that do not consent to such amendments by executing a Retention Notice will have their Certificates subject to Mandatory Tender.

(ii)To the extent the Class A Certificates are bearing interest at a Term Extended Rate or a LIBOR Index Rate, the Standard Terms may be amended in order to amend any of the provisions relating to (i) distributions and payments from the Distribution Account and Bond Payment Subaccounts, (ii) the determination of the Reset Rate and changes in the Reset Rate, (iii) the Tender Option or Tender Option Termination Events or (iv) this Section 12.01(b), if the conditions provided in Section 12.01(c) have been satisfied and the Holders of the Class A Certificates have provided their prior written consent to such amendment.

The Administrator is authorized and agrees to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be contained in such amendment when Freddie Mac requests such execution if the conditions to such amendment have been satisfied.

(c)No amendment to the Standard Terms or the Series Certificate Agreement will be effective without the written consent of the Sponsor and until all of the following conditions have been satisfied:

(i)Freddie Mac and the Administrator have received an Opinion of Tax Counsel satisfactory to each of them to the effect that such amendment does not adversely affect any of the prior opinions relating to federal income taxation pertaining to the Certificates;

(ii)The Required Class B Certificate Consent has been delivered to the Administrator;

(iii)The Administrator will provide notice of any proposed amendment to the Registered Holders at least 20 days prior to the effective date of such amendment.  In the case of an amendment that is not a Section 12.01(b) amendment, if the Reset Rate is a Monthly Reset Rate, and the next Purchase Date or Mandatory Tender Date will occur either (i) after the proposed effective date of such amendment, or (ii) before the date which is 10 Business Days after the Registered Holders receive notice of such amendment, then Holders of Reset Rate Class A Certificates will be permitted to treat the Business Day preceding the proposed effective date of such amendment as a Purchase Date for purposes of exercising their Optional Tender.  In the case of a Section 12.01(b)(i) amendment, Holders of Reset Rate Class A Certificates who elect to retain their Reset Rate Class A Certificates, in accordance with Section 6.07 of the Standard Terms, will be deemed to have consented to the related amendment; and

(iv)Each applicable Rating Agency has confirmed its rating on the Class A Certificates.

The Administrator will promptly provide notice to the Sponsor, the Remarketing Agent, if any, and each applicable Rating Agency of any amendments to the Standard Terms or the Series Certificate Agreement.

Section 12.02Execution of Amendments.  In executing any amendment permitted by this Article XII, the Administrator will be entitled to receive, and (subject to Sections 10.01 and 10.03) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Series Certificate Agreement.  The Administrator may, but will not be obligated to, enter into any such amendment that affects the Administrator’s own rights, duties, liabilities or immunities under the Series Certificate Agreement or otherwise.

Section 12.03Effect of Amendment.  Upon the execution of any amendment pursuant to the provisions of this Article XII, the Series Certificate Agreement will be deemed modified and amended with respect to all Certificates, and the respective rights, limitations of rights, obligations and immunities under the Series Certificate Agreement of the Administrator, Freddie Mac, the Holders of Certificates and any other affected secured parties under the Series Certificate Agreement will thereafter be determined, exercised and enforced under the Series Certificate Agreement subject in all respects to such amendment, and all the terms and conditions of any such amendment will be deemed part of the terms and conditions of the Series Certificate Agreement for all purposes.

Section 12.04Reference in Certificates to Amendments.  Certificates authenticated and delivered after the execution of any amendment pursuant to this Article XII may, and if required by the Administrator will, bear a notation in form approved by the Administrator as to any matter provided for in such amendment.  New Certificates that are modified to conform to such amendment may be prepared and executed by Freddie Mac and authenticated and delivered by the Administrator in exchange for Outstanding Certificates.

Article XIII
TERMINATION

Section 13.01Termination.  (a) The respective obligations of Freddie Mac, the Administrator, the Remarketing Agent, if any, and the Sponsor created under the Series Certificate Agreement will terminate (other than the obligation of the Administrator to enforce any remaining obligations of Freddie Mac under Section 4.11 and to make payment to the Holders, and except with respect to the duties and obligations set forth in Sections 3.04(a), 3.05, 3.09, 4.02(d), 11.08, 11.10, 11.11, 13.02(b) and 14.09, which will survive any termination of the Series Certificate Agreement) upon the earliest of the following events (each of which is a “Series Termination Event”):

(i)the Series Expiration Date;

(ii)the Exchange Date on which all Certificates are exchanged for either Bonds or sales proceeds in connection with a Tender Option Termination Event, a Credit Failure or a Liquidity Failure;

(iii)the Mandatory Tender Date arising in connection with a Liquidity Provider Termination Event (if applicable), a Credit Provider Termination Event (if applicable), a Clean-Up Event, or, if applicable, following a Sponsor Act of Bankruptcy or, if Freddie Mac does not provide the Purchase Price on such Mandatory Tender Date but provides the Purchase Price on or before the third Business Day after such Mandatory Tender Date then such date the Purchase Price is provided by Freddie Mac (collectively, a “Terminating Mandatory Tender Date”); or

(iv)the date on which the Optional Disposition Right has been exercised with respect to the last Class A Certificate (unless such Class A Certificate has been remarketed).

Any termination of the Series Certificate Agreement on the Series Expiration Date will be effected as provided in Section 13.02.  Any termination of the Series Certificate Agreement on the Exchange Date following the occurrence of a Tender Option Termination Event will be effected as provided in Sections 7.01 and 13.04.  Any termination of the Series Certificate Agreement on the Exchange Date following the occurrence of a Liquidity Failure will be effected as described in as provided in Sections 6.06(c)(iii), 13.01(b) and 13.04.  Any termination of the Series Certificate Agreement upon the occurrence of a Terminating Mandatory Tender Date will be effected as provided in Sections 13.01(b) and 13.03.  Any termination of the Series Certificate Agreement on the date on which the Optional Disposition Right has been exercised with respect to the last Class A Certificate described above will be effected as provided in Sections 7.05 and 13.01(b).  The Administrator will promptly provide notice to Freddie Mac, the Sponsor, the Remarketing Agent, if any, and each applicable Rating Agency of any Series Termination Event.  For the avoidance of doubt, whenever Bonds are required to be sold as provided in this Article XIII, the Bonds will be sold to any Holder of the Class B Certificates or the Sponsor, in that order, if such Holder of the Class B Certificates or the Sponsor, as applicable, commits to purchase the Bonds at a price that is at least the Commitment Price or the highest bid at such sale, as applicable.

(b)On the Exchange Date, the applicable Terminating Mandatory Tender Date, or the applicable Optional Disposition Date described in Section 13.01(a)(iv), (i) the amounts, if any, on deposit in the Bond Payment Subaccount—Interest, or Bond Payment Subaccount--Principal, to the extent not previously distributed, will be distributed to the Holders based on their respective Current Certificate Balances and in accordance with their positive Capital Account Balances, and (ii) the amount in the Bond Payment Subaccount – Holdback and the Odd Lot Subaccount, will be distributed to the Holders of Class B Certificates.

(c)So long as the Sponsor (or a permitted transferee under Section 2.06 hereof) maintains the Minimum Sponsor Interest and a Series Termination Event has not occurred, the Series Pool will continue in full force and effect.  The Series Pool will not terminate prior to the occurrence of a Series Termination Event.

Section 13.02Final Distribution on the Series Expiration Date.  (a)  The Administrator will give written notice to the Holders of the pending termination of the obligations and responsibilities of Freddie Mac, the Administrator, the Remarketing Agent, if any, and the Sponsor under the Series Certificate Agreement when the Series Expiration Date occurs.  Such written notice will specify (i) the date on which the Administrator expects the final payment or distribution of principal will be made, but only upon presentation and surrender of such Certificates for cancellation at the principal office of the Administrator specified in such notice, (ii) the expected amount of such final payment or distribution, and (iii) that the Regular Record Date otherwise applicable with respect to such payment or distribution is not applicable, and that such payment or distribution will be made only to the Holders presenting and surrendering such Certificates at the principal office of the Administrator specified in such notice.

Even though a Certificate is surrendered when the final distribution of principal with respect to that Certificate is made, if interest or redemption premium with respect to such Certificate will be distributable pursuant to the Series Certificate Agreement on a date after such final distribution of principal, the Administrator will make such distribution from amounts deposited with respect to such interest or redemption premium in the related Distribution Account in accordance with the Series Certificate Agreement.

(b)Even after the Series Certificate Agreement terminates on the Series Expiration Date, any funds not distributed to any Holder of Certificates on the Redemption Date established for the final distribution on such Certificates because of the failure of such Holder to tender its Certificates will, on such Redemption Date, be set aside and credited to the account of the applicable non-tendering Holder.  If any Certificates as to which notice of the pendency of the final distribution has been given as described in the second preceding paragraph have not been surrendered for cancellation within six months after the time specified in such notice, the Administrator will mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation in order to receive the final distribution with respect to their Certificates.  If within one year after the second notice all Certificates have not been surrendered for cancellation, the Administrator will, directly or through an agent, make a reasonable effort to contact the remaining non-tendering Holders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds and of contacting such Holders will be paid out of the assets remaining in such funds prior to any distribution to such Holders.  If within two years after the second notice any Certificates have not been surrendered for cancellation, the

Administrator will thereafter hold such amounts for the benefit of such Holders, subject to any applicable escheat statutes.  Any amounts held as described above will not be invested.  No interest will accrue or be payable to any Holder on any amount held as a result of the Holder’s failure to surrender its Certificates for final payment in accordance with this paragraph.

If the Aggregate Outstanding Class B Certificate Balance has not been reduced to zero after the final distributions pursuant to the provisions of Article IV and this Section 13.02 have been effected, all Class B Certificates will nonetheless be surrendered at the principal office of the Administrator.  On the Series Expiration Date or as soon as practicable thereafter, the Bonds will be sold to the extent necessary to pay any accrued and unpaid expenses of the Series Pool (including, but not limited to, any unpaid Administrator Fee, Administrator Advances, Daily Administrator Advance Charges, Freddie Mac Fee, Servicing Fee and Remarketing Agent Fee).  The remaining Bonds will be distributed to the Pledge Custodian to be held pursuant to the Reimbursement Agreement.

Section 13.03Terminating Mandatory Tender Date.  (a)  The Administrator will give written notice to the Registered Holders of the pending termination of the obligations and responsibilities of Freddie Mac, the Sponsor, the Remarketing Agent and the Administrator under the Series Certificate Agreement on a Terminating Mandatory Tender Date together with the notice of Mandatory Tender provided in Article VI.

(b)By the close of business on the related Terminating Mandatory Tender Date, the Administrator will liquidate the Series Pool in accordance with the following provisions.  On the second Business Day immediately preceding the Terminating Mandatory Tender Date, the Administrator will solicit three bids to purchase the Bonds from Persons other than the Specified Parties and which customarily provide such bids, including but not limited to investment dealers and brokers that customarily deal in municipal bonds, determined for the Business Day immediately preceding the Terminating Mandatory Tender Date.

(c)To the extent the amounts due under (i) and (ii) are not paid by the Holders of the Class B Certificates, at their election after inquiry by the Administrator, on the Terminating Mandatory Tender Date, the Administrator will sell the Bonds to the extent necessary to pay (i) any accrued and unpaid expenses of the Series Pool (including, but not limited to, Administrator Fee, Freddie Mac Fee, Administrator Advances, Daily Administrator Advance Charges, Servicing Fee and Remarketing Agent Fee) and (ii) Hypothetical Gain Share, if any, as calculated by the Administrator.  The remaining Bonds will be distributed to the Pledge Custodian to be held pursuant to the Reimbursement Agreement.

(d)The Administrator will pay the Purchase Price of the Class A Certificates in accordance with Section 6.06(c)(ii).  Additionally, the Administrator will calculate and pay Hypothetical Gain Share, if any, to the Holders of Class A Certificates tendered on the Terminating Mandatory Tender Date from (i) first, amounts provided by the Holders of Class B Certificates to the Administrator on such Terminating Mandatory Tender Date at their election after inquiry by the Administrator and (ii) second, from sales proceeds as described in Section 13.03(c).

(e)When the distributions required pursuant to Section 13.03 have been completed, all Class A Certificates and Class B Certificates will be canceled.

(f)For the avoidance of doubt, Section 13.03 shall not apply if there is a Credit Failure by Freddie Mac with regards to the Mandatory Tender Date.

Section 13.04Exchange Date.  (a)  The Administrator will provide written notice of the pending termination of the responsibilities of Freddie Mac, the Sponsor, the Remarketing Agent, if any, and the Administrator under the Series Certificate Agreement arising from an Exchange Date.  The termination of the Series Pool will be governed by the applicable provisions in the following paragraphs.

(b)Failure to Pay, Liquidity Failure, Credit Failure or Tender Option Termination Event Relating to Rating Downgrade.  If the Exchange Date arises from a Liquidity Failure, Credit Failure or a Tender Option Termination Event described in Sections 7.01(a)(i) or 7.01(a)(iii) hereof, the following provisions will govern.

(i)On the Business Day immediately preceding such Exchange Date, the Administrator will solicit at least three commitments to purchase the Bonds from Persons, other than Specified Parties, which customarily provide such bids, including but not limited to investment dealers and brokers that customarily deal in municipal bonds.  In the case of either a Liquidity Failure, Credit Failure or a Tender Option Termination Event described in Sections 7.01(a)(i) or 7.01(a)(iii) hereof, if the Bonds can be sold for a price that is at least equal to the sum of the amounts specified in clauses (A) through (C) of the next subparagraph (the “Total Termination Required Exchange Price”), the Series Pool will be liquidated in accordance with the provisions of Section 13.04(b)(ii).  In the case of a Tender Option Termination Event under Section 7.01(a)(i) or a Credit Failure, if the Affected Bonds cannot be sold for a price that is at least equal to the Total Termination Required Exchange Price, the Series Pool will be liquidated in accordance with the provisions of Section 13.04(b)(iii).  In the case of either a Liquidity Failure or a Tender Option Termination Event described in Section 7.01(a)(iii) hereof, if the Bonds cannot be sold for a price that is at least equal to the Total Termination Required Exchange Price, Freddie Mac will elect that the Bonds be subject to mandatory purchase from the Series Pool at the Release Purchase Price and declare a Release Event for such purpose, and the Administrator will distribute the proceeds from such funding of such Release Event in the order provided in Section 13.04(b)(ii).  If there is any failure in the funding of such Release Event which failure continues for a period of three (3) Business Days, the Series Pool will be liquidated in accordance with the provisions of Section 13.04(b)(iii).

(ii)If the Bonds can be sold for a price that is at least equal to the Total Termination Required Exchange Price, the Administrator will sell the Bonds on the Exchange Date to the party that has committed, by the close of the Administrator’s business on the Business Day preceding the Exchange Date, to purchase the Bonds at the Commitment Price; however, if any Specified Party commits to purchase the Bonds at a price that is at least the Commitment Price, the Bonds will be sold to such Specified Party, with priority given, first, to Holders of Class B Certificates, and second to the Sponsor, and third to Freddie Mac.  Immediately upon the disposition of the Bonds in accordance with this subparagraph, the Administrator will distribute the liquidation proceeds from the sale of Bonds: (A) first, to pay any accrued and unpaid expenses of the Series Pool (including, but not limited to any Administrator Fee, Freddie Mac Fee,

Administrator Advance, Daily Administrator Advance Charges, Servicing Fee and Remarketing Agent Fee); (B) second, to pay the Holders of Class A Certificates an amount equal to their Current Certificate Balances plus the accrued but unpaid Required Class A Certificate Interest Distribution Amount thereon; (C) third, to pay to the Holders of Class B Certificates an amount equal to their Current Certificate Balance; (D) fourth, to pay to Holders of Class A Certificates the amount of each such Holder’s Capital Account Balance (after taking into account all allocations pursuant to Article XI of these Standard Terms and amounts previously distributed pursuant to clause (B)) as determined by Freddie Mac in accordance with Section 11.02 (generally, Gain Share as calculated pursuant to the Series Certificate Agreement); and (E) fifth, to pay to the Holders of Class B Certificates the amount of each such Holder’s remaining Capital Account Balance (after taking into account all allocations pursuant to Article XI of these Standard Terms and previously distributed pursuant to clause (C)) as determined by Freddie Mac in accordance with Section 11.02 (including Gain Share and Market Discount Share).

(iii)In the case of either (a) a Credit Failure or a Tender Option Termination Event described in Section 7.01(a)(i) hereof and the Bonds cannot be sold for a price that is at least equal to the Total Termination Required Exchange Price or (b) in the case of a Liquidity Failure or a Tender Option Termination Event described in Section 7.01(a)(iii) and the Bonds cannot be sold for a price that is at least equal to the Total Termination Required Exchange Price and the funding of a Release Event does not occur as provided in Section 13.04(b)(i) hereof, the Series Pool will be liquidated as follows on the Exchange Date:

(A)To the extent such amounts are not paid by the Holders of the Class B Certificates, at their election after inquiry by the Administrator, the Administrator will sell a principal amount of such Bond equal to the portion of the Outstanding Bond Balance necessary to generate proceeds sufficient to pay any accrued and unpaid expenses of the Series Pool (including, but not limited to any Administrator Fee, Freddie Mac Fee, Administrator Advances, Daily Administrator Advance Charges and Remarketing Agent Fee), determined by multiplying the sum of such expenses by the ratio of the Outstanding Bond Balance to the Aggregate Outstanding Bond Balance; and

(B)After completing the sale required pursuant to preceding clause (A), if necessary, the Administrator will distribute each Bond, on a pari passu basis, to the Holders of Class A Certificates and the Holders of Class B Certificates as follows: (i) to the Holders of Class A Certificates, on a pro rata basis, the product of (A) the remaining Outstanding Bond Balance and (B) the ratio of their Current Certificate Balance to the Aggregate Outstanding Certificate Balance; and (ii) to the Holders of Class B Certificates, on a pro rata basis, the product of (A) the remaining Outstanding Bond Balance and (B) the ratio of their Current Certificate Balance to the Aggregate Outstanding Certificate Balance.

(iv)Upon the completion of the distributions required pursuant to Sections 13.04(b)(ii) or 13.04(b)(iii), all Class B Certificates and Class A Certificates will be canceled.

(c)Tender Option Termination Event Relating to Taxability.  (i)  If the Exchange Date arises from a Tender Option Termination Event as described in Section 7.01(a)(ii) hereof, the following provisions will govern.  By the close of business on the Exchange Date, the Administrator will use its best efforts to sell the Affected Bonds.  On the Business Day immediately preceding such Exchange Date, the Administrator will solicit at least three commitments to purchase the Affected Bonds from Persons, other than Specified Parties, which customarily provide such bids, including but not limited to investment dealers and brokers that customarily deal in municipal bonds.  In the case of a Tender Option Termination Event under either Section 7.01(a)(ii), if the Affected Bonds can be sold for a price that is at least equal to the sum of the amounts specified in clauses (A) through (C) of the next subparagraph (the “Partial Termination Required Exchange Price”), the Series Pool will be liquidated in part in accordance with Section 13.04(c)(ii).  In the case of a Tender Option Termination Event under Section 7.01(a)(ii), if the Affected Bonds cannot be sold for a price that is at least equal to the Partial Termination Required Exchange Price, Freddie Mac will elect that the Affected Bonds be subject to mandatory purchase from the Series Pool at the Release Purchase Price and declare a Release Event for such purpose, and the Administrator will distribute the proceeds from such funding of such Release Event in the order provided in Section 13.04(c)(ii).  If there is any failure in the funding of such Release Event which failure continues for a period of three (3) Business Days, the Series Pool will be liquidated in part in accordance with the provisions of Section 13.04(c)(iii).

(ii)If the Affected Bonds can be sold for a price that is at least equal to the Partial Termination Required Exchange Price, the Administrator will sell Affected Bonds on the Exchange Date to the party that has committed, by the close of the Administrator’s business on the Business Day preceding the Exchange Date, to purchase the Affected Bonds at the Commitment Price; however, if any Specified Party commits to purchase the Affected Bonds at a price that is at least the Commitment Price, the Affected Bonds will be sold to such Specified Party, with priority given, first, to Holders of Class B Certificates and second to the Sponsor, and third to Freddie Mac.  Immediately upon the disposition of the Affected Bonds in accordance with this subparagraph, the Administrator will distribute the liquidation proceeds from the sale of Affected Bonds: (A) first, to pay any allocable accrued and unpaid expenses of the Series Pool (including, but not limited to any Administrator Fee, Freddie Mac Fee, Administrator Advances, Daily Administrator Advance Charges, Servicing Fee and Remarketing Agent Fee), determined by multiplying the sum of such expenses by the ratio of the principal balance of the Affected Bonds to the Aggregate Outstanding Bond Balance; (B) second, to pay the Holders of Class A Certificates an amount equal to the sum of (1) the product of the principal balance of the Affected Bonds and the ratio of their Current Certificate Balances to the Aggregate Outstanding Certificate Balance and (2) the accrued but unpaid Required Class A Certificate Interest Distribution Amount thereon; (C) third, to pay to the Holders of Class B Certificates an amount equal to the product of the principal balance of the Affected Bonds and the ratio of their Current Certificate Balances to the Aggregate Outstanding Certificate Balance; (D) fourth, to pay to Holders of Class A Certificates Gain Share determined by Freddie Mac in accordance with Section 11.02; and (E) fifth, to pay the balance to the Holders of Class B Certificates.

(iii)In the case of a Tender Option Termination Event under Section 7.01(a)(ii) hereof, if the Affected Bonds cannot be sold for a price that is at least equal to the Partial Termination Required Exchange Price (and in the case of a Tender Option Termination Event under Section 7.01(a)(ii), the funding of a Release Event does not occur as provided in Section 13.04(c)(i) hereof), the Series Pool will be liquidated in part as follows on the Exchange Date:

(A)To the extent such amounts are not paid by the Holders of the Class B Certificates, at their election after inquiry by the Administrator, the Administrator will sell the portion of the outstanding balance of the Affected Bond necessary to generate proceeds sufficient to pay any allocable accrued and unpaid expenses of the Series Pool (including, but not limited to any Administrator Fee, Freddie Mac Fee, Administrator Advances, Daily Administrator Advance Charges, Servicing Fee and Remarketing Agent Fee), determined by multiplying the sum of such expenses by the ratio of the outstanding balance of such Bond to the Aggregate Outstanding Bond Balance; and

(B)After completing the sale required pursuant to preceding clause (A), the Administrator will distribute each Affected Bond, on a pari passu basis, to the Holders of Class A Certificates and the Holders of Class B Certificates as follows: (1) to the Holders of Class A Certificates on a pro rata basis, the product of (a) the remaining outstanding balance of such Affected Bond and (b) the ratio of their Current Certificate Balance to the Aggregate Outstanding Certificate Balance; and (2) to the Holders of Class B Certificates, on a pro rata basis, the product of (a) the remaining outstanding balance of such Affected Bond and (b) the ratio of their Current Certificate Balance to the Aggregate Outstanding Certificate Balance.

(iv)Upon the completion of the distributions required pursuant to this Section 13.04(c), (A) corresponding adjustments will be made to Capital Account Balances and Current Certificate Balances to reflect such distributions, (B) a corresponding adjustment will be made to the Liquidity Commitment, (C) the Affected Certificates will be deemed canceled and then Outstanding Certificates with Current Certificate Balances reflecting such adjustments will not be considered Affected Certificates for purposes of the Series Certificate Agreement, and (D) the related Tender Option Termination Event will no longer be considered to be continuing for purposes of the Series Certificate Agreement.

Article XIV
MISCELLANEOUS

Section 14.01Acts of Holders.  (a)  Any request or other action provided by the Series Certificate Agreement to be given or taken by Holders may be evidenced by one or more instruments of substantially similar tenor signed by such Holders or their agents; and, except as otherwise expressly provided in the Series Certificate Agreement, such action will become effective when such instrument or instruments are delivered to the Administrator and Freddie Mac.  (Such an instrument is sometimes referred to in the Series Certificate Agreement as the “action” of the Holders signing such instrument).  Proof of execution of any such instrument, or of the appointment of any such agent, will be sufficient for any purpose of the Series Certificate Agreement and (subject to Section 10.01) conclusive in favor of the Administrator and Freddie Mac, if made in the manner provided in this Section.

(b)Any action by the Holder of any Certificate will bind its successor Holder whether or not notation of such action is noted upon such Certificate.

Section 14.02Notices.  Unless otherwise specified, all communications under the Series Certificate Agreement must be in writing and will be deemed duly given if personally delivered to, mailed by first-class mail, postage prepaid, or sent by Electronic Notice and confirmed by first-class mail, postage prepaid, addressed to: (i) in the case of Freddie Mac, Federal Home Loan Mortgage Corporation, 8100 Jones Branch Drive, Mail Stop B4Q, McLean, Virginia 22102, Attention:  Director of Multifamily Management and Information Control, Telephone No.: (703) 903-2000, Facsimile No.:  (703) 714-3273; Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, McLean, Virginia 22102, Attention:  Associate General Counsel – Multifamily Legal Department, Telephone No.: (703) 903-2000, Facsimile: No.:  (703) 903-2885; Federal Home Loan Mortgage Corporation, 8100 Jones Branch Drive, Mail Stop B2E, McLean, Virginia 22102, Attention:  Director of Multifamily Loan Servicing, Telephone No.: (703) 903-2000, Facsimile No.: (703) 714-3273; and (ii) in the case of the Remarketing Agent, as provided in the Remarketing Agreement or, as to each such Person, at such other address designated by such Person in a written notice to each other such Person.

Section 14.03Notices to Holders; Waiver.  Unless otherwise specified, wherever the Series Certificate Agreement provides for notice to Registered Holders of any event, such notice will be deemed to be sufficiently given (whether or not received) if given by mail, first-class postage prepaid, to each Registered Holder at such Registered Holder’s address as it appears on the Certificate Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Registered Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Registered Holder will affect the sufficiency of such notice with respect to any other Registered Holder, and any notice that is mailed in the manner provided in this Section will conclusively be presumed to have been properly given.  In addition, the Administrator will provide to the Registered Holders, upon the request of the Holders of Certificates, the names and contacts of the Holders (to the extent that the Administrator can ascertain the identity of the beneficial owners without expense and through the use of commercially reasonable methods).

Section 14.04Successors and Assigns.  All covenants and agreements of Freddie Mac set forth in the Series Certificate Agreement will bind its successors and assigns.

Section 14.05Severability.  If any provision of the Series Certificate Agreement or the Certificates is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.06Benefits of Series Certificate Agreement.  Nothing in the Series Certificate Agreement or in the Certificates, express or implied, will give to any Person, other than the parties to the Series Certificate Agreement and their successors, the Remarketing Agent and the Holders, any benefit of any legal or equitable right, remedy or claim under the Series Certificate Agreement.

Section 14.07Governing Law.  The Series Certificate Agreement and each Certificate will be construed, and the rights and obligations of Freddie Mac and the Administrator under the Series Certificate Agreement will be determined, in accordance with federal statutory or common law (“Federal law”).  Insofar as there may be no applicable rule or precedent under Federal law, and insofar as to do so would not frustrate the purposes of any provision of the Freddie Mac Act, the local law of the State of New York will be deemed reflective of Federal law.  The parties agree that any legal actions between Freddie Mac and the Administrator or the Holders regarding each party under the Series Certificate Agreement will be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning the Series Certificate Agreement.

Section 14.08Counterparts.  The Series Certificate Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 14.09Non-Petition Covenants.  The Administrator, in its individual capacity, agrees, and it is a condition to the appointment of any successor Administrator, co-Administrator or separate Administrator, and to the appointment of the Certificate Registrar, that the Person so appointed will agree, in its individual capacity, and the Sponsor agrees, that it will not, at any time, consent, petition or otherwise invoke the process of the United States, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government for the purpose of commencing or sustaining a case by or against Freddie Mac or the Series Pool under a federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver of Freddie Mac or the Series Pool, or all or any part of their respective property or assets, or ordering the winding up or liquidation of the affairs of Freddie Mac or the Series Pool.  Freddie Mac agrees that it will not, at any time, consent, petition or otherwise invoke the process of the United States, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government for the purpose of commencing or sustaining a case by or against the Series Pool under a federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver of the Series Pool or all or any part of the Series Pool’s property or assets, or ordering the winding up or liquidation of the affairs of the Series Pool.  Each such agreement will survive any termination of the Series Certificate Agreement and the subsequent removal of such Person from its capacity under the Series Certificate Agreement.

[End of Standard Terms]

EXHIBIT A

DEFINITIONS

A-1

Exhibit A to Standard Terms

DEFINITIONS

“Accreted Price” means, with respect to any Bond, the Deposit Price, adjusted for (i) the amortization of bond premium or the accrual of original issue discount, if any, as determined under applicable Code provisions, and (ii) the Accrued Market Discount, if any, calculated with respect to such Bond.

“Accrual Commencement Date” means the date upon which interest begins accruing on the Certificates.

“Accrual Period” means (a) as to the First Payment Date, the period that begins on (and includes) the Accrual Commencement Date, and ends on (and excludes) the first day of the month in which such Payment Date occurs and (b) as to any other Payment Date, the calendar month preceding that Payment Date; provided if a Term Reset Rate Method, Term Extended Rate or LIBOR Index Rate is in effect with respect to the Class A Certificates, each calendar month will be deemed to consist of 30 days.  The Accrual Period for each Payment Date ends fifteen days prior to the related Payment Date except when the fifteenth day is not a Business Day, in which event the Accrual Period ends more than fifteen days in advance of such Payment Date.

“Accrued Interest on the Bonds” means the amount set forth in the Series Certificate Agreement representing the portion of the interest on the Bonds that accrued prior to the Accrual Commencement Date.

“Accrued Market Discount” means, with respect to any Bond that is a “market discount bond” as defined in Section 1278(a) of the Code, determined as of the date such Bond is transferred to the Series Pool, the accrued market discount as defined in Section 1276(b) of the Code, calculated on a straight-line basis (without regard to whether the election set forth in Section 1276(b)(2)(A) of the Code had been made) and assuming no election has been made under Section 1278(b) of the Code.

“Act of Bankruptcy” shall mean an Owner or the Sponsor, as applicable, (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency, reorganization, liquidation or dissolution law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation; (v) has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of a receiver, administrator, conservator, liquidator, custodian, trustee or other similar official for it or for all or substantially all of its assets; (vii) has a secured party or other creditor take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the

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events specified in the preceding clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Adjusted Capital Account Deficit” will mean, with respect to any Holder, the deficit balance, if any, in such Holder’s Capital Account (as hereinafter defined) as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)Credit to such Capital Account any amounts which such Holder is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Administrator” means Freddie Mac, until a successor Person has been appointed the Administrator pursuant to the applicable provisions of the Series Certificate Agreement, and thereafter “Administrator” means such successor Person.

“Administrator Advance” means an advance by the Administrator to Holders of Class A Certificates pursuant to Section 4.09 of the Standard Terms.

“Administrator Advance Charges” means charges for the benefit of the Administrator in the aggregate amount of the Daily Administrator Advance Charges.

“Administrator Fee” means, if applicable, the annual amount payable to the Administrator (if other than Freddie Mac), determined by multiplying the Administrator Fee Rate by the Aggregate Outstanding Bond Balance.

“Administrator Fee Rate” means, if applicable, the rate set forth in the Series Certificate Agreement or provided by notice from Freddie Mac to the Administrator and the Sponsor.

“Affected Bond” means, (i) in the case of a Tender Option Termination Event relating to a failure to pay or a rating downgrade as described in clauses (a) or (c) of the definition of Tender Option Termination Event, each Bond; and (ii) in the case of a Tender Option Termination Event relating to an event of taxability as described in clause (b) of the definition of Tender Option Termination Event, each Bond giving rise to such event.

“Affected Certificate” means, upon the occurrence of a Tender Option Termination Event, each Certificate until the distributions required by Section 13.04 of the Standard Terms have been made.

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Aggregate Outstanding Bond Balance” means the aggregate of the Outstanding Bond Balances.

“Aggregate Outstanding Certificate Balance” means, as of any date of determination, the sum of the Aggregate Outstanding Class A Certificate Balance and the Aggregate Outstanding Class B Certificate Balance.

“Aggregate Outstanding Class A Certificate Balance” means, as of any date of determination, the aggregate of the Current Class A Certificate Balances.

“Aggregate Outstanding Class B Certificate Balance” means, as of any date of determination, the aggregate of the Current Class B Certificate Balances.

“Agreement” means the Series Certificate Agreement, into which is incorporated the Standard Terms, including all exhibits, schedules, supplements, appendices and amendments to each.

“Asset(s)” and “Series Pool Asset(s)” means (i) the Bonds and all Bond Payments made from and after the Date of Original Issue and certificates and instruments, if any, representing the Bonds, (ii) the Distribution Account (including any amounts held therein), (iii) the Credit Enhancement and the Liquidity Facility, if applicable, and (iv) all proceeds of the foregoing of every kind and nature.

“Authorized Denomination” means, (a) with respect to any Class A Certificate (i) while the DTC System is in effect, an initial certificate balance of at least $5,000 with integral multiples of $5,000 in excess thereof and (ii) while the Fed System is in effect, an initial certificate balance of at least $100,000 with integral multiples of $1.00 in excess thereof, and (b) with respect to any Class B Certificate, an initial certificate balance of at least $5,000, subject to, with respect to any Certificate, necessary adjustments due to redemptions after the Date of Original Issue.

“Available Funds” means with respect to any Payment Date, the sum of the deposit into the Distribution Account or related subaccount pursuant to Section 4.02 of the Standard Terms and any other funds available to the Administrator for payment to the Holders, including Administrator Advances; provided that Administrator Advances may only be treated as Available Funds for the purpose of making payments of the Required Class A Certificate Interest Distribution Amount.

“Available Interest Amount” means, as of any date of determination, accrued and to accrue Bond interest from the beginning of the Accrual Period to the next Reset Date, described as follows.  Available Interest Amount is only used in the context of establishing the Maximum Reset Rate where all the Bonds are not fixed rate bonds and is only calculated on a Reset Date.  Accrued and to accrue Bond interest will be determined on a Bond by Bond basis as the product of the Bond Rate and the related Outstanding Bond Balance, calculated for each preceding day in the applicable Accrual Period and each day up to and including the next Reset Date; however, if the Bond Rate has not been determined for any day up to and including the next Reset Date, then the Bond Rate for such day will be deemed to be the minimum stated rate of interest on the Bonds.  Available Interest Amount will never be more than interest on the Bonds regardless of

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any calculation previously made.  Available Interest Amount is expressed as the variable “AIA” in the following formula:2

AIA = AI+TAI

where

AI =	accrued interest for each preceding day in the Accrual Period
TAI =	interest that will accrue for each day up to and including the next Reset Date (but only at the minimum stated interest unless the interest rate is known)

“Available Remarketing Class A Certificates” means (i) Tendered Class A Certificates, (ii) Class A Certificates subject to Mandatory Tender (A) on a Term Effective Date (that is not a Reset Rate Method Change Date), (B) on a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Weekly Reset Rate Method or a Monthly Reset Rate Method to a Monthly Reset Rate Method or a Term Reset Rate Method, (C) on a Reset Rate Method Change Date relating to a change (but not a continuation) in the Reset Rate Method from a Term Reset Rate Method or a Monthly Reset Rate Method to a Weekly Reset Rate Method or Monthly Reset Rate Method, (D) the date on which an amendment to the Standard Terms described in Section 12.01(b) becomes effective and (E) the date on which a successor Sponsor is appointed pursuant to Section 3.08 of the Standard Terms, and (iii) Class A Certificates with respect to which the Holder thereof has exercised the Optional Disposition Right.  Available Remarketing Class A Certificates do not include Pledged Class A Certificates that are purchased in connection with a Special Adjustment Event, Term Extended Rate Class A Certificates or LIBOR Index Rate Class A Certificates.

2 Example 1:
Assumptions:	1. Bonds bear variable interest tied to the SIFMA Municipal Swap Index (“SIFMA”) are reset on the same day as a Weekly Reset Date.
2. The applicable Weekly Reset Date is the beginning of the third reset period following the beginning of the Accrual Period, so there are 14 days of prior interest accrual.
3. During the first accrual week, SIFMA interest was 2.0%; during the second accrual week, SIFMA interest was 2.5%. SIFMA is established for the third week at 2.3%.
4. $100,000,000 in Outstanding Bond Balance
Interest Accruals:	1. First Week = $100,000,000 times 2% divided by 365 times 7 = $38,356.16
2. Second Week = $100,000,000 times 2.5% divided by 365 times 7 = $47,945.20
3. Third Week = $100,000,000 times 2.3% divided by 365 times 7 = $44,109.58
So Available Interest Amount = $130,410.94
Example 2:
Same assumptions except that the Reset Date is a Monthly Reset Date in a 31 day month.
Interest accruals are the same. Note that because we cannot determine the SIFMA for the last 10 days of the month, no additional accrued interest on the Bonds can be projected and taken into account.
So Available Interest Amount is the same as Example 1, or $130,410.94
Example 3:
Same assumptions except that the Reset Date is a Term Reset Date with a period of 6 months.
Interest accruals are the same as in Example 1.
So Available Interest Amount is the same as Example 1, or $130,410.94

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“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended in 1986 and as it may be further amended from time to time (Title 11 of the United States Code), and any successor statute thereto.

“Bankruptcy Coverage Payments” means any payments that are made in accordance with the Credit Enhancement with respect to amounts recovered after disgorgement pursuant to the Bankruptcy Code or under any applicable banking laws.

“Bond Counsel” means any attorney at law, or firm of attorneys, of nationally recognized standing in matters pertaining to the exclusion from gross income of interest on bonds for federal income tax purposes, issued by states and political subdivisions, and which is acceptable to Freddie Mac and to the Sponsor.

“Bond Documents” means, with respect to any Bond, the trust indenture, ordinance, resolution and any other agreements or instruments pursuant to which such Bonds or, in the case of Bonds which are custodial receipts, trust receipts or any other similar instrument evidencing an ownership interest in a mortgage loan or municipal securities held in a pass-through arrangement, such underlying mortgage loan or municipal securities, have been issued or secured (including any loan agreement, note, mortgage, deed of trust or any rate cap or interest rate protection agreement delivered to the applicable Bond Trustee) or governing the operation of the Project financed by such Bond or underlying mortgage loan or municipal securities, as applicable as the same may be amended or supplemented from time to time.

“Bondholder Representative” means Freddie Mac, in its capacity as bondholder representative, controlling party, majority owner or majority beneficial owner of the Bonds, as applicable, under the Bond Documents.

“Bond Interest Payment Date” means the dates in each year on which interest is paid on the Bonds.  Such dates are set forth in the Series Certificate Agreement.

“Bond Mortgage” means, with respect to each Project, the multifamily deed of trust or mortgage, as applicable, assignment of rents, security agreement and fixture filing delivered on the closing date for the related Bonds, together with all riders and addenda, from the Owner of the Project granting a first priority mortgage and security interest in the Project to secure the repayment of the Bond Mortgage Loan, which Bond Mortgage has been assigned by the Issuer to the Bond Trustee pursuant to the Indenture.

“Bond Mortgage Loan” means, with respect to each issue of Bonds, the loan by the Issuer to the Owner with respect to the Project in an amount equal to the aggregate principal amount of such issue of Bonds.

“Bond Mortgage Documents” means, with respect to each Bond Mortgage Loan, the Bond Mortgage, the Bond Mortgage Note, the LURA, the Loan Agreement and any related documents evidencing the obligations of the Owner under the Bond Mortgage Note or securing payment or performance of such obligations or otherwise pertaining to such obligations, including any HUD Document, as each such document, agreement or instrument may be amended, modified or supplemented from time to time.

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“Bond Mortgage Note” means, with respect to each Bond Mortgage Loan, the promissory note from the Owner to the Issuer, including all riders and addenda, evidencing the Owner’s obligation to repay the Bond Mortgage Loan, as the same may be amended, modified or supplemented from time to time, which Bond Mortgage Note has been assigned by the Issuer to the Bond Trustee.

“Bond Payment Subaccount—Holdback” means, if applicable, the subaccount of the Distribution Account established pursuant to Section 4.02(a) of the Standard Terms into which payments up to the amount of the Holdback Requirement are deposited by the Administrator.

“Bond Payment Subaccount—Interest” means the subaccount of the Distribution Account established pursuant to Section 4.02(a) of the Standard Terms into which interest payments on the Bonds are deposited by the Administrator.

“Bond Payment Subaccount—Principal” means the subaccount of the Distribution Account established pursuant to Section 4.02(a) of the Standard Terms into which principal and Bond Redemption Premium payments on the Bonds and Hypothetical Gain Share are deposited by the Administrator.

“Bond Payments” means any payments of principal, Bond Redemption Premium or interest on any Bond (whether derived from amounts paid by or on behalf of the Issuer of or other obligor on the Bond, Freddie Mac, or otherwise) other than Bankruptcy Coverage Payments.

“Bond Rate” means, with respect to any Bond, as of any date of determination, the then applicable rate of interest payable on such Bond.

“Bond Redemption Date” means, with respect to any Bond, the date on which such Bond is redeemed pursuant to the applicable Bond Documents.

“Bond Redemption Premium” means, with respect to any Bond, any portion of a payment made in connection with the redemption of all or a portion of the Outstanding Bond Balance that is in excess of the sum of (i) the Outstanding Bond Balance or the portion of such Outstanding Bond Balance that was redeemed, as the case may be, and (ii) interest accrued at the Bond Rate on the applicable Outstanding Bond Balance (if any) from and including the last Bond Interest Payment Date to but excluding the Bond Redemption Date.

“Bond Trustee” means, with respect to any Bond, the financial institution designated as trustee for such Bond and any separate paying agent therefor, pursuant to the applicable Bond Documents.  The term “Bond Trustee” will also be deemed to refer to, with respect to any series of Bonds, any separate paying agent for that series of Bonds.

“Bonds” means, collectively, the mortgage loans and municipal securities identified in the Series Certificate Agreement on the Date of Original Issue and any mortgage loans or municipal securities delivered to the Administrator on a Substitution Date, and “Bond” shall mean any one of such Bonds.  The term “Bonds” shall include mortgage loans or municipal securities as well as custodial receipts, trust receipts or any other similar instrument evidencing an ownership interest in a mortgage loan or municipal securities held in a pass-through arrangement.

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“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which federal government offices located in the District of Columbia generally are closed, (iii) a day on which the Federal Reserve Bank of New York (or other agent acting as Freddie Mac’s fiscal agent) is authorized or obligated by law or executive order to remain closed, (iv) as to any Class A Certificate maintained on the Fed System, a day on which the Federal Reserve Bank at which such Class A Certificate Holder’s account is maintained is authorized or obligated by law or executive order to remain closed, (v) a day on which the Freddie Mac permanent home office is closed, (vi) as to Class A Certificates maintained on the DTC System, a day on which DTC is authorized or obligated by law or executive order to remain closed or (vii) a day on which (a) banking institutions in the City of New York or in the city in which the principal office of the Administrator, the Remarketing Agent or Freddie Mac is located are closed or (b) the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

“Capital Account” means the capital account established and maintained for each Holder pursuant to Section 11.02 of the Standard Terms.

“Capital Account Balance” means the Capital Account balance for each Holder adjusted pursuant to Section 11.02 of the Standard Terms for all events having occurred immediately prior to the time of determination.

“Capital Contribution” will mean the amount of money, and the Fair Market Value of any property other than money, contributed to the Series Pool pursuant to Article II of the Standard Terms by a Holder or any amount paid by the Sponsor pursuant to Section 3.04 or 3.05 of the Standard Terms or otherwise contributed to the Series Pool by the Sponsor.  Any amounts paid by the initial purchasers of Certificates to acquire Certificates, including any amounts representing accrued interest, will be deemed to have been contributed to the Series Pool.

“Capital Gains” and “Capital Losses” will mean gains or losses from the Disposition of Bonds but will not include Market Discount Gain.

“Certificate Payment Amount” means for any Payment Date and Class of Certificates, the aggregate payment to be made to Holders of such Class of Certificates, which payment is equal to the amounts provided in Article IV of the Standard Terms.

“Certificate Register” means the register maintained by the Certificate Registrar that provides for the registration of Certificates and transfers of Certificates.

“Certificate Registrar” means the certificate registrar and transfer agent with respect to the Certificates, which will be Freddie Mac unless otherwise indicated in the Series Certificate Agreement.

“Certificates” means the Class A Certificates and the Class B Certificates.

“Class” means the class designation, either Class A or Class B, borne by any Certificate.

“Class A Certificate” means a Certificate designated as such issued pursuant to the Series Certificate Agreement, evidencing an ownership interest in the Bonds.

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“Class A Certificate Notional Accelerated Principal Paydown Amount” means, if specified as applicable in the Series Certificate Agreement, with respect to any Payment Date, to the extent of remaining Available Funds, the amount identified on the Notional Accelerated Principal Amortization Schedule that corresponds to such Payment Date, together with all such amounts for prior Payment Dates remaining unpaid.  To the extent remaining Available Funds are not sufficient to pay in full to the Holders of Class A Certificates such current and prior amounts, any unpaid amounts will be deferred until the next Payment Date.

“Class A Holder” means a Holder of a Class A Certificate.

“Class B Certificate” means a Certificate designated as such issued pursuant to the Series Certificate Agreement, evidencing an ownership interest in the Bonds.

“Class Factor” means for any month with respect to the Class A Certificates, a truncated eight-digit decimal that, when multiplied by the Initial Certificate Balance of such Class, will equal its Current Certificate Balance.  The Class Factor for any month reflects the payments of principal to be made on the Payment Date in the same month.

“Clean-Up Event” means a Mandatory Tender of the Class A Certificates pursuant to Section 6.04 of the Standard Terms, at the election of Freddie Mac or the Sponsor at any time after the Aggregate Outstanding Bond Balance is not more than 5% of the Aggregate Outstanding Bond Balance on the Date of Original Issue.

“Clean-Up Notice” means the notice given to the Administrator pursuant to Section 7.06 of the Standard Terms.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor statute thereto.

“Commission” means the Securities and Exchange Commission, as constituted from time to time, created under the Securities Exchange Act.

“Commitment Price” means, with respect to any date of determination, the highest cash purchase price for the Bonds subject to sale or distribution on such date obtained by the Administrator by soliciting in good faith at least three bids to purchase such Bonds from Persons (other than the Administrator, the Remarketing Agent, Freddie Mac, any Holder of a Class B Certificate, or any Affiliate of any such Person) that customarily provide such bids, including, but not limited to, investment dealers and brokers that customarily deal in municipal bonds.

“Covered Payment” means those certain payments to be made by Freddie Mac if required in connection with an Owner Act of Bankruptcy pursuant to the Credit Enhancement.

“Credit Enhancement” means the guaranty of Freddie Mac set forth in Section 4.11 of the Standard Terms.

"Credit Failure" means, if the Term Extended Rate or the LIBOR Extended Rate is in effect, the failure of Freddie Mac to comply with its obligations in accordance with the provisions of the Credit Enhancement, and the continuance of such failure for three (3) Business

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Days, to pay the Purchase Price of Class A Certificates subject to Mandatory Tender, in connection with a Credit Provider Termination Event or a Clean-Up Event.

“Credit Provider Termination Event” means, when the Class A Certificates are bearing interest at either the Term Extended Rate or the LIBOR Index Rate, the occurrence of an Event of Default under the Reimbursement Agreement.

“Credit Provider Termination Notice” means the notice given to the Administrator by Freddie Mac pursuant to Section 7.03(b) of the Standard Terms.

“Current Certificate Balance” means the Current Class A Certificate Balance or the Current Class B Certificate Balance, as appropriate.

“Current Class A Certificate Balance” means with respect to any Class A Certificate, as of any date of determination, its Initial Certificate Balance minus the sum of all amounts previously distributed to the Holder of such Certificate (or any Predecessor Certificate) with respect to principal payments on the Bonds, payments arising from a Release Event, and Class A Certificate Notional Accelerated Principal Paydown Amounts, if applicable, and adjustments on a Special Adjustment Date.

“Current Class B Certificate Balance” means with respect to any Class B Certificate, as of any date of determination, its Initial Certificate Balance thereof (i) minus the sum of all amounts previously distributed to the Holder of such Certificate (or any Predecessor Certificate) with respect to principal payments on the Bonds and payments arising from a Release Event; (ii) plus, on each Payment Date, the amount obtained by multiplying the Class A Certificate Notional Accelerated Principal Paydown Amounts, if any, distributed to the Holders of Class A Certificates under Section 4.03(a)(v) of the Standard Terms on such Payment Date by the ratio of the Current Certificate Balance of such Class B Certificate to the Aggregate Outstanding Class B Certificate Balance.

“Daily Administrator Advance Charge” means, for any day, the amount of outstanding Administrator Advances on such day multiplied by the prime rate in effect on such date and divided by 365.  Prime rate will equal the prime or base lending rate of major banks as published in the Wall Street Journal.

“Date of Original Issue” means the day on which the Certificates are first executed, authenticated and delivered by the Administrator.

“Delivery Office” means the office of the Administrator located at Freddie Mac, 1551 Park Run Drive, MS D5B, McLean, Virginia 22102, Attention:  Office of the Registrar, or such other address as the Administrator may designate from time to time by notice to the Registered Holders, the Remarketing Agent and Freddie Mac.

“Deposit Price” means, with respect to any Bond, the federal income tax basis of such Bond determined in accordance with the Code at the time of transfer and deposit as set forth in the Series Certificate Agreement with respect to Bonds transferred and deposited on the Date of Original Issue or on any Substitution Date.

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“Depositor Order” means a written order or request signed in the name of Freddie Mac by any Responsible Officer of Freddie Mac.

“Disposition” means, with respect to any Bond, any redemption, maturation, sale or other disposition of such Bond, or portion thereof, that results in the realization of gain or loss under applicable Code provisions.

“Disposition Gain” means, with respect to a Disposition of any Bond or portion thereof, the excess, if any, of the amount realized from such Disposition as determined under applicable Code provisions, over the Accreted Price of such Bond (including, if applicable, any Bond Redemption Premium) or portion of such Bond.

“Disposition Loss” means, with respect to a Disposition of any Bond, or portion thereof, the excess, if any, of the Accreted Price of such Bond, or portion thereof, over the amount realized from such Disposition, as determined under applicable Code provisions.

“Distribution Account” means, collectively, the segregated subaccounts established and maintained pursuant to Section 4.02 of the Standard Terms.

“Documents” means, collectively, the Series Certificate Agreement, the Remarketing Agreement, if any, the Reimbursement Agreement and the Certificates; and the term “Document” will mean any of the foregoing.

“DTC” means The Depository Trust Company or any successor securities depository institution selected or approved by Freddie Mac.

“DTC Participant” means a member of, or participant in, DTC, as provided in the rules and regulations of DTC.

“DTC System” means the book-entry system of DTC.

“Electronic Notice” means notice given by telecopy, facsimile transmission, electronic mail (“e-mail”) or other similar electronic means of communication.

“Event of Default” means:

(a)The Administrator defaults in the payment to Holders of the applicable Certificate Payment Amount or Freddie Mac defaults in the payment of any amount pursuant to the Credit Enhancement or the Liquidity Facility, if applicable, when the same is due and payable as provided in the Series Certificate Agreement, and such default continues for a period of three (3) Business Days; or

(b)Freddie Mac or the Administrator fails to observe or perform any other of its covenants set forth in the Series Certificate Agreement, and such failure continues for a period of 60 days after the date on which written notice of such failure, requiring Freddie Mac or the Administrator to remedy the same, has been given to Freddie Mac or the Administrator, as appropriate, by the Holders representing not less than 60% of the then outstanding unpaid principal balance of the Class A Certificates or Class B Certificates, as applicable.

11

“Excess Accrued Net Interest Amount” means, as of any date of determination, the excess of accrued interest on the Bonds over the sum of the accrued interest on the Class A Certificates for each prior day in any Accrual Period.  This definition is used in establishing the Maximum Reset Rate where all the Bonds are fixed rate bonds after the excess amount is converted to an interest rate related to the Class A Certificates as provided in the definition of Excess Accrued Net Interest Amount Rate.  The calculation of Excess Accrued Net Interest Amount is determined as (i) the aggregate amount of interest calculated at the applicable Bond Rate on the Outstanding Bond Balance of each related Bond for each preceding day in the Accrual Period over (ii) the sum of the aggregate amount of interest calculated at the applicable Reset Rate on the Aggregate Outstanding Class A Certificate Balance for each such day (whether or not distributed to Holders).

“Excess Accrued Net Interest Amount Rate” means, with respect to the determination of the Maximum Reset Rate where all the Bonds are fixed rate bonds the following:  a per annum rate equal to the product of (i) the quotient obtained by dividing (a) 365 (or 366 in a leap year) by (b) the number of calendar days during which a Reset Rate will be in effect and (ii) the quotient (expressed as a percentage of the Aggregate Outstanding Class A Certificate Balance) obtained by dividing (a) the Excess Accrued Net Interest Amount as of the relevant day of determination by (b) the Aggregate Outstanding Class A Certificate Balance as of such day.  This rate is expressed as the variable “ER” in the following:3

ER =	365/6	EA
	D	CLA

where

D =	number of calendar days during which a Reset Period will be in effect
EA =	Excess Accrued Net Interest Amount
CLA =	Aggregate Outstanding Class A Certificate Balance

“Exchange Date” means the date on which the Series Pool is liquidated in whole or in part in accordance with Section 13.04 of the Standard Terms, which date will be designated by

3 Example 1:
Assumptions =	1. Weekly Reset Rate
2. Excess Accrued Net Interest Amount: $50,000
3. Aggregate Outstanding Class A Certificate Balance: $80,000,000

365 X $50,000
7 $80,000,000
(52.1428) (0.000625).03258
Example 2:
Assumptions:	Same assumptions except that there is a Monthly Rate

365 X $50,000
30 $80,000,000
(12.1666) (0.000625).00760

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Freddie Mac and will occur within five Business Days after the occurrence of a Tender Option Termination Event, Liquidity Failure or Credit Failure.

“Exchanging Holder” means each related holder of class B certificates of another Series as described in Section 7.02(c) of the Standard Terms.

“Exercise Notice” means the notice delivered by a DTC Participant through which a Class A Certificate is held for a Holder of Class A Certificates on the records of DTC to the Remarketing Agent and the Administrator pursuant to Section 6.03 of the Standard Terms in connection with the exercise of the Tender Option.

“Fair Market Value” for any asset will mean its fair market value as determined in good faith by the Servicer or the Administrator pursuant to a valuation made (i) on the basis of current bid prices for such asset, (ii) if bid prices are not available for such asset, on the basis of current bid prices for comparable assets, (iii) by determining the value of such asset on the bid side of the market by appraisal, or (iv) by any combination of the foregoing.  For purposes of the foregoing, the Servicer or the Administrator will utilize the services of Persons which are not the Servicer, the Administrator, the Remarketing Agent, Freddie Mac, any Holder of Class B Certificates or any Affiliate of any such Person.

“Fed Participant” means those entities eligible to maintain book-entry accounts with a Federal Reserve Bank.

“Federal Reserve Bank” means The Federal Reserve Bank of New York and/or such other Federal Reserve Banks as may maintain Class A Certificates on the Fed System, or any successor selected or approved by Freddie Mac.

“Fed System” means the book-entry system of the Federal Reserve Banks.

“Fed-System Book-Entry Rules” means the provisions from time to time in effect, presently contained in Title 24, Part 81, Subpart H of the Code of Federal Regulations, setting forth the terms and conditions under which Freddie Mac may issue securities on the Fed System and authorizing a Federal Reserve Bank to act as Freddie Mac’s agent in connection with such securities.

“First Optional Disposition Date” means the date set forth as such in the Series Certificate Agreement.

“First Payment Date” means the initial Payment Date on which interest is scheduled to be payable on the Certificates, as set forth in the Series Certificate Agreement.

“Fiscal Year” will mean the fiscal year of the Series Pool for financial accounting purposes and for Federal, state and local income tax purposes, or such shorter period for which income tax returns must be prepared.  Such Fiscal Year initially will be the calendar year, unless a different Fiscal Year is required by Section 706(b) of the Code and the Regulations thereunder.

“Fitch” means Fitch, Inc. and its successors.

13

“Freddie Mac” means Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States.

“Freddie Mac Act” means Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. §§ 1451-1459.

“Freddie Mac Fee” means the fees due Freddie Mac under the Reimbursement Agreement for providing the Credit Enhancement, the Liquidity Facility, if applicable, and serving as Administrator.

“Gain Share” means, (i) first, with respect to the Holders of Class A Certificates that have had their Certificates redeemed or exchanged (to the extent applicable to such a redemption or exchange pursuant to the operative provisions of the Series Certificate Agreement), the product of (a) 10% of the Disposition Gain and (b) the ratio of the Aggregate Outstanding Class A Certificate Balance to the Aggregate Outstanding Certificate Balance (as determined immediately prior to the redemption or exchange, as applicable, of Certificates); and (ii) second, with respect to the Holders of Class B Certificates, the remaining Disposition Gain.  Gain Share with respect to the Holders of the Class A Certificates for any one Bond is expressed as the variable “GS” in the following formula:

GS =     (.10)(DG)(     CLA      )

                               CLA+CLB

where

DG =Disposition Gain

CLA =Aggregate Outstanding Class A Certificate Balance

CLB =Aggregate Outstanding Class B Certificate Balance

Example:

Assumptions:

1.	Disposition Gain = (2%)($50,000,000 Bonds)
2.	Aggregate Outstanding Class A Certificate Balance = $80,000,000
3.	Aggregate Outstanding Class B Certificate Balance = $20,000,000

(.10)(1,000,000)(80,000,000)

                           80,000,000+20,000,000

(100,000)(.8) = $80,000

In this example the Holders of Class A Certificates receive $80,000 and the Holders of Class B Certificates receive the balance, or $920,000.

“Global Class A Certificate” means, if applicable, with respect to any Series of book-entry Class A Certificates, a global certificate executed and authenticated by the Administrator, substantially in the form attached to the Standard Terms, evidencing all of the Class A Certificates of such Series.  If the rules and regulations of DTC (or a successor securities depository, including, if designated by Freddie Mac, the Federal Reserve Bank) so require, a Series of book-entry Class A Certificates may be evidenced by more than one Global Class A Certificate which, together, will evidence all of the Class A Certificates of such Series, and which, together, will constitute the “Global Class A Certificate” for such Series.

“Grant” means to pledge or grant a lien upon or a security interest in, or a right of set-off to, the Administrator pursuant to a Series Certificate Agreement.  A Grant of a security interest

14

in the Bonds, or any other instrument, will include all rights but none of the obligations of the granting party.

“Holdback Requirement” means, on each Payment Date, the amount designated as such in the Series Certificate Agreement; provided, however, that the Holdback Requirement may be changed by Freddie Mac in accordance with the Series Certificate Agreement or the Registered Holders of not less than 51% of the Aggregate Outstanding Class B Certificate Balance with the written consent of Freddie Mac, by written notice to the Administrator not less than ten (10) Business Days prior to any Payment Date.

“Holder” means (i) with respect to a Class A Certificate maintained on the Fed System, any entity that appears on the records of a Federal Reserve Bank as a holder of such Class A Certificate; (ii) with respect to a Class A Certificate maintained on the DTC System, a Person who is listed as the beneficial owner of such Class A Certificate in the records of a DTC Participant or Indirect DTC Participant; and (iii) with respect to a Class B Certificate, the beneficial owner of such Class B Certificate.

“HUD Document” means, with respect to any Mortgaged Property, any interest rate reduction agreement, housing assistance payment agreement or similar document delivered by or on behalf of the Department of Housing and Urban Development to provide support for rent or mortgage payments.

“Hypothetical Gain Share” means, for any Class A Certificate, with respect to a Release Event Date, an Optional Disposition Date or a Mandatory Tender Date relating to a Liquidity Provider Termination Event (if applicable), a Credit Provider Termination Date (if applicable), a Sponsor Act of Bankruptcy (if applicable), or a Clean-Up Event, (i) the product of (a) the aggregate of, for each Bond, (1) the highest bid (not including accrued interest) obtained after the Remarketing Agent (or the Servicer to the extent the Class A Certificates are in the Term Extended Rate or LIBOR Index Rate) solicits three bids to purchase such Bond from Persons that customarily provide such bids, other than the Administrator, Freddie Mac, the Remarketing Agent, the Servicer, any Holder of Class B Certificates, or any Affiliate of any such Person, including but not limited to investment dealers and brokers that customarily deal in municipal bonds, determined for the Business Day immediately preceding the Release Event Date, Optional Disposition Date, or Mandatory Tender Date, as applicable, minus (2) the Accreted Price of such Bond and (b) the ratio of the Current Certificate Balance of such Class A Certificate to be tendered to the Aggregate Outstanding Certificate Balance and (c) 0.10, minus (ii) any Hypothetical Gain Share previously paid to any Holder of such Class A Certificate.  However, in no event may the Hypothetical Gain Share be less than zero.  Hypothetical Gain Share is expressed as the variable “HGS” in the following formula:4

4 Example:
Assumptions:	1. Market Value of First Bond = (110%)(10,000,000)
2. Accreted Price of First Bond = (100%)($10,000,000)
3. Current Certificate Balance of applicable Class A Certificate = $5,000,000
4. Aggregate Outstanding Class A Certificate Balance = $20,000,000
5. Aggregate Outstanding Class B Certificate Balance = $10,000,000
6. Market Value of Second Bond = (100%)($10,000,000)
7. Accreted Price of Second Bond = (100%)($10,000,000)
8. Market Value of Third Bond = (98%)($10,000,000)
9. Accreted Price of Third Bond = (100%)($10,000,000)
8. Market Value of Third Bond = (98%)($10,000,000)
9. Accreted Price of Third Bond = (100%)($10,000,000)
10. Previously paid applicable Hypothetical Gain Share = $2,000 (100%)
Bond 1: ((110%)($10,000,000)-(100%)($10,000,000))( $5,000,000 )(.10) = $16,666
($20,000,000+$10,000,000)
Bond 2: ((100%)($10,000,000)-(100%)($10,000,000))( $5,000,000 )(.10) = zero
($20,000,000+$10,000,000)
Bond 3: ((98%)($10,000,000)-(100%)($10,000,000))( $5,000,000 )(.10) = ($3,333)
($20,000,000+$10,000,000)
However, Hypothetical Gain Share may not be less than zero, so the amount for Bond 3 equals zero.
Aggregating the hypothetical gain share
Bond 1 + Bond 2 + Bond 3 - HGSPP
$16,666 + 0 + 0 - $2,000 = $14,666

15

HGS =  (MV-AP)(   ACAC   )(.10)  - HGSPP

                            (CLA+CLB)

where

MV =	highest bid obtained from qualified bidder
AP =	Accreted Price for that Bond
ACAC =	Current Certificate Balance of applicable Class A Certificate
CLA =	Aggregate Outstanding Class A Certificate Balance
CLB =	Aggregate Outstanding Class B Certificate Balance
HGSPP =	Hypothetical Gain Share previously paid to any Holder of the applicable Class A Certificate

"ICE" means ICE Benchmark Administration Limited.

"Indexing Agent" means the Servicer, or such other entity appointed by Freddie Mac to determine the Maximum LIBOR Index Rate.

“Indirect DTC Participant” means an entity holding securities through a DTC Participant as described in the rules and regulations of DTC.

“Initial Certificate Balance” means the initial certificate balance of any Certificate set forth on the face of such Certificate.

“Initial Purchaser” means, if applicable, the initial purchaser(s) of the Class A Certificates named in the Remarketing Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and any successor statute thereto.

“Investor Letter” means the investor letter executed by each Holder of Class B Certificates in the form attached to the Standard Terms or as otherwise approved by Freddie Mac.

16

“Issuer” means, with respect to each Bond, the entity specified as the Issuer in the Series Certificate Agreement.

“Knowledge” means actual knowledge.

“Letter of Representations” means, if applicable, the letter of representations from Freddie Mac to DTC in connection with each Series Certificate Agreement, relating to the Certificate or, if applicable, any blanket letter of representations from Freddie Mac to DTC, and any amendment or replacement of such letter.

"LIBOR Index Bond Calculation Period" means for purposes of any Maximum LIBOR Index Rate Determination Date, the period commencing on the first calendar day of the month immediately preceding the month in which such Maximum LIBOR Index Rate Determination Date occurs and ending on the last calendar day of such month.

"LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London, New York, New York and Washington, D.C.

"LIBOR Credit Spread" means the credit spread set forth in the Series Certificate Agreement applicable to the LIBOR Index Rate Class A Certificates.

“LIBOR Index Page” means the Bloomberg L.P., page “BBAM”, or such other page as may replace page BBAM on that service, or any other service that ICE nominates as the information vendor to display the 1-Month LIBOR Rate.  In the event ICE ceases to set or publish the 1-Month LIBOR Rate, Freddie Mac will designate an alternative index and such alternative index shall constitute the LIBOR Index Page.

“LIBOR Index Rate” means, with respect to each Accrual Period, the lesser of (i) the Quoted LIBOR Index Rate or (ii) the Maximum LIBOR Index Rate.

“LIBOR Index Rate Class A Certificates” means Class A Certificates designated to bear interest at the LIBOR Index Rate in the Series Certificate Agreement.

"LIBOR Index Computation Date" means the second LIBOR Business Day preceding each LIBOR Index Reset Date.

"LIBOR Index Reset Date" means the first Business Day of each month.

“Lien” means a lien, charge, security interest, mortgage, pledge, encumbrance, or other type of preferential arrangement (including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

“Liquidity Commitment” means, with respect to the Liquidity Facility, the amount for which Freddie Mac is obligated to honor demands for payment under the Liquidity Facility.

“Liquidity Facility” means, if applicable, the agreement of Freddie Mac set forth in Section 6.01(b) of the Standard Terms to pay the Purchase Price of certain Class A Certificates.

17

“Liquidity Failure” means the failure of Freddie Mac to comply with its obligations in accordance with the provisions of the Liquidity Facility, if applicable, and the continuance of such failure for three (3) Business Days, to pay the Purchase Price of Class A Certificates subject to Mandatory Tender, Tendered Class A Certificates whose Holders have exercised the Tender Option or Class A Certificates whose Holders have exercised their Optional Disposition Right.

“Liquidity Provider” means Freddie Mac.

“Liquidity Provider Termination Event” means, when the Class A Certificates are bearing interest in a Reset Rate Method, the occurrence of an Event of Default under the Reimbursement Agreement.

“Liquidity Provider Termination Notice” means the notice given to the Administrator by Freddie Mac pursuant to Section 7.03(a) of the Standard Terms.

“Loan Agreement” means, with respect to any issue of Bonds, the loan agreement, financing agreement or other agreement providing for the Bond Mortgage Loan from the Issuer to the Owner.

“LURA” means with respect to any issue of Bonds, the land use restriction agreement, tax regulatory agreement or other similar agreement imposing operating restrictions on the related Project.

“Mandatory Tender” means the obligation of the Holders of Class A Certificates to tender such Certificates for purchase pursuant to Section 6.04 of the Standard Terms, subject to the right to retain such Certificates pursuant to Section 6.07 of the Standard Terms.

“Mandatory Tender Date” means any date on which Class A Certificates, other than Affected Certificates, are subject to Mandatory Tender pursuant to Section 6.04 of the Standard Terms following the occurrence of a Mandatory Tender Event.

“Mandatory Tender Event” means any of the events set forth in Section 6.04 of the Standard Terms.

“Mandatory Tender Notice” means the notice given by the Administrator to the Registered Holders of the occurrence of a Mandatory Tender Event pursuant to Section 6.05 of the Standard Terms.

“Market Discount Gain” means, with respect to a Disposition of any Bond or portion of a Bond, the amount of any gain recognized for federal income tax purposes on such Disposition, to the extent such gain does not exceed the Accrued Market Discount, if any, on such Bond or portion thereof.

“Market Discount Share” means 100% of the Market Discount Gain, which will be allocated solely to the Holders of Class B Certificates.

"Maximum Accrued Interest Rate" means, if applicable, a per annum interest rate determined by the Indexing Agent on each Maximum LIBOR Index Rate Determination Date for each Accrual Period which shall be equal to the percentage derived by dividing (a) the amount of

18

interest accrued on the Bonds on deposit in the Series Pool for the corresponding LIBOR Index Bond Calculation Period by (b) the principal amount of the Class A Certificates Outstanding at the time of such calculation.  Notwithstanding the foregoing calculation, in no event shall the Maximum Accrued Interest Rate exceed an interest rate that would result in the payment of an amount in excess of the total amount of interest that accrued on the Bonds for such corresponding LIBOR Index Bond Calculation Period.

"Maximum LIBOR Index Rate" means, if applicable, a per annum interest rate determined by the Indexing Agent on each Maximum LIBOR Index Rate Determination Date for each Accrual Period equal to the Maximum Accrued Interest Rate for such Accrual Period less the then applicable Administrator Fee and Freddie Mac Fee.

"Maximum LIBOR Index Rate Determination Date" means, with respect to any Accrual Period, latest to occur of (i) the first Wednesday, or (ii) the first Thursday of the calendar month immediately succeeding the end of such Accrual Period.

“Maximum Reset Rate” is to be calculated by the Remarketing Agent on any Reset Date immediately before determining the applicable Reset Rate.  The Maximum Reset Rate is to be calculated, as applicable, using one of two different methods.  One method applies only if all the Bonds are fixed rate bonds and the other method applies if any of the Bonds are not fixed rate bonds.

The Maximum Reset Rate, if all the Bonds are fixed rate bonds, is equal to the Excess Accrued Net Interest Amount Rate, if any, plus a rate determined by dividing the product of the lowest Bond Rate times the Aggregate Outstanding Bond Balance by the Aggregate Outstanding Class A Certificate Balance as of such day.  For any Reset Rate Method other than a Weekly Reset Rate method, the calculation will not include the Excess Accrued Net Interest Amount Rate because the Maximum Reset Rate is calculated on a Reset Date and there will be no Excess Accrued Net Interest Amount on a Reset Date for a Monthly Reset Rate Method or a Term Reset Rate Method.  This Maximum Reset Rate is expressed as the variable MRR(FRB) in the following formula:5

5 Example 1:
Assumptions:	1. Aggregate Outstanding Bond Balance: $100,000,000
2. Lowest Bond Rate: 6.5%
3. Aggregate Outstanding Class A Balance: $80,000,000
4. Aggregate Outstanding Class B Balance: $20,000,000
5. Not a leap year
6. Weekly Reset Rate; 7 days previously accrued interest for Class A Certificates at 3.8%
7. The applicable Weekly Reset Date is the second such Reset Date in the Accrual Period
STEP ONE:
Bond Interest on $100,000,000@6.5% for 7 days = $124,657.53
Accrued interest on Class A Certificates for 7 days @3.8% = $58,301.37
($124,657.53)-($58,301.37) = $66,356.16
STEP TWO:
convert that amount to an annual interest rate related to Class A Certificates:
365 X EA
7 CLA
(52.1428)(.00082945) = 4.324995%
STEP THREE: Convert Bond interest to an interest rate related to Class A Certificates
(LBR)(BB)
CLA
(.065)(100,000,000)
80,000,000
8.125%
STEP FOUR: add STEP TWO and STEP THREE
4.324995%+8.125% = 12.449995%
Example 2:
1.	Same assumptions as first six assumptions
2.	14 days of accrued interest on Class A Certificates at 3.8% and the applicable Weekly Reset Date is the third Weekly Reset Date in the Accrual Period
STEP ONE:
Bond interest on $100,000,000@6.5% for 14 days = $249,315.07
Accrued interest on Class A Certificates @3.8% for 14 days = $116,602.74
($249,315.07)-($116,602.74)=$132,712.33
STEP TWO:
convert that amount to an annual interest rate related to Class A Certificates
365 X EA
D CLA
365 X $132,712.33
7 $80,000,000
(52.1428)(.00165890) = 8.649991%
STEP THREE: Convert Bond interest to interest rate related to Class A Certificates. Same result as Example 1 = 8.125%
STEP FOUR:	add STEP TWO and STEP THREE
8.649991% + 8.125% = 16.774991%

19

MRR(FRB) =	365/6	EA	PLUS	(LBRxBB)
	D	CLA		CLA

This Maximum Reset Rate is determined in four steps.

STEP ONE:the Excess Accrued Net Interest Amount is determined, which is the excess of accrued interest on the underlying Bonds over the sum of interest on the Class A Certificates, in each case, for each prior day in the Accrual Period.

STEP TWO:the Excess Accrued Net Interest Amount is converted to an annual rate of interest (the Excess Accrued Net Interest Amount Rate) related to the Class A Certificates.  This excess rate is expressed as the variable “ER” in the following formula:

ER =	365/6	EA
	D	CLA

where

D =	Number of calendar days during which a Reset Period will be in effect
EA =	Excess Accrued Net Interest Amount
CLA =	Aggregate Outstanding Class A Certificate Balance

20

STEP THREE:  interest on the Bonds at the lowest Bond Rate is converted to an interest rate related to the Class A Certificates.  This converted rate is expressed in the following formula:

(LBRxBB)

    CLA

where

LBR =Lowest Bond Rate

BB = Aggregate Outstanding Bond Balance

STEP FOUR:add the rates obtained in STEP TWO and STEP THREE.

The Maximum Reset Rate, if any of the Bonds are not fixed rate bonds, is equal to the product of (i) the quotient of the number of days in the year divided by the number of days in which a Reset Rate will be in effect times (ii) the quotient of (a) the Available Interest Amount minus the aggregate amount of interest accrued at the applicable Reset Rate on the Aggregate Outstanding Class A Certificate Balance for each preceding day in the Accrual Period divided by (b) the Aggregate Outstanding Class A Certificate Balance; provided however, that the Class A Certificates will never accrue more interest than the Available Interest Amount, regardless of any calculation previously made.  Unlike the formula for determining the Maximum Reset Rate where all Bonds are fixed rate Bonds, this calculation will apply to all Reset Rate Methods because the determination of the Available Interest Amount includes both accrued interest on the Bonds and Interest on the Bonds that will accrue over the balance of the applicable Reset Period, to the extent that amount is known.  This Maximum Reset Rate is expressed as the variable MRR(NFRB) in the following formula:6

6 Example 1:
Assumptions:	1. Weekly Reset for Class A Certificates
2. Available Interest Amount the same as Example 1 under definition of Available Interest
Amount
3. Not a leap year
4. Aggregate Outstanding Class A Certificate Balance:
$80,000,000
5. Interest accrued on Class A Certificates at 2.0% during first week and 2.5% during second week

365 X ($130,410.94 – (69,041.10)
7

$80,000,000
(52.1428)($61,369.84)
$80,000,000
3.9999% = Maximum Reset Rate
Example 2:
Assumptions:	1. Weekly Reset for Class A Certificates
2. Available Interest Amount assumptions
a. Bonds bear interest at 90% of 30 day LIBOR; LIBOR is 3.0% for applicable period and for this example, LIBOR is set on the same day as the first Weekly Reset Date in the
Accrual Period
b. the applicable Weekly Reset Date is the beginning of the third reset period so there are 14 days of prior interest accrual on the Class A Certificates
c. $100,000,000 in Outstanding Bond Balance
3. Not a leap year
4. Aggregate Outstanding Class A Certificate Balance:
$80,000,000
5. Interest accrued on Class A Certificates at 2.0% during first week and 2.5% during second week
STEP ONE:	establish Reset Rate period factor
365 = 52.1428
7
STEP TWO:	determine the Available Interest Amount accruals on Bonds: $155,342.46
(21 days; 14 days have already accrued and since the rate is established for next 7 days that period is included as well)
AIA = $155,342.46 then subtract Class A Certificates Accruals from AIA $155,342.46 – $69,041.10 =$86,301.36
STEP THREE:	multiply STEP ONE times STEP TWO and convert to interest rate related to Class A Certificates
(52.1428)($86,301.36)
$80,000,000
5.62499% = Maximum Reset Rate
Example 3:
Assumptions:	1. Same as Example 2 except that the applicable Weekly Reset Date is the first one in the Interest
Accrual Period so there are no prior interest accruals on the Bonds or the Class A Certificates
STEP ONE:	the applicable Reset Period factor is 52.1428
STEP TWO:	determine the Available Interest Amount Interest accruals on Bonds: $51,780.82
(7 days until next Weekly Reset Date since rate on Bonds is established)
AIA = $51,780.82
STEP THREE:	multiply STEP ONE times STEP TWO and convert to interest rate related to Class A Certificates
(52.1428)($51,780.82)
$80,000,000
3.337% = Maximum Reset Rate
Example 4:
Assumptions:	1. Same as Example 3 except that $20,000,000 of Bonds bear interest at 90% of 30 day LIBOR and $80,000,000 of Bonds are fixed rate bonds bearing interest at 6.8%
STEP ONE:	the applicable Reset Period factor is 52.1428
STEP TWO:	determine the Available Interest Amount
Interest accruals on Bonds
$20,000,000 LIBOR-based Bonds =
($20,000,000)(2.7%)(7) = $10,356.16
365
($80,000,000)(6.8%)(7) = $104,328.76
365
AIA = ($10,356.16+$104,328.76) = $114,684.92
STEP THREE:	multiply STEP ONE and STEP TWO and convert to interest rate related to Class A Certificates
(52.1428)($114,684.92)
$80,000,000
7.47499% = Maximum Reset Rate

21

MRR(NFRB) = 365/6 (AIA-ACI)

                              D

where

D =	number of calendar days in which a Reset Period will be in effect
AIA =	Available Interest Amount

22

ACI =	Accrued Certificate Interest

This Maximum Reset Rate is determined in three steps.

STEP ONE:  establish the Reset Rate period factor

365

  D            D  =  Number of calendar days in which a Reset Period will be in effect

STEP TWO: determine the Available Interest Amount; then subtract Accrued Certificate Interest

STEP THREE: multiply STEP ONE times STEP TWO and convert product to interest rate related to Class A Certificates by dividing by Aggregate Outstanding Class A Certificate Balance.

“Minimum Sponsor Interest” means, (i) if the Series Certificate Agreement provides that the Partnership Factors apply, with respect to any day, an amount equal to the lesser of one percent of the Aggregate Outstanding Certificate Balance and $500,000 (adjusted for any capital contributions (actual or deemed) by any Holder) or (ii) in all other cases, an aggregate interest at all times in the capital of the Series Pool of $5,000.

“Minimum Sponsor Percentage” means, if the Series Certificate Agreement provides that the Partnership Factors apply, one percent and in all other cases, “Minimum Sponsor Percentage” will not apply to the related Series.

“Monthly Closing Election” means an election pursuant to Revenue Procedure 2003-84 (or any successor Revenue Procedure or other applicable Internal Revenue Service guidance) that, if available, and if made on behalf of an eligible Series Pool, permits items of income, gain, loss or deduction of the Series Pool to be determined for federal income tax purposes on the basis of a monthly closing of its books.

“Monthly Reset Date” means the Business Day immediately preceding the first day of the next succeeding calendar month, provided that if the Reset Rate Method is being changed to the Monthly Reset Rate Method, the Monthly Reset Date will be the Business Day immediately preceding the Reset Rate Method Change Date.

“Monthly Reset Rate” means a Reset Rate that is determined by the Remarketing Agent on a monthly basis as provided in Article V of the Standard Terms.

“Monthly Reset Rate Method” means the method used to determine the Monthly Reset Rate in accordance with Article V of the Standard Terms.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-Monetary Default” means the occurrence of any default, other than the failure to pay principal, premium or interest, on the Bonds or any document or instrument related to the Bonds.

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“Notice of Sponsor Bankruptcy” means the notice given to the Remarketing Agent and Freddie Mac by the Administrator pursuant to Section 7.04 of the Standard Terms.

“Notional Accelerated Principal Amortization Schedule” means, if applicable to a Series, the schedule provided by Freddie Mac on the Date of Original Issue and attached to the Series Certificate Agreement, which schedule contains the Class A Certificate Notional Accelerated Principal Paydown Amount applicable to each Payment Date, and which may be amended by Freddie Mac to the extent the Remarketing Agent deems appropriate.

“Odd-Lot Subaccount” means, if applicable, the segregated subaccount designated as such forming part of the Distribution Account.

“Offering Circular” means the Offering Circular, including any Offering Circular Supplement, describing the Class A Certificates.

“Official Action” means any formal action conducted by a Person, which results in a written statement of action duly approved by an authorized committee or governing body of such Person, as appropriate.

“Offsetting Allocations” will have the meaning set forth in Section 11.05(d) of the Standard Terms.

“Opinion of Counsel” means one or more written opinions of outside counsel for Freddie Mac satisfactory to the Administrator and Freddie Mac, and which opinion is addressed to the Administrator and Freddie Mac and is in form and substance satisfactory to the Administrator and Freddie Mac.

“Opinion of Tax Counsel” means one or more written opinions of an attorney or firm of attorneys duly admitted to the practice of law before the highest court of any state of the United States of America and experienced in matters pertaining to the tax-exempt status of interest on state and local obligations, as well as to the status of interests in trusts, partnerships and other structures containing such obligations, which counsel is satisfactory to the Administrator and Freddie Mac and which opinion is addressed to the Administrator and Freddie Mac, and is in form and in substance satisfactory to the Administrator and Freddie Mac.

“Optional Disposition Date” means with respect to any Class A Certificate, the First Optional Disposition Date and each Payment Date thereafter.

“Optional Disposition Price” means, with respect to any Class A Certificate, the sum of the Purchase Price and the Hypothetical Gain Share.

“Optional Disposition Right” means the right of a Holder of a Class A Certificate to tender such Class A Certificate in exchange for the Optional Disposition Price in accordance with the provisions of Section 7.05 of the Standard Terms.

"Optional Series Termination Date" means August 15, 2029, or the 15th day of any August thereafter (or if such date is not a Business Day, the immediately succeeding Business Day).

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“Outstanding” means, with respect to the Certificates, as of any date of determination, all such Certificates previously executed, authenticated and delivered under the Series Certificate Agreement except:

(i)Certificates previously canceled by the Certificate Registrar or the Administrator or delivered to the Certificate Registrar or the Administrator for cancellation; and

(ii)Certificates in exchange for which, or in lieu of which, other Certificates have been executed, authenticated and delivered pursuant to the Series Certificate Agreement, unless proof satisfactory to the Administrator is presented that any such Certificates are held by a bona fide purchaser.

“Outstanding Bond Balance” means, with respect to any Bond, as of any date of determination, the outstanding principal balance of such Bond as of the Date of Original Issue, as set forth in the Series Certificate Agreement (or in the case of a Substitute Bond, the outstanding principal balance of the Substitute Bond as of the Substitution Date), minus any payment of principal on such Bond received by the Administrator with respect to such Bond after the Date of Original Issue (or Substitution Date, if applicable) and on or before such date of determination.

“Owner” means, with respect to any Project, the owner of such Project and any successor owner.

“Owner Act of Bankruptcy” means an Act of Bankruptcy arising with respect to an Owner.

“Partnership Factors” means the provisions of the Series Certificate Agreement necessary for the arrangement created in the Series Certificate Agreement to be treated as a partnership under the tax laws of certain states and which will only apply to the Series Pool and the Certificates if the Series Certificate Agreement so states, in connection with the application of the definitions of “Minimum Sponsor Interest” and “Minimum Sponsor Percentage”, and Sections 3.05, 3.06, 7.04 and 11.05(e) of the Standard Terms.

“Paying Agent” means the Administrator or any other Person appointed as Paying Agent by the Administrator in accordance with Section 4.04 of the Standard Terms.

“Payment Date” means the fifteenth day of each calendar month, provided, that if such day is not a Business Day, the Payment Date will occur on the next Business Day.

“Permitted Increment” shall mean with respect to any redemption of Class A Certificates pursuant to Section 4.03 of the Standard Terms, (i) while the DTC System is in effect, $5,000 or any integral multiple of $5,000 in excess thereof, and (ii) while the Fed System is in effect, $0.01 and any integral multiple thereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Placement Agent” means, if applicable, the Placement Agent for the Class A Certificates designated in the Remarketing Agreement.

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“Pledge Custodian” means Freddie Mac or any other entity appointed by Freddie Mac to serve in such capacity.

“Pledged Class A Certificate” means (i) any Available Remarketing Class A Certificate purchased with funds derived from a demand on the Liquidity Facility which is registered in the name of the Pledge Custodian, pursuant to Section 6.06(d) of the Standard Terms, and which is pledged to Freddie Mac as security for the reimbursement obligation owed to Freddie Mac with respect to such demand on the Liquidity Facility, and (ii) any Class A Certificate purchased in connection with a Special Adjustment Event and which is registered in the name of the Pledge Custodian and pledged to Freddie Mac as security for the obligations of the Sponsor under the Reimbursement Agreement.

“Predecessor Certificate” means, with respect to any Certificate, every previous Certificate evidencing all or a portion of the same Initial Certificate Balance as that evidenced by such Certificate.  For the purpose of this definition, any Certificate executed, authenticated and delivered under Section 2.07 of the Standard Terms in lieu of a lost, destroyed or stolen Certificate will be deemed to evidence the same interest in the assets held by the Administrator.

“Preliminary Class A Certificate Rate” means the interest rate set pursuant to Section 5.02(b) or 5.03(a) of the Standard Terms, as applicable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Profits” and “Losses” will mean, for each Fiscal Year or other period, an amount equal to the Series Pool’s taxable income or loss for such Fiscal Year or period, except for Market Discount Gains, Capital Gains and Capital Losses, determined in accordance with Section 703(a) of the Code, which for this purpose, will include all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code, with the following adjustments:

(a)Any income of the Series Pool that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss;

(b)Any expenditures of the Series Pool described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be subtracted from such taxable income or loss; and

(c)Any amounts paid by the Sponsor pursuant to Sections 3.04 or 3.05 of the Standard Terms will be treated as payments of expenses by the Series Pool.

Notwithstanding any of the foregoing, any items which are specially allocated pursuant to Section 11.05 of the Standard Terms will not be taken into account in computing Profits or Losses.

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“Project” means the related multifamily development financed with proceeds of a series of Bonds.

“Purchase Date” means any date on which the Class A Certificates, other than Affected Certificates and Pledged Class A Certificates, are eligible for purchase pursuant to an exercise of the Tender Option, as specified in Section 6.03 of the Standard Terms.

“Purchase Price” means, with respect to any Class A Certificate, an amount equal to the sum of (i) the Current Certificate Balance of such Class A Certificate and (ii) the accrued and unpaid Required Class A Certificate Interest Distribution Amount on such Current Certificate Balance to but not including the Purchase Date or Mandatory Tender Date, as applicable; provided, that “Class A Certificates”, for purposes of this definition, refers solely to Class A Certificates that are not Affected Certificates.

"Quoted LIBOR Index Rate" means a per annum rate of interest equal to the sum of the 1-Month LIBOR Rate plus the LIBOR Credit Spread.

“Purchase Price Excess” will have the meaning set forth in Section 6.06(b) of the Standard Terms.

“Rating Agency” shall mean each institution that at the request of Freddie Mac provides a rating with respect to the Class A Certificates, as set forth in the Series Certificate Agreement.  For purposes of the Series Certificate Agreement, “applicable Rating Agency” refers to all institutions that are rating such Class A Certificates at such time.

“Redemption Date” means any day on which payments of principal or Bond Redemption Premium with respect to any Bond are to be distributed to Holders of Class A Certificates, which day will be a Payment Date.

“Redemption Premium Payment” means the respective portions of the Bond Redemption Premium payable to Holders in accordance with the definitions of “Disposition Gain” and “Gain Share”.

“Redemption Record Date” means, with respect to a Redemption Date, the close of business on the last day of the month prior to the month in which such Redemption Date occurs.

“Registered Holder” means the Person in whose name a Certificate is registered on the Certificate Register.

“Regular Record Date” means, with respect to any Payment Date, including a Redemption Date, the last day of the month preceding the month in which such Payment Date occurs.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations are in effect on the date of the Series Certificate Agreement.

“Regulatory Allocations” will have the meaning set forth in Section 11.05(d) of the Standard Terms.

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“Reimbursement Agreement” means the Bond Exchange, Reimbursement, Pledge and Security Agreement between the Sponsor and Freddie Mac, as amended or supplemented, which agreement is executed and delivered concurrently with the Series Certificate Agreement.

“Release Event” means, with respect to any series of Bonds, the occurrence of either (i) a Tax Event with respect to such Bonds, (ii) an event of default pursuant to the related Bond Documents, (iii) a material adverse credit condition with respect to the Bonds or under the related Bond Documents or Bond Mortgage Documents or the Reimbursement Agreement (including but not limited to a loss of or failure to establish a real estate tax abatement for a related Project where applicable), (iv) the Sponsor’s delivery of notice to the Administrator that the Sponsor has elected to purchase a portion of the Bonds in connection with a substitution of Bonds as provided in Section 3.10 of the Standard Terms, (v) the termination of the Series in accordance with Article XIII of the Standard Terms, (vi) a breach of a representation or warranty made by the Sponsor with respect to a series of Bonds or related Project is not cured pursuant to the terms of the Reimbursement Agreement, or (vii) the Sponsor's delivery of notice to the Administrator that the Sponsor has elected to purchase all of the Bonds in the Series Pool on the Optional Series Termination Date.

“Release Event Date” means the date on which the payment of the Release Purchase Price is received by the Administrator concurrent with the provision of notice to the Holders that a Release Event has occurred.

“Release Purchase Price” means, with respect to any Bond, an amount equal to the then outstanding principal amount of such Bond plus accrued interest on such Bond to, but not including, the Release Event Date.

“Remarketing Agent” means, if applicable, the remarketing agent named in the Series Certificate Agreement, and its successors and assigns.

“Remarketing Agent Fee” will have the meaning set forth in the Remarketing Agreement.

“Remarketing Agent Fee Rate” will have the meaning set forth in the Remarketing Agreement.

“Remarketing Agent Notice” means the notice given by the Remarketing Agent to the Administrator and Freddie Mac pursuant to Section 6.06(a)(iii) of the Standard Terms with respect to remarketing proceeds received by the Remarketing Agent related to remarketed Class A Certificates.

“Remarketing Agreement” means, if applicable, with respect to each Series of Class A Certificates, the related Certificate Purchase and Remarketing Agreement among Freddie Mac, the Sponsor, the Initial Purchaser and the Remarketing Agent (or, as applicable, the related Certificate Placement and Remarketing Agreement among Freddie Mac, the Sponsor, the Placement Agent and the Remarketing Agent), as amended or supplemented.

“Required Class A Certificate Interest Distribution Amount” means, subject to Section 1.02 of the Standard Terms, with respect to any Class A Certificate and for any Payment Date, the aggregate of the amounts of interest accrued for each day in the Accrual Period related to such Payment Date, at the Reset Rate, Term Extended Rate or LIBOR Index Rate, as applicable,

28

in effect on each such day, on the Current Certificate Balance of such Certificate for each such day.

“Required Class B Certificate Consent” means the prior consent of the Holders of Class B Certificates representing at least 51% of the Aggregate Outstanding Class B Certificate Balance, which consent will be deemed to have been given without any action being taken by the applicable Holder unless the Holder provides to the Administrator an executed notice of refusal of consent in form reasonably acceptable to the Administrator.

“Reset Date” means a Weekly Reset Date, a Monthly Reset Date or a Term Reset Date on which the Reset Rate is to be determined by the Remarketing Agent.

“Reset Rate” means, to the extent the Class A Certificates are Reset Rate Class A Certificates, the per annum rate at which interest accrues on the Current Certificate Balance of the Class A Certificates from time to time, as determined from time to time by the Remarketing Agent pursuant to Article V of the Standard Terms, subject to, on any day in an Accrual Period, the Maximum Reset Rate for such day.

“Reset Rate Class A Certificates” mean Class A Certificates bearing interest at a Weekly Reset Method, Monthly Reset Rate Method or a Term Reset Rate Method.

“Reset Rate Method” means, on any day, the method in effect for determining the Reset Rate for a weekly, monthly or term interval, as applicable, pursuant to Article V of the Standard Terms.

“Reset Rate Method Change Date” means any date on which a change in the Reset Rate Method from a Weekly Reset Rate Method, a Monthly Reset Rate Method or a Term Reset Rate Method to another Reset Rate Method takes effect pursuant to Article V of the Standard Terms.

“Reset Rate Method Change Notice” means the notice given to the Remarketing Agent and the Administrator, and by the Administrator to the Registered Holders, pursuant to Section 5.02(c) or Section 5.03(c) of the Standard Terms.

“Responsible Officer” means, as to Freddie Mac or the Administrator, any of the President, any Vice President, any Managing Director, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity.

“Retention Notice” means the notice delivered by or on behalf of a Holder of a Class A Certificate pursuant to Section 6.07 of the Standard Terms.

“Section 761 Election” means the election to exclude the Series Pool from the application of all of the provisions of Subchapter K of the Code, if such election is permitted to be taken pursuant to the Regulations.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

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“Selected by Lot” means, if applicable, with respect to Class A Certificates held by DTC, the procedure by which Holders of Certificates are selected to be affected by a given action affecting less than all of the Holders under any CUSIP number are selected, which procedure will be initiated by the Administrator by notifying DTC of a requirement for such a selection.  With respect to such Certificates, DTC will select, in such manner as it determines from a position listing of the aggregate Current Certificate Balances of such Class A Certificates as of the close of business on the date of such notice, the interests in Class A Certificates held by DTC Participants with respect to which such action will be taken.  DTC will give the DTC Participant(s) for the interests so selected written notice of the selection, which will specify the date and nature of such action and the aggregate Current Certificate Balance of Class A Certificates to be selected.  Each such DTC Participant will thereupon select, in such manner as it determines, the Holders with respect to whose interests such action will be taken.  The Administrator will contact each such DTC Participant to request such DTC Participant to disclose to the Administrator the Holders so selected.  With respect to the Class B Certificates and any Class A Certificates not held by DTC, “Selected by Lot” means selected by the Administrator by lot or in such other manner as the Administrator, in its discretion, deems fair.

“Series” means a separate series of Certificates issued pursuant to a Series Certificate Agreement and having the numerical or other designation specified therein.

“Series Certificate Agreement” means the Series Certificate Agreement into which the Standard Terms have been incorporated, including all schedules, exhibits, appendices and amendments, and pursuant to which the related Series Pool is created and related Certificates are issued.

“Series Expiration Date” means the date on which the final payment of principal and interest with respect to the Class A Certificates has been distributed by the Administrator pursuant to Article IV of the Standard Terms.

“Series Pool” means a discrete pool formed by Freddie Mac consisting of Assets with respect to which Freddie Mac has elected partnership status.

“Series Termination Event” means the occurrence of any of the following events:

(i)the Series Expiration Date;

(ii)the Exchange Date on which all Certificates are exchanged for Bonds or sales proceeds in connection with a Tender Option Termination Event, Credit Failure or a Liquidity Failure;

(iii)the Mandatory Tender Date relating to a Mandatory Tender Event arising in connection with a Liquidity Provider Termination Event (if applicable), a Credit Provider Termination Event (if applicable), or following a Sponsor Act of Bankruptcy (if applicable), or a Clean-Up Event or, if Freddie Mac does not provide the Purchase Price on such Mandatory Tender Date but provides the Purchase Price on or before the third Business Day after such Mandatory Tender Date then such date the Purchase Price is provided by Freddie Mac; or

(iv)the date on which the Optional Disposition Right has been exercised with respect to the last Class A Certificate (unless such Class A Certificate has been remarketed).

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“Servicer” means the party designated as the Servicer in the Series Certificate Agreement; provided, however, that if any of the Servicer's duties or obligations hereunder are required to be performed by a licensed broker dealer, the Servicer shall mean such broker dealer appointed by the Servicer (with the consent of Freddie Mac) to perform such functions.

“Servicing Fee” means the fee payable to the Servicer in accordance with the servicing arrangement between Freddie Mac and the Servicer.

“Special Adjustment Date” means the Mandatory Tender Date arising from a Special Adjustment Event.

“Special Adjustment Event” means, if specified as applicable to a Series Pool in the related Series Certificate Agreement, the occurrence of (i) the receipt of principal paid with respect to any “Class B Certificates” of another Series, as described in Section 7.02 of the Standard Terms, or, if applicable, (ii) any other event specified in the Reimbursement Agreement as giving rise to a Special Adjustment Event.

“Special Adjustment Event Notice” means the notice given to the Administrator by Freddie Mac pursuant to Section 7.02 of the Standard Terms.

“Specified Party” means, collectively, the Administrator, Freddie Mac, the Remarketing Agent, the Sponsor and any Holder of Class B Certificates or any Affiliate of any such Person.

“Sponsor” means the party designated as the Sponsor in the Series Certificate Agreement.

“Sponsor Act of Bankruptcy” means an Act of Bankruptcy arising with respect to the Sponsor.

“S&P” shall mean S&P Global Ratings, a division of Standard & Poor's Financial Services, LLC, or its successor in interest.  If neither such rating agency nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by Freddie Mac, notice of which designation shall be given to the Administrator, the Sponsor and the Remarketing Agent, and specific ratings of S&P referenced herein shall be deemed to refer to the equivalent ratings of the party so designated.

“Standard Terms” means the Standard Terms of the Series Certificate Agreement, together with all exhibits, as it may be amended or supplemented from time to time.

“State” means any one of the 50 states of the United States of America, or the District of Columbia.

“Substitute Bonds” means any new series of Bonds delivered in substitution for an existing series of Bonds in accordance with Section 3.10 of the Series Certificate Agreement on a Substitution Date.

“Substitution Date” means any date on which a substitution of Bonds is effected in accordance with the Series Certificate Agreement.

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“Tax Event” means, with respect to any Bond (i) a determination that interest on such Bond is includable in the gross income of the owners thereof for federal income tax purposes, as a result of the entry of any decree or judgment by a court of competent jurisdiction; or (ii) the taking of any official action by the Internal Revenue Service, in either case, whether or not such decree, judgment or action is appealable or deemed to be final under applicable procedural law, which has the effect of a determination that interest on such Bond is includable in gross income of the owners thereof for federal income tax purposes.

“Tender Advice” means the notice delivered by the Administrator to Freddie Mac pursuant to Section 6.03 or 6.05 of the Standard Terms.

“Tender Option” means the right granted to the Holders of Reset Rate Class A Certificates pursuant to Section 6.01(a) of the Standard Terms to tender or cause to be tendered such Reset Rate Class A Certificates (other than Affected Certificates or Pledged Class A Certificates) for purchase by the Administrator from amounts deposited pursuant to Section 6.06 of the Standard Terms.

“Tender Option Termination Event” means:

(a)there shall have occurred (A) a failure to pay when due any installment of principal of or premium, if any, or interest with respect to any Bonds (whether by scheduled maturity, regular repayment, acceleration, demand or otherwise), and (B) a failure by Freddie Mac to pay under the Credit Enhancement set forth in Section 4.11 of the Standard Terms, which failure or failures continues for a period of three (3) Business Days;

(b)upon the entry of any decree or judgment by a court of competent jurisdiction or the taking of any official action by the Internal Revenue Service or the Department of the Treasury, which decree, judgment or action is deemed final under applicable procedural law, and which has the effect of a determination that the interest on any of the Bonds is includable in the gross income of the recipients thereof for federal income tax purposes; or

(c)if the rating of the long-term senior debt of Freddie Mac is reduced below “investment grade” (being “Baa3” in the case of Moody’s and “BBB-” in the case of Fitch and S&P) by each Rating Agency rating such debt.

Tender Option Termination Event applies to each of Reset Rate Class A Certificates, Term Extended Rate Class A Certificates and LIBOR Index Rate Class A Certificates.

“Tender Option Termination Notice” means the notice given by the Administrator to the Registered Holders pursuant to Section 7.01 of the Standard Terms in connection with the occurrence of a Tender Option Termination Event.

“Tendered Class A Certificates” means any Certificate as to which an Exercise Notice has been given.

“Term Effective Date” means the date on which a particular Term Reset Rate will be effective.

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“Term Extended Rate” means, with respect to Term Extended Rate Class A Certificates, the interest rate to the Current Certificate Balance of the Class A Certificates from the Date of Original Issue to the Series Expiration Date as set forth in the Series Certificate Agreement.

“Term Extended Rate Class A Certificate” means a Class A Certificate bearing interest at a Term Extended Rate.

“Term Reset Date” means the Business Day immediately preceding a Term Effective Date.

“Term Reset Method Notice” means the notice given to the Remarketing Agent and the Administrator, and given by the Administrator to the Registered Holders, pursuant to Section 5.03(b) of the Standard Terms.

“Term Reset Rate” means a Reset Rate determined by the Remarketing Agent for a specified term as provided in Article V of the Standard Terms.

“Term Reset Rate Method” means the method used to determine the Term Reset Rate in accordance with Article V of the Standard Terms.

“Terminating Mandatory Tender Date” means a Mandatory Tender Date relating to a Mandatory Tender Event arising in connection with a Liquidity Provider Termination Event (if applicable), a Credit Provider Termination Event (if applicable), a Clean-Up Event or, following a Sponsor Act of Bankruptcy (if applicable) or, if Freddie Mac does not provide the Purchase Price on such Mandatory Tender Date but provides the Purchase Price on or before the third Business Day after such Mandatory Tender Date then such date the Purchase Price is provided by Freddie Mac.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Vice President” means, with respect to Freddie Mac and the Administrator, any Senior Vice President, Vice President, or Assistant Vice President.

“Weekly Reset Date” means Wednesday of each week, or if Wednesday is not a Business Day, the immediately preceding Business Day, provided that, if the Reset Rate Method is being changed to the Weekly Reset Rate Method, the initial Weekly Reset Date will be the Business Day preceding the Reset Rate Change Date.

“Weekly Reset Rate” means a Reset Rate that is determined by the Remarketing Agent on a weekly basis as provided in Article V of the Standard Terms.

“Weekly Reset Rate Method” means the method used to determine the Weekly Reset Rate in accordance with Article V of the Standard Terms.

“Weighted Average Bond Rate” means, as of any date of determination, (i) the aggregate of, for each Bond, the product of the Outstanding Bond Balance and the related Bond Rate, divided by (ii) the Aggregate Outstanding Bond Balance, expressed as a percentage.

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“1-Month LIBOR Rate” means ICE’s one (1) month LIBOR Rate for United States Dollar deposits, as displayed on the LIBOR Index Page as of 11:00a.m. (London time) on each date of determination thereof.

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EXHIBIT B

[FORM OF CLASS A CERTIFICATES (DTC ONLY)]

Freddie Mac
Multifamily M Certificates
Series M-045
Class A Certificate

CUSIP No.:	Certificate No.:

Initial Certificate Balance of this

Class A Certificate (as of the Date of Original Issue): $

Registered Owner:  Cede & Co.

Date of Original Issue:

THIS CERTIFICATE IS A GLOBAL CERTIFICATE REPRESENTING THE OWNERSHIP OF THE CLASS OF SECURITIES REFERRED TO ABOVE.  THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN WHOLE TO AN ENTITY THAT IS A “CLEARING CORPORATION” AS DEFINED IN THE UNIFORM COMMERCIAL CODE IN EFFECT IN THE STATE OF NEW YORK OR TO A SIMILARLY QUALIFIED ENTITY SELECTED OR APPROVED BY FREDDIE MAC.

This Class A Certificate evidences an ownership interest in the Assets, including the related Bonds as specified in the Series Certificate Agreement as hereinafter defined, constituting the Series Pool related to the Freddie Mac Multifamily M Certificates, Series M-045.  The Bonds are being held in the Series Pool by Federal Home Loan Mortgage Corporation, as Administrator (the “Administrator” and “Certificate Registrar”) pursuant to the terms of a Series Certificate Agreement dated as of August 1, 2018, by and between Federal Home Loan Mortgage Corporation (“Freddie Mac”), in its corporate capacity, and in its capacity as Administrator, including and incorporating therein the Standard Terms of the Series Certificate Agreement dated as of August 1, 2018 (the “Standard Terms”), together with all other exhibits, schedules, appendices, supplements and amendments thereto between Freddie Mac, in its corporate capacity and in its capacity as Administrator (collectively, the “Series Certificate Agreement”).  A summary of certain of the provisions of the Series Certificate Agreement is set forth below.  Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Series Certificate Agreement.  This Class A Certificate is issued pursuant to and is subject to the terms, provisions and conditions of the Series Certificate Agreement to which Series Certificate Agreement the Holder of this Class A Certificate (“Class A Certificate Holder”) by virtue of the acceptance hereof assents and by which such Holder is bound.  A copy of the Series Certificate Agreement is available for inspection at the Corporate Office of the Administrator.

In the event of any conflict between the terms of this Class A Certificate and the terms of the Series Certificate Agreement, the terms of the latter shall control.

All distributions of interest, principal and redemption premium, if any, will be made with respect to the Class A Certificates in accordance with the Series Certificate Agreement, subject to the rules and regulations of DTC.  The Class A Certificates will bear interest per annum as provided in the Series Certificate Agreement.  Moreover, the final distribution will be paid only upon surrender of this Class A Certificate to the Administrator (subject to the rules and regulations of DTC).

Pursuant to the Series Certificate Agreement, Class A Certificates are subject to redemption from time to time, in whole or in part, in the manner and under the circumstances set forth in the Series Certificate Agreement.

Pursuant to the Series Certificate Agreement and subject to certain conditions specified therein, Class A Certificates may be optionally tendered, if applicable to the Series Pool, or subject to mandatory tender upon the occurrence of certain events applicable to the Series Pool, in each case in the manner and under the circumstances set forth in the Series Certificate Agreement.

The transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar therefor pursuant to Section 2.05(a) of the Series Certificate Agreement, and such Class A Certificate shall be duly endorsed or accompanied by a written instrument of transfer in a form satisfactory to the Certificate Registrar and the Administrator duly executed by the Holder hereof, or by an attorney for such Class A Certificate Holder duly authorized in writing, such signature to be guaranteed by an “eligible guarantor institution” meeting the requirements of the Administrator, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.  No service charge shall be made to a Class A Certificate Holder for any registration of transfer or exchange of this Class A Certificate, but the Certificate Registrar or the Administrator may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class A Certificates.

Subject to certain conditions in the Series Certificate Agreement, the obligations of Freddie Mac and the Administrator created by the Series Certificate Agreement shall terminate upon the occurrence of certain events set forth therein.

The recitals contained herein shall be taken as statements of Freddie Mac, and the Administrator assumes no responsibility for their accuracy.

[Signatures follow]

In Witness Whereof, Freddie Mac, as Administrator, has caused this Class A Certificate to be duly executed under its corporate seal and pursuant to the manual or facsimile signatures of Freddie Mac’s duly authorized officers or agents.

Dated as of:		FEDERAL HOME LOAN MORTGAGE
CORPORATION, as Administrator

By:
Chief Executive Officer

Attest:
Secretary

Certificate of Authentication

This is the Class A Certificate, Series              referred to in the within-mentioned Series Certificate Agreement.

Federal Home Loan Mortgage Corporation, as Administrator or Certificate Registrar

By:
Chief Executive Officer

Assignment

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(Name, Address and Taxpayer Identification Number of Assignee)

all its right, title and interest in and to the within Class A Certificate and hereby irrevocably constitutes and appoints                                                                                           (Attorney) to register the transfer of the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

Signature:

Notice:  The signature on this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

Notice:  Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Administrator, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

[FORM OF CLASS B CERTIFICATES]

No Sale, Assignment, Pledge, Hypothecation or other transfer or grant of any lien, security interest, options or charges in the Class B Certificates will be effective unless it is made in compliance with the provisions described herein, the Series Certificate Agreement and the Bond Exchange, Reimbursement, Pledge and Security Agreement dated as of August 1, 2018 (as the same may be amended, supplemented or restated from time to time, the “Reimbursement Agreement”) between ATAX TEBS IV, LLC and Federal Home Loan Mortgage Corporation ("Freddie Mac"), including obtaining the prior written consent of Freddie Mac to such transfer or grant.   Unless a transfer or grant of an interest in a Class B Certificate is made in accordance with the provisions herein, the purported transfer or grant will be void ab initio and the purported transferor will continue to be deemed the Holder of such Class B Certificate.

Freddie Mac
Multifamily M Certificates
Series M-045
Class B Certificate

CUSIP No.:	Certificate No.:

Initial Certificate Balance of this

Class B Certificate (as of               ):$

Registered Owner:	ATAX TEBS IV, LLC

Date of Original Issue:

This Class B Certificate evidences an ownership interest in the Assets, including the related Bonds as specified in the Series Certificate Agreement as hereinafter defined, constituting the Series Pool related to the Freddie Mac Multifamily M Certificates, Series M-045.  The Bonds are being held in the Series Pool by Federal Home Loan Mortgage Corporation, as Administrator (the “Administrator” and “Certificate Registrar”) pursuant to the terms of a Series Certificate Agreement dated as of August 1, 2018, by and between Federal Home Loan Mortgage Corporation, in its corporate capacity (“Freddie Mac”) and in its capacity as Administrator, including and incorporating therein the Standard Terms of the Series Certificate Agreement dated as of August 1, 2018 (the “Standard Terms”), together with all other exhibits, schedules, appendices, supplements and amendments thereto between Freddie Mac and the Administrator (collectively, the “Series Certificate Agreement”).  A summary of certain of the provisions of the Series Certificate Agreement is set forth below.  Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Series Certificate Agreement.  This Class B Certificate is issued pursuant to and is subject to the terms, provisions and conditions of the Series Certificate Agreement to which Series Certificate Agreement the Holder of this Class B Certificate (“Class B Certificate Holder”) by virtue of the acceptance hereof assents and by which such Holder is bound.  A copy of the Series Certificate Agreement is available for inspection at the Corporate Office of the Administrator.

In the event of any conflict between the terms of this Class B Certificate and the terms of the Series Certificate Agreement, the terms of the latter shall control.

All distributions of interest, principal and redemption premium, if any, will be made with respect to the Class B Certificates in accordance with the Series Certificate Agreement.  Interest with respect to the Class B Certificates will be determined in accordance with the provisions of the Series Certificate Agreement.  Moreover, the final distribution will be paid only upon surrender of this Class B Certificate to the Administrator.  Payments with respect to the Class B Certificates are subordinate to payments to the Class A Certificates.

Pursuant to the Series Certificate Agreement, Class B Certificates are subject to redemption from time to time, in whole or in part, in the manner and under the circumstances set forth in the Series Certificate Agreement.

Subject to the restrictions and upon satisfaction of the conditions set forth in Section 2.06 of the Series Certificate Agreement (including the delivery of an Investor Letter), the transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar therefor pursuant to Section 2.05(a) of the Series Certificate Agreement, and such Class B Certificate shall be duly endorsed or accompanied by a written instrument of transfer in a form satisfactory to the Certificate Registrar and the Administrator duly executed by the Holder hereof, or by an attorney for such Class B Certificate Holder duly authorized in writing, such signature to be guaranteed by an “eligible guarantor institution” meeting the requirements of the Administrator, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.  No service charge shall be made to a Class B Certificate Holder for any registration of transfer or exchange of this Class B Certificate, but the Certificate Registrar or the Administrator may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class B Certificates.

Subject to certain conditions in the Series Certificate Agreement, the obligations of Freddie Mac and the Administrator created by the Series Certificate Agreement shall terminate upon the occurrence of certain events set forth therein.

The recitals contained herein shall be taken as statements of Freddie Mac, and the Administrator assumes no responsibility for their accuracy.

[Signatures follow]

In Witness Whereof, Freddie Mac, as Administrator, has caused this Class B Certificate to be duly executed under its corporate seal and pursuant to the manual or facsimile signatures of Freddie Mac’s duly authorized officers or agents.

Dated as of:		FEDERAL HOME LOAN MORTGAGE
CORPORATION, as Administrator

By:
Chief Executive Officer

Attest:
Secretary

Certificate of Authentication

This is the Class B Certificate, Series            referred to in the within-mentioned Series Certificate Agreement.

Federal Home Loan Mortgage Corporation, as Administrator or Certificate Registrar

By:
Chief Executive Officer

Assignment

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                                                                                                                                                                                                                                     (Name, Address and Taxpayer Identification Number of Assignee) all its right, title and interest in and to the within Class B Certificate and hereby irrevocably constitutes and appoints                                                                                                              (Attorney) to register the transfer of the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:____________________________

Signature:____________________________

Notice:  The signature on this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed: ____________________________

Notice:  Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Administrator, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D

[FORM OF CLASS B INVESTOR LETTER]

Freddie Mac
Multifamily M Certificates

Series M-045
Class B Certificates

The Sponsor

The Administrator

The Certificate Registrar

The Remarketing Agent

The Liquidity Provider

Ladies and Gentlemen:

This letter applies to privately offered Certificates designated as the Series of Class B Certificates described above (“Class B Certificates”) that are currently being offered or that may be offered in the future.  We may from time to time offer to purchase, purchase, offer to sell and/or sell Class B Certificates, and we agree that this letter shall apply to all such purchases, acquisitions, sales and offers.  Certain terms of the Class B Certificates are generally described in the Offering Circular and Offering Circular Supplement with respect to the related senior Class A Certificates (as the same may be amended or supplemented, collectively, the “Offering Circular”).  Furthermore, although not described in detail in the Offering Circular, the Class B Certificates and all proceeds thereof are subject to the terms and provisions of the Bond Exchange, Reimbursement, Pledge and Security Agreement dated as of August 1, 2018 (the “Reimbursement Agreement”) between ATAX TEBS IV, LLC (“Sponsor”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”).  Undefined capitalized terms used herein shall generally have the meanings ascribed to such terms in the Offering Circular; however, the terminology used herein is intended to be general in its application and not to exclude any Class B Certificates in respect of which (in the Offering Circular or otherwise) alternative terminology is used.

1.In connection with its purchase of the Class B Certificates and intending to be bound by the terms hereof, the undersigned (the “Purchaser”) hereby represents, warrants and agrees for the benefit of the above addressees as follows:

A.On the date hereof, the Purchaser is purchasing a beneficial ownership interest in $_____________ of Class B Certificates issued pursuant to the Series Certificate Agreement dated as of August 1, 2018, by and between Freddie Mac, in its corporate capacity and Freddie Mac in its capacity as Administrator (the “Administrator”), incorporating by reference the Standard Terms of the Series Certificate Agreement dated as of August 1, 2018 by and between Freddie Mac and the Administrator (the “Standard Terms” and, collectively with the Series Certificate Agreement, the “Series Certificate Agreement”).  Prior to the purchase of any Class B

Certificates, the Purchaser has reviewed the Series Certificate Agreement and the Offering Circular, and asked questions and received answers concerning the terms and conditions of the transactions contemplated by the Series Certificate Agreement and the Offering Circular and has requested and obtained additional information deemed necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser has access.  The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a purchase of the Class B Certificates.  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D or a “qualified institutional buyer” as defined in Rule 144A (“Rule 144A”), both Rules promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

B.The Purchaser (i) acknowledges that it will treat the Series Pool as a partnership for federal, state and local income tax purposes and that it intends and expects to be treated as a partner for such purposes and (ii) consents to all federal and other tax elections made on behalf of the Series Pool pursuant to the Series Certificate Agreement.  The Purchaser acknowledges that no Person is authorized under Treas. Reg. Section 301.7701-3(c) or any applicable state or local law to have the Series Pool classified as a corporation for federal, state or local income tax purposes.  The Purchaser consents to an election under Revenue Procedure 2003-84 (or any successor Revenue Procedure or other guidance issued by the Internal Revenue Service) to account for items of Series Pool tax-exempt income, taxable income (if any), gain, loss and deduction on the basis of a monthly closing of the books, and agrees to comply with the alternative reporting requirements prescribed by Revenue Procedure 2003-84, if such election is made by Freddie Mac.

C.The Purchaser’s intention is to acquire the Class B Certificates for investment (a) for the Purchaser’s own account and not as a nominee or agent or (b) for resale to “accredited investors” in a transaction exempt from the registration requirements of the 1933 Act or for resale to “qualified institutional buyers” in transactions under Rule 144A, and not with the view to, or for resale in connection with, any other distribution thereof (although it retains the right to resell, subject to the transfer restrictions set forth herein and in the Series Certificate Agreement and the Reimbursement Agreement).

D.The Purchaser acknowledges that the Class B Certificates are being purchased pursuant to an exemption under the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell only in transactions exempt from the registration requirements of the 1933 Act) as expressed herein and may not be transferred unless an exemption from registration under the 1933 Act and any applicable state “Blue Sky” or securities laws is available.  In addition, the Purchaser understands that the Class B Certificates have not been registered under the securities laws of any state.  The Purchaser agrees to comply with applicable restrictions on the transfer of the Class B Certificates contained and referred to herein, the Series Certificate Agreement and the Reimbursement Agreement.

E.The Purchaser is neither a “substantial user” nor a “related person” to a substantial user (within the meanings of Section 147(a) of the Internal Revenue Code of

1986, as amended and Section 103(b)(13) of the Internal Revenue Code of 1954, as amended) of the property financed by a Bond held by the Series Pool or any Underlying Bond, as applicable.

F.The Purchaser has had adequate opportunity to consult with legal, tax and investment advisors of its own choosing concerning its investment, and the Purchaser is not relying upon legal, tax or investment advice from the Administrator, the Sponsor or Remarketing Agent or any of their respective professionals or agents (provided the Purchaser is entitled to rely on the opinions delivered on the Date of Original Issue to the extent and with respect to the matters provided therein).  The Purchaser has relied on its own investigation of the Bonds, the Issuers of the Bonds, any underlying obligors, the security provided therefor, and acknowledges that no investigation has been made by the Administrator, the Sponsor or the Remarketing Agent in connection with (i) the offering of Certificates, (ii) the Bonds and (iii) the financial condition or creditworthiness of the Issuers or underlying obligors with respect to the Bonds.

G.The Purchaser acknowledges and agrees that pursuant to the Series Certificate Agreement and the Reimbursement Agreement Freddie Mac's prior written consent is required for any sale, assignment, pledge, hypothecation or other transfer of the Purchaser's interest in the Class B Certificates or to grant any lien, security interest, options or other charges or encumbrances with respect to the Class B Certificates, and that unless a transfer or grant is made in accordance with the foregoing, such transfer or grant will be void ab initio with respect to the Purchaser and any transferee and the Purchaser will continue to be the Holder of the Class B Certificates.

H.The foregoing representations, warranties and agreements are made by the Purchaser with the intent that they may be relied upon in determining its qualification and suitability to purchase Class B Certificates, and the Purchaser hereby agrees that such representations, warranties and agreements shall survive its purchase thereof, and that if any such representations, warranties or agreements are no longer accurate, it shall promptly notify the Administrator, the Remarketing Agent and the Sponsor.  The Purchaser hereby agrees to indemnify and hold harmless the Series Pool, the Sponsor, the Remarketing Agent, the Administrator and agents of each of them from and against any losses, claims, damages, liabilities, expenses (including attorneys’ reasonable fees and disbursements), judgments and amounts paid in settlement resulting from the untruth of any of the warranties and representations contained herein or the breach by the Purchaser of any of the covenants made by it herein.  Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement by the Purchaser made herein shall in any manner be deemed to constitute a waiver of any rights granted to it under Federal or state securities laws.

I.If this letter is signed by an investment adviser on behalf of one or more investment companies identified on Appendix A hereto (each a “Fund”), the investment adviser hereby represents and warrants that (i) each of the statements, agreements, covenants and representations and warranties herein are made on behalf of each such Fund and are true and correct, and (ii) the investment adviser is authorized to execute this letter on behalf of each Fund.

J.This letter shall apply to all Class B Certificates owned by the Purchaser.

K.The Purchaser represents and warrants that the signatory of this letter is authorized to execute and deliver this letter on behalf of such Purchaser, and acknowledges and agrees that the representations, warranties, agreements and acknowledgements set forth herein are legal, valid and binding, and enforceable against such Purchaser.

2.Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

3.Information regarding the Purchaser’s taxpayer identification number is listed on Appendix A attached hereto.

4.The Purchaser’s telephone and facsimile numbers for purposes of receiving Electronic Notice under the Series Certificate Agreement are listed on Appendix A attached hereto.

5.Information regarding the Purchaser’s Participant of The Depository Trust Company and its account number are listed on Appendix A attached hereto.

6.This letter supersedes any version of this letter delivered by us and dated earlier than the date hereof.

Date: _______________________

[CLASS B INVESTOR]

By:
Name (Print):
Title:
Mailing Address of Purchaser:

APPENDIX A

[Investor Letter Information]